      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 8, 1997
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

            PROTECTIVE LIFE CORPORATION                           DELAWARE                            95-2492236
               PLC CAPITAL TRUST II                               DELAWARE                            72-6182542
               PLC CAPITAL TRUST III                              DELAWARE                            72-6182543
               PLC CAPITAL TRUST IV                               DELAWARE                            72-6182544
   (Exact name of registrant as specified in its                                            (I.R.S. Employer Identification
                     charter)                          (State or other jurisdiction of                   No.)
                                                       incorporation or organization)

               2801 HIGHWAY 280 SOUTH, BIRMINGHAM, ALABAMA 35223
                                 (205) 879-9230
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           C/O DEBORAH J. LONG, ESQ.
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                          PROTECTIVE LIFE CORPORATION
                             2801 HIGHWAY 280 SOUTH
                           BIRMINGHAM, ALABAMA 35223
                                 (205) 879-9230
    (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------
                                   COPIES TO:
                             MICHAEL W. BLAIR, ESQ.
                              DEBEVOISE & PLIMPTON
                                875 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                           --------------------------

    Approximate date of commencement of proposed sale to the public: From time to time as determined by market conditions, after the effective date of this registration statement. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                        AMOUNT TO        PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
              TITLE OF EACH CLASS OF                  BE REGISTERED       OFFERING PRICE        AGGREGATE          REGISTRATION
           SECURITIES TO BE REGISTERED                     (1)             PER UNIT (1)     OFFERING PRICE (1)       FEE (2)
Protective Life Corporation Debt Securities
  (3)(4); Protective Life Corporation Preferred
  Stock (4); Protective Life Corporation Common
  Stock (4)(5); Protective Life Corporation Stock
  Purchase Contracts(6); Protective Life
  Corporation Stock Purchase Units(6); PLC Capital
  Trust II Preferred Securities; PLC Capital Trust
  III Preferred Securities; PLC Capital Trust IV
  Preferred Securities; Protective Life
  Corporation Guarantees and back-up undertakings
  with respect to the Preferred Securities of the
  PLC Capital Trusts (7)..........................     $200,000,000            100%            $200,000,000          $60,607

(1) In United States dollars or the equivalent thereof (based on the applicable exchange rate at the time of sale) if Protective Life Corporation Debt Securities are issued with principal amounts denominated in one or more foreign or composite currencies as shall be designated by Protective Life Corporation. Such amount represents the maximum aggregate offering price to the public of the securities offered hereby and includes such indeterminate principal amount of Debt Securities, Preferred Stock, Common Stock, Stock Purchase Contracts and Stock Purchase Units of Protective Life Corporation and such indeterminable number of Preferred Securities of PLC Capital Trust II, PLC Capital Trust III and PLC Capital Trust IV as may from time to time be issued at indeterminate prices.
(2) The registration fee has been calculated on the basis of the maximum offering price of all securities listed in accordance with Rule 457(o) under the Securities Act of 1933.
(3) Includes subordinated debentures which may be purchased by the PLC Capital Trusts with the proceeds of the sale of Preferred Securities. Any such subordinated debentures may later be distributed to the holders of Preferred Securities upon the occurrence of certain events.
(4) Includes such indeterminate number of shares of Common Stock and Preferred Stock, and indeterminate number of Debt Securities, as may be issued upon conversion or exchange of any other Debt Securities or Preferred Stock that provide for conversion or exchange into other securities.
(5) Includes rights to purchase Series A Junior Participating Cumulative Preferred Stock of Protective Life Corporation. Prior to the occurrence of certain events, the rights will not be exercisable or evidenced separately from the Protective Life Corporation Common Stock.
(6) Includes an indeterminable number of shares of Common Stock to be issuable by Protective Life Corporation upon settlement of the Stock Purchase Contracts or Stock Purchase Units issued by Protective Life Corporation.
(7) No separate consideration will be received for the Guarantee or back-up undertakings. Includes the rights of holders of the Preferred Securities under the Guarantees and back-up undertakings, consisting of obligations of Protective Life Corporation, as set forth in the applicable Amended and Restated Declaration of Trust (including the obligation to pay expenses of the applicable PLC Capital Trust), the Subordinated Indenture and any applicable supplemental indentures thereto, in each case as further described in the Registration Statement. No separate registration fee is required for the Guarantees in accordance with Rule 457.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    SUBJECT TO COMPLETION DATED JULY 8, 1997
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED             , 1997)

                                 PREFERRED SECURITIES
                              PLC CAPITAL TRUST II
           % TRUST ORIGINATED PREFERRED SECURITIES-SM- ("TOPRS(-SM-)")
                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                          PROTECTIVE LIFE CORPORATION

                           --------------------------

    The   % Trust Originated Preferred Securities (the "Preferred Securities")
offered hereby represent undivided beneficial interests in the assets of PLC Capital Trust II, a statutory business trust formed under the laws of the State of Delaware ("PLC Capital" or the "Trust"). Protective Life Corporation, a Delaware corporation ("Protective Life" or the "Company"), will directly or indirectly own all the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing undivided beneficial interests in the assets of PLC Capital. PLC Capital exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof
in an equivalent amount of   % Subordinated Debentures, due     , Series
(the "Subordinated Debt Securities") of Protective Life. The Subordinated Debt Securities and the Preferred Securities in respect of which this Prospectus Supplement is being delivered shall be referred to herein as the "Offered
Securities." The Subordinated Debt Securities will mature on         ,
(such date, and any such other date to which the maturity of the Subordinated Debt Securities may be shortened or extended as described under "Description of the Subordinated Debt Securities-General," is hereinafter referred to as the "Stated Maturity"). The Subordinated Debt Securities when

                                                        (CONTINUED ON NEXT PAGE)

    SEE "RISK FACTORS" BEGINNING ON PAGE S-4 OF THIS PROSPECTUS SUPPLEMENT FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE PREFERRED SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS OF DISTRIBUTIONS ON THE PREFERRED SECURITIES MAY BE DEFERRED AND THE RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF SUCH DEFERRAL.

    Application will be made to list the Preferred Securities on the New York Stock Exchange (the "New York Stock Exchange"). If so approved, trading of the Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. See "Underwriting."
                           --------------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS
     TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                                               INITIAL PUBLIC          UNDERWRITING            PROCEEDS TO
                                             OFFERING PRICE (1)        COMMISSION(2)          TRUST (3)(4)
Per Preferred Security....................         $25.00                   (3)                  $25.00
Total.....................................            $                     (3)                     $

(1) Plus accrued distributions, if any, from       , 1997.
(2) PLC Capital and Protective Life have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(3) In view of the fact that the proceeds of the sale of the Preferred Securities will be invested in the Subordinated Debt Securities, Protective Life has agreed to pay to the Underwriters as compensation (the "Underwriters' Compensation") for their arranging the investment therein of
    such proceeds $         per Preferred Security (or $         in the
    aggregate); provided, that such compensation for sales of      or more
    Preferred Securities to a single purchaser will be $         per Preferred
    Security. Therefore, to the extent of such sales, the actual amount of Underwriters' Compensation will be less than the aggregate amount specified in the preceding sentence. See "Underwriting."
(4) Expenses of the offering which are payable by Protective Life estimated to
    be $         .
                           --------------------------

    The Preferred Securities are offered by the several Underwriters subject to receipt and acceptance by them, approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Preferred Securities will be made only in book-entry form through the facilities of The Depository Trust Company,
on or about       , 1997.
                           --------------------------

                              MERRILL LYNCH & CO.
                                ----------------

          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS            , 1997.
(-SM-) "TRUST ORIGINATED PREFERRED SECURITIES" AND "TOPRS" ARE SERVICE MARKS OF
                           MERRILL LYNCH & CO., INC.

(CONTINUED FROM PREVIOUS PAGE)

issued will be unsecured obligations of Protective Life and will be subordinate and junior in right of payment to other indebtedness of the Company, as described herein. Upon an Event of Default under the Declaration (as defined herein), the holders of Preferred Securities will have a preference over the holders of the Common Securities with respect to payments in respect of distributions and payments upon redemption, liquidation and otherwise.

    Holders of the Preferred Securities are entitled to receive cumulative cash
distributions at an annual rate of   percent of the liquidation amount of $25
per Preferred Security, accruing from the date of original issuance and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each
year, commencing     ("distributions"). The payment of distributions out of
moneys held by PLC Capital and payments on liquidation of PLC Capital or the redemption of Preferred Securities, as set forth below, are guaranteed on a subordinated basis by Protective Life (the "Preferred Securities Guarantee") to the extent described herein and under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. The Preferred Securities Guarantee covers payments of distributions and other payments on the Preferred Securities only if and to the extent that PLC Capital has funds available therefor, which will only occur if Protective Life has made a payment of interest or principal or other payments on the Subordinated Debt Securities held by PLC Capital as its sole asset. The Preferred Securities Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities and the Subordinated Indenture (as defined in "Description of the Subordinated Debt Securities") and its obligations under the Declaration, including its obligation as issuer of the Subordinated Debt Securities to pay costs, expenses, debts and obligations of PLC Capital (other than with respect to the Trust Securities), provide a full and unconditional guarantee on a subordinated basis of amounts due on the Preferred Securities. See "Risk Factors--Rights under the Preferred Securities Guarantee" herein. The obligations of Protective Life under the Preferred Securities Guarantee rank (i) subordinate and junior in right of payment to all present and future Senior Indebtedness (as such term is defined in the Subordinated Indenture), (ii) PARI PASSU with the Common Securities
Guarantee to be dated as of           , 1997 (the "Common Guarantee") with
respect to the Common Securities issued by PLC Capital, the Subordinated Debt Securities, the Company's guarantee (the "Series A Guarantee") of PLC Capital L.L.C.'s 9% Cumulative Monthly Income Preferred Securities, Series A, having an aggregate liquidation amount of $55 million (the "Series A Preferred Securities"), the Company's 9% Subordinated Debentures, due 2024 Series A (the "Series A Subordinated Debentures"), having an aggregate principal amount of $69.6 million, the Company's guarantee (the "8 1/4% Preferred Guarantee") of PLC Capital Trust I's 8 1/4% Trust Originated Preferred Securities, having an aggregate liquidation amount of $75 million (the "Trust I Preferred Securities"), the Company's Guarantee ("the 8 1/4% Common Guarantee" and together with the 8 1/4% Preferred Guarantee, the "8 1/4% TOPrS Guarantees") of PLC Capital Trust I's 8 1/4% Trust Originated Common Securities (the "Trust I Common Securities" and together with the Trust I Preferred Securities, the "Trust I TOPrS"), having an aggregate liquidation amount of $2.3 million, the Company's 8 1/4% Subordinated Debentures due 2027, Series B (the "Series B Subordinated Debentures"), having an aggregate principal amount of $77.3 million and any other liabilities or obligations that may be PARI PASSU by their terms and (iii) senior to the Company's common stock, the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by Protective Life in respect to any preferred or preference stock of any affiliate of the Company. The obligations of Protective Life under the Subordinated Debt Securities rank PARI PASSU with the Preferred Securities Guarantee and are therefor subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of Protective Life. There was approximately $195 million of Senior Indebtedness at March 31, 1997. The Subordinated Debt Securities purchased by the Trust may be subsequently distributed PRO RATA to holders of the Trust Securities in connection with the dissolution of the Trust upon the occurrence of certain events.

    The distribution rate and the distribution payment date and other payment dates for the Preferred Securities will correspond to the interest rate and interest payment dates and other payment dates on the

Subordinated Debt Securities, which will be the sole assets of the Trust. As a result, if Protective Life does not make principal or interest payments on the Subordinated Debt Securities, the Trust will not have sufficient funds to make distributions on the Preferred Securities; in which event, the Preferred Securities Guarantee will not apply to such distributions until the Trust has sufficient funds available therefor.

    So long as Protective Life is not in default in the payment of interest on the Subordinated Debt Securities, it has the right to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period on the Subordinated Debt Securities up to 20 consecutive quarters (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Subordinated Debt Securities. If interest payments are so deferred, distributions on the Preferred Securities will also be deferred. During such Extension Period, distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at an annual rate
of   percent per annum compounded quarterly, and during any Extension Period holders of Preferred Securities will be required to include deferred interest income in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths throughout the term of the Subordinated Debt Securities. See "Risk Factors--Option to Extend Interest Payment Period"; "Description of the Subordinated Debt Securities--Option to Extend Interest Payment Period"; and "Certain Federal Income Tax Considerations--Interest Income and Original Issue Discount."

    The Subordinated Debt Securities are redeemable by Protective Life, at any
time in whole or from time to time in part, on or after       ,     , but prior
to the Stated Maturity, or, in whole or in part at any time, upon the occurrence of a Tax Event (as defined herein). If Protective Life redeems the Subordinated Debt Securities, the Trust must redeem Trust Securities on a PRO RATA basis having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so redeemed at $25 per Preferred Security plus accrued and unpaid distributions thereon (the "Redemption Price") to the date fixed for redemption. See "Description of the Preferred Securities--Mandatory Redemption." The Preferred Securities will be redeemed upon maturity of the Subordinated Debt Securities.

    The Company will have the right at any time to dissolve the Trust and cause the Subordinated Debt Securities to be distributed to the holders of the Trust Securities. If the Subordinated Debt Securities are distributed to the holders of the Preferred Securities, the Company will use its best efforts to cause the Subordinated Debt Securities to be listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed.

    In the event of the involuntary or voluntary dissolution, winding up or termination of the Trust, the holders of the Preferred Securities will be entitled to receive for each Preferred Security a liquidation amount of $25 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless, in connection with such dissolution, the Subordinated Debt Securities are distributed to the holders of the Preferred Securities. See "Description of the Preferred Securities--Liquidation Distribution upon Dissolution."

                            ------------------------

    FOR NORTH CAROLINA RESIDENTS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT.

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE PREFERRED SECURITIES OFFERED HEREBY. SUCH TRANSACTIONS MAY INCLUDE STABILIZING TRANSACTIONS, THE PURCHASE OF PREFERRED SECURITIES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                                COMPANY OVERVIEW

    Protective Life Corporation, a Delaware corporation incorporated in 1981, is an insurance holding company that, through its subsidiary life insurance companies, produces, distributes and services a diverse array of insurance and investment products. Protective Life markets individual life insurance, dental insurance, group life insurance, credit life and disability insurance, guaranteed investment contracts and annuities throughout the United States. The Company also maintains a separate line of business devoted exclusively to the acquisition of insurance policies from other companies and participates in a joint venture which owns a life insurance company in Hong Kong. Protective Life Insurance Company ("Protective Life Insurance"), founded in 1907, is Protective Life's principal operating subsidiary. Protective Life Insurance is currently assigned a rating of A+ (Superior) by A.M. Best Company, Inc. (2nd highest rating of 15), a claims-paying ability rating of AA (Excellent) by Standard & Poor's (3rd highest rating of 18) and an insurance financial strength rating of A1 by Moody's Investors Service (5th highest rating of 15). Protective Life's principal executive offices are located at 2801 Highway 280 South, Birmingham, Alabama 35223 (telephone: (205) 879-9230).

    For the year ended December 31, 1996, Protective Life reported revenues of approximately $1.0 billion and net income of $89.0 million. At December 31, 1996, Protective Life had total assets of approximately $8.3 billion, stockholders' equity of $615.3 million and life insurance in force of $69.3 billion.

    Over the five-year period ended December 31, 1996, Protective Life's total assets have grown from $3.1 billion to approximately $8.3 billion, a compound annual growth rate of 21.5%. In the same five-year period, Protective Life's net income has grown from $35.8 million to $89.0 million, a compound annual growth rate of 20.0%, and its return on equity has averaged 17.7%.

                                  RISK FACTORS

    PROSPECTIVE PURCHASERS OF PREFERRED SECURITIES SHOULD CAREFULLY REVIEW THE INFORMATION CONTAINED ELSEWHERE IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS AND, IN PARTICULAR, SHOULD CONSIDER THE FOLLOWING MATTERS.

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE PREFERRED SECURITIES GUARANTEE AND
  SUBORDINATED DEBT SECURITIES; HOLDING COMPANY STRUCTURE

    The Company's obligations under the Preferred Securities Guarantee and Subordinated Debt Securities rank (i) subordinate and junior in right of payment to all present and future Senior Indebtedness (as such term is defined in the Subordinated Indenture), (ii) PARI PASSU with the Common Guarantee, the Series A Guarantee, the Series A Subordinated Debentures, the 8 1/4% TOPrS Guarantees, the Series B Subordinated Debentures, obligations to or rights of the Company's other general unsecured creditors, and any other liabilities or obligations that may be PARI PASSU by their terms and (iii) senior to the Company's common stock, the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by Protective Life in respect to any preferred or preference stock of any affiliate of the Company. No payment of principal (including redemption payments, if any) or interest on the Subordinated Debt Securities may be made if (i) any Senior Indebtedness of Protective Life is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist or (ii) the maturity of any Senior Indebtedness has been accelerated because of a default. As of March 31, 1997, Senior Indebtedness of Protective Life aggregated approximately $195 million. There are no terms in the Preferred Securities, the Subordinated Debt Securities or the Preferred Securities Guarantee that limit the Company's ability to incur additional indebtedness, including indebtedness that ranks senior to the Subordinated Debt Securities and the Preferred Securities Guarantee. Protective Life's ability to pay principal and interest on the Subordinated Debt Securities is affected by the ability of its insurance company subsidiaries, Protective Life's principal sources of cash flow, to declare and distribute dividends and to make payments on surplus notes (i.e., deeply subordinated intercompany notes owed by insurance company subsidiaries to Protective Life that are treated as equity capital of such insurance company subsidiaries for statutory accounting purposes), both of which may be limited by regulatory restrictions and, in the case of payments on surplus notes, by certain financial covenants. In addition, because Protective Life is a holding company, the Subordinated Debt Securities are effectively subordinated to all existing and future liabilities of the Company's subsidiaries, including obligations to policyholders. See "Protective Life Corporation--Holding Company Structure," "Description of the Preferred Securities Guarantee," "Description of the Subordinated Debt Securities" and "Description of the Subordinated Debt Securities--Subordination" and "Description of Debt Securities of Protective Life" in the accompanying Prospectus.

RIGHTS UNDER THE PREFERRED SECURITIES GUARANTEE

    The Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Guarantee Trustee (as defined herein) will act as indenture trustee under the Preferred Securities Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The Guarantee Trustee will hold the Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities.

    The Preferred Securities Guarantee guarantees to the holders of the Preferred Securities the payment of (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities, to the extent the Trust has funds available therefor, (ii) the Redemption Price, with respect to Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Preferred Securities or a redemption of all the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of the payment to the extent the Trust has funds available therefor or (b) the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities in liquidation of the Trust. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Preferred Securities Guarantee. Notwithstanding the foregoing, any holder of Preferred Securities may institute a legal proceeding directly against Protective Life to enforce such holder's rights under the Preferred Securities Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If Protective Life were to default on its obligation to pay amounts payable on the Subordinated Debt Securities or otherwise, the Trust would lack funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Preferred Securities Guarantee for payment of such amounts. Instead, holders of the Preferred Securities would rely on the enforcement (1) by the Property Trustee (as defined herein) of its rights as registered holder of the Subordinated Debt Securities against Protective Life pursuant to the terms of the Subordinated Indenture and the Subordinated Debt Securities or (2) by such holder of its own rights against Protective Life to enforce payments on the Subordinated Debt Securities. See "Description of the Preferred Securities Guarantee," "Description of the Subordinated Debt Securities", "--Enforcement of Certain Rights by Holders of Preferred Securities" and "Protective Life Corporation--Holding Company Structure." The Declaration provides that each holder of Preferred Securities, by acceptance thereof, agrees to the provisions of the Preferred Securities Guarantee, including the subordination provisions thereof, and the Subordinated Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

    If a Declaration Event of Default (as defined herein) occurs and is continuing, the holders of Preferred Securities would rely on the enforcement by the Property Trustee of its rights as registered holder of the Subordinated Debt Securities against Protective Life. In addition, the holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as the holder of the Subordinated Debt Securities. The Subordinated Indenture provides that the Debt Trustee (as defined herein) shall give holders of Subordinated Debt Securities notice of all incurred defaults or events of default within 30 days after occurrence. However, except in the cases of a default or an event of default in payment on the Subordinated Debt Securities, the Debt Trustee is protected in withholding such notice if its officers or directors in good faith determine that withholding of such notice is in the interest of such holders.

    If Protective Life fails to pay interest or principal on the Subordinated Debt Securities (a "Debt Payment Failure") on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), and such Debt Payment Failure is continuing, a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") after the respective due date specified in the Subordinated Debt Securities. In connection with such Direct Action, Protective Life, as holder of the Common Securities, will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by Protective Life to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities. See "Description of the Preferred Securities--Declaration Events of Default and Debt Payment Failures."

LIMITED RIGHTS OF ACCELERATION

    The Property Trustee, as holder of the Subordinated Debt Securities, may accelerate payment of the principal and accrued and unpaid interest on the Subordinated Debt Securities only upon the occurrence and continuation of a Declaration Event of Default or Indenture Event of Default (as defined herein), which generally are limited to certain events of bankruptcy, insolvency and reorganization of the Company and certain events of dissolution, winding-up or termination of the Trust. See "Description of the Preferred Securities--Declaration Events of Default and Debt Payment Failures." Accordingly, there is no right to acceleration upon default by the Company of its payment obligations under the Preferred Securities Guarantee.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

    Protective Life has the right under the Subordinated Indenture to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period at any time, and from time to time, on the Subordinated Debt Securities. As a consequence of such an extension, quarterly distributions on the Preferred Securities would be deferred by the Trust during any such Extension Period (but would continue to accrue, despite such deferral, with interest thereon compounded quarterly). Such right to extend the interest payment period for the Subordinated Debt Securities is limited such that an Extension Period may not exceed 20 consecutive quarters, and may not extend beyond the Stated Maturity of the Subordinated Debt Securities. During any such Extension Period, (a) Protective Life shall not declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Protective Life's common stock in connection with the satisfaction by Protective Life of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of its common stock, (ii) as a result of a reclassification of Protective Life capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of Protective Life capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to an acquisition or the conversion or exchange provisions of such Protective Life capital stock or the security being converted or exchanged, and (iv) redemptions or purchases pursuant to Protective Life's Rights Agreement, dated as of August 7, 1995, between Protective Life and AmSouth Bank (as successor by merger to AmSouth Bank of Alabama, successor by conversion of charter to AmSouth Bank N.A.) ("AmSouth Bank") as Rights Agent), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by Protective Life that rank PARI PASSU with or junior to the Subordinated Debt Securities and (c) the Company shall not make any Guarantee Payments (as defined herein) with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee, the Common Guarantee, the 8 1/4% TOPrS Guarantees and the Series A Guarantee. Prior to the termination of any such Extension Period, Protective Life may further extend the interest payment period; provided, that such Extension Period may not exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, Protective Life may commence a new Extension Period, subject to the above requirements. See "Description of the Preferred Securities--Distributions" and "Description of the Subordinated Debt Securities--Option to Extend Interest Payment Period."

    The Company believes that, for federal income tax purposes, the terms and conditions of the Subordinated Debt Securities are such that the likelihood that it will exercise its right to defer payments of interest is a remote contingency, and that, therefore, the Preferred Securities should not be considered to be issued with original issue discount ("OID") unless the Company were actually to exercise such deferral right. There is no assurance that the Internal Revenue Service will agree with such position. See "Certain Federal Income Tax Considerations--Interest Income and Original Issue Discount."

    Should Protective Life exercise its right to defer payments of interest by extending the interest payment period, each holder of Preferred Securities will be required to accrue income (as OID) in respect of its pro rata share of the deferred stated interest (including any additional interest accruing on such deferred stated interest) on the Subordinated Debt Securities for United States federal income tax purposes. As a result, each holder of Preferred Securities will generally recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from PLC Capital related to such income if such holder disposes of its Preferred Securities prior to the record date for the date on which distributions of such amounts are made. Protective Life has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debt Securities. However, should Protective Life determine to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Preferred Securities (which represent an undivided beneficial interest in the Subordinated Debt Securities) may be more volatile than other securities on which OID accrues that do not have such rights. See "Certain Federal Income Tax Considerations--Interest Income and Original Issue Discount."

PROPOSED TAX LEGISLATION

    On February 6, 1997, the Clinton Administration released its budget proposal for fiscal year 1998. The proposal contains certain tax law changes that, if enacted, would prohibit an issuer from deducting interest payments or original issue discount on an instrument that has a maximum weighted average maturity of more than 40 years. Under the proposal, for purposes of determining the term of an instrument, any right to extend would be treated as exercised. The Administration's proposal, if enacted, would also treat a corporate issuer that files annual financial statements with the Commission as having characterized an instrument as equity for purposes of section 385(c) of the Internal Revenue Code of 1986, as amended, if the instrument (i) has a maximum term exceeding 15 years and (ii) is not shown as indebtedness on the applicable balance sheet of the issuer or, in the case of indebtedness issued to a related party that issues a related instrument, such related instrument is not reflected as indebtedness on the applicable consolidated balance sheet. Under section 385(c), the characterization by the issuer of an instrument as equity is binding on the issuer and all holders of the instrument unless a holder discloses on his tax return that he is treating such instrument in a manner inconsistent with the issuer's characterization. The Administration's proposal specifies that the changes would be effective for instruments issued on or after the date of first Congressional committee action.

    On June 26, 1997, the House of Representatives passed a bill that includes certain provisions contained in the Administration's proposal. On June 27, 1997, the Senate passed a bill that also includes certain provisions contained in the Administration's proposal. Neither bill includes the provisions of the Administration's proposal described above. There can be no assurance that legislation affecting the Company's ability to deduct interest paid on the Subordinated Debt Securities or the characterization of the Subordinated Debt Securities for United States federal income tax purposes, including legislation similar to the proposals described above, will not be enacted in the future or that any such legislation would not be effective retroactively. In the event tax law changes are enacted and apply retroactively to the Subordinated Debt Securities, such changes could give rise to a Tax Event, which would permit the Company to cause a redemption of the Subordinated Debt Securities and of the related Preferred Securities and Common Securities, as described more fully under "Description of the Preferred Securities--Tax Event Redemption."

REDEMPTION OR DISTRIBUTION OF THE SUBORDINATED DEBT SECURITIES

    The Company will have the right at any time to dissolve the Trust and cause the Subordinated Debt Securities to be distributed to the holders of the Trust Securities. In certain circumstances, the Company shall have the right to redeem the Subordinated Debt Securities, in whole or in part, in which event the Trust will redeem the Trust Securities on a PRO RATA basis to the same extent as the Subordinated Debt Securities are redeemed by the Company. See "Description of the Preferred Securities--Distribution of the Subordinated Debt Securities." Under current United States federal income tax law, a distribution of Subordinated Debt Securities upon the dissolution of PLC Capital would not be a taxable event to holders of the Preferred Securities. See "Certain Federal Income Tax Considerations--Distribution of Subordinated Debt Securities to Holders of Preferred Securities."

    There can be no assurance as to the market prices for the Preferred Securities or the Subordinated Debt Securities that may be distributed in exchange for Preferred Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Subordinated Debt Securities that a holder of Preferred Securities may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Subordinated Debt Securities in the event the Company exercises its right to dissolve the Trust, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Subordinated Debt Securities and should carefully review all the information regarding the Subordinated Debt Securities contained in this Prospectus. See "Description of the Preferred Securities--Distribution of the Subordinated Debt Securities" and "Description of the Subordinated Debt Securities."

LIMITED VOTING RIGHTS

    Holders of Preferred Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, PLC Capital Trustees (as hereinafter defined), which voting rights are vested exclusively in the holder of the Common Securities. See "Description of the Preferred Securities--Voting Rights."

TRADING PRICE

    The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debt Securities. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Subordinated Debt Securities are deemed to be issued with OID) and who disposes of his Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Subordinated Debt Securities through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Subordinated Debt Securities deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis, a holder generally will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Considerations--Interest Income and Original Issue Discount" and "-- Sales or Redemption of Preferred Securities."

RATINGS

    Ratings are an important factor in the competitive position of insurance companies. Rating organizations periodically review the financial performance and condition of insurers, including Protective Life's insurance subsidiaries. A downgrade in the ratings of Protective Life's insurance subsidiaries could adversely affect its ability to sell its products and its ability to compete for attractive acquisition opportunities. See "Company Overview."

                          PROTECTIVE LIFE CORPORATION

STRATEGY

    The Company's operating strategy has been to identify market opportunities in the life and health insurance business that offer attractive prospects for growth and profitability and then to move quickly to take advantage of those opportunities and become a strong participant in the targeted market segment. The Company believes that its diverse product mix supports this strategy by giving the Company broad exposure to attractive market opportunities and a more diverse base of earnings. The Company also emphasizes discipline in the allocation of capital, the pricing of products and the management of expenses.

    Protective Life is organized around six primary divisions: the Acquisitions Division, the Guaranteed Investment Contracts Division, the Individual Life Insurance Division, the Group Division, the Investment Products Division and the Financial Institutions Division.

    Set forth below are the operating earnings (unaudited), realized investment gains (losses) and related amortization of deferred policy acquisition costs (unaudited), and income before income tax for each of the Company's Divisions and a Corporate and Other business segment, and unallocated realized investment gains (losses) for the three month periods ended March 31, 1997 and 1996 and each of the years ended December 31, 1996, 1995, 1994, 1993 and 1992.

                                                              THREE
                                                              MONTHS
                                                              ENDED
                                                           MARCH 31,(1)                   YEARS ENDED DECEMBER 31,(1)
                                                       --------------------  -----------------------------------------------------
                                                         1997       1996       1996       1995       1994       1993       1992
                                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
OPERATING EARNINGS(2)(3)
Acquisitions.........................................  $  14,835  $  12,959  $  52,670  $  48,490  $  36,796  $  27,415(4) $18,785
Guaranteed Investment Contacts.......................      6,913      8,708     40,082     31,557     26,005     22,070     12,438
Individual Life Insurance............................      5,764      2,407     14,027     13,490     13,933     18,005(4)  11,875
Group................................................      3,718      3,872      5,138     10,060     10,139      8,501      6,723
Investment Products..................................      3,166      2,160      9,624      6,352        120       (748)(4)  3,217
Financial Institutions...............................      2,917      1,335      9,531      8,375      9,024      7,137      4,907
Corporate and Other(5)...............................      1,966      1,522      7,020      2,663      2,183     (2,390)(4)  2,016
                                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Operating Earnings.............................     39,279     32,963    138,092    120,987     98,200     79,990     59,961

REALIZED INVESTMENT GAINS (LOSSES)
Acquisitions.........................................          0          0          0          0        532          0          0
Guaranteed Investment Contacts.......................       (724)    (2,380)    (7,963)    (3,908)     3,000      1,175        962
Individual Life Insurance............................          0      3,098      3,098          0          0          0          0
Investment Products..................................        145      3,013      3,858      4,937     (2,500)     2,003        473
Unallocated Realized Investment Gains (Losses).......        161        690      6,517        583      5,266      1,876     (1,449)

RELATED AMORTIZATION OF DEFERRED POLICY ACQUISITION
  COSTS
Individual Life Insurance............................          0     (1,974)    (1,974)         0          0          0          0
Investment Products..................................        (93)    (2,270)    (1,887)    (1,565)     1,675          0          0
                                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Net............................................       (511)       177      1,649         47      7,973      5,054        (14)

INCOME BEFORE INCOME TAX(3)
Acquisitions.........................................     14,835     12,959     52,670     48,490     37,328     27,415(4)  18,785
Guaranteed Investment Contracts......................      6,189      6,328     32,119     27,649     29,005     23,245     13,400
Individual Life Insurance............................      5,764      3,531     15,151     13,490     13,933     18,005(4)  11,875
Group................................................      3,718      3,872      5,138     10,060     10,139      8,501      6,723
Investment Products..................................      3,218      2,903     11,595      9,724       (705)     1,255(4)   3,690
Financial Institutions...............................      2,917      1,335      9,531      8,375      9,024      7,137      4,907
Corporate and Other(5)...............................      1,966      1,522      7,020      2,663      2,183     (2,390)(4)  2,016
Unallocated Realized Investment Gains (Losses).......        161        690      6,517        583      5,266      1,876     (1,449)
                                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Income before Income Tax.......................  $  38,768  $  33,140  $ 139,741  $ 121,034  $ 106,173  $  85,044  $  59,947

------------------------

(1) The selected financial data for the periods ended March 31, 1997 and 1996 is unaudited. The selected financial data for the years ended December 31, 1996, 1995, 1994, 1993 and 1992 have been derived from previously audited consolidated financial statements of Protective Life.

(2) Income before Income Tax excluding realized investment gains and losses and related amortization of deferred policy acquisition costs.

(3) Certain reclassifications have been made in the previously reported results relating to the allocation of corporate overhead to make prior period results comparable to those of the current year. Such reclassifications had no effect on previously reported net income, total assets or stockholders' equity.

(4) In 1993 Protective Life changed the method used to apportion net investment income within Protective Life. The change resulted in increased income attributable to the Acquisitions. Individual Life Insurance, and Investment Products business segments of approximately $2,600, $3,000 and $2,000, respectively, while decreasing income of the Corporate and Other segment.

(5) Pre-tax income for the Corporate and Other business segment has not been reduced by pre-tax minority interest of $1,237 in the periods ended March 31, 1997 and 1996, $4,950 in 1996, $4,950 in 1995, $2,764 in 1994, $19 in
    1993 and $90 in 1992. Such minority interest in 1997, 1996, 1995 and 1994 arises from payments made on Monthly Income Preferred Securities issued in 1994.

ACQUISITIONS DIVISION

    Protective Life is an active participant in the consolidation of the life and health insurance industry. The Acquisitions Division focuses solely on acquiring, converting and servicing business acquired from other companies. The Company has long been an active acquiror of blocks of insurance policies and the Division has closed a total of 39 acquisitions over the last 27 years, including 12 since 1989. In 1990, the Company became more focused on the acquisitions business and, since that year, has invested $475.8 million in acquired blocks of policies and small insurance companies. The division generally concentrates on identifying acquisition opportunities in the $10 million to $50 million range, a market segment that the Company believes to be less competitive than the market for larger transactions. However, from time to time the Company also considers larger acquisition opportunities it considers attractive. On June 3, 1997, Protective Life Insurance acquired all of the outstanding capital stock of West Coast Life Insurance Company from Nationwide Corporation, a member of the Nationwide Insurance Enterprise, for approximately $257 million in cash. The acquisition was financed from funds internally generated at Protective Life Insurance. Protective Life believes that its highly focused and disciplined approach to the acquisitions process and its extensive experience in the assimilation, conservation and servicing of purchased books of business give it a significant competitive advantage over many other companies that attempt to make similar acquisitions. The Company expects acquisition opportunities to continue to be available as the life insurance industry continues to consolidate. However, management believes that the Company may face increased competition for future acquisitions. In the five-year period ended December 31, 1996, pretax operating earnings from the Acquisitions Division increased from $18.8 million to $52.7 million.

GUARANTEED INVESTMENT CONTRACTS DIVISION

    Protective Life's Guaranteed Investment Contracts Division markets GICs to 401(k) and other qualified retirement savings plans. The division also offers guaranteed funding agreements and other annuity contracts. Protective Life entered the GIC business in 1989. The division's emphasis is on a consistent and disciplined approach to product pricing and asset/liability management, careful underwriting of early withdrawal risks and maintaining low distribution and administration costs. In the five-year period ended December 31, 1996, the division's operating earnings increased from $12.4 million to $40.1 million.

INDIVIDUAL LIFE INSURANCE DIVISION

    The Individual Life Insurance Division markets universal and other life insurance products on a national basis through a network of independent insurance agents. The division has grown sales by developing niche marketing strategies. The strategies include marketing specialty products through insurance brokerage channels and traditional life insurance products through regional stock brokers. The division has also developed a unit to distribute life insurance products on a "private label" basis through other insurance companies. In the five-year period ended December 31, 1996, the division's sales (as measured by new annualized premium) have grown from $27.7 million to $45.4 million. Over the same period, the U.S. life insurance industry has experienced virtually no growth in annualized new premium sales.

GROUP DIVISION

    The Group Division's strategic emphasis is on indemnity and managed-care dental products. At March 31, 1997, the Company had approximately 409,000 members in its dental HMOs and over 939,000 lives covered in total by its dental programs.

    The Group Division was a pioneer in developing indemnity dental products for the voluntary payroll deduction market. In the first quarter of 1995, Protective Life entered the dental managed care segment when it acquired a dental managed care company which transacts business under the trade name "DentiCare". The acquisition combined DentiCare's high quality service and product capabilities with the Group Division's marketing strength and capacity to distribute dental products through a much broader geographic distribution framework. The division's strategy is to promote a "dual choice" option by offering DentiCare's products through Protective Life's existing indemnity dental distribution channels. The division has developed an innovative system for prospecting and selling dental insurance products by telephone. The division also plans to grow the dental business through acquisitions. In 1996, the division extended the geographic reach of its dental managed care operations into Oklahoma, Arkansas and Missouri and added approximately 38,000 new members through the acquisition of two dental managed care plans licensed to do business in those states. In early 1997, the division also acquired a dental health maintenance organization with approximately 18,000 members in Wisconsin, and another with approximately 14,000 members in Texas. The Company's dental annualized new premium and premium equivalent sales were $27.0 million in 1995 and $38.4 million in 1996. In 1996 the division's operating earnings were reduced by a one time charge of $6.8 million related to a refund of cancer premiums and related expenses. In the five-year period ended December 31, 1996, the Group Division's operating earnings increased from $6.7 million to $11.9 million excluding the one-time charge described above.

    The Group Division also actively markets group life and disability coverages, typically to employee groups of 25 to 1,000. As part of its strategy to focus primarily on dental products, the Group Division recently announced its intention to exit the traditional group major medical business. The decision is not expected to have a significant effect on the Group Division's operating results. The division also markets an individual cancer insurance policy.

INVESTMENT PRODUCTS DIVISION

    The Investment Products Division markets fixed and variable annuity products. Annuity products are primarily used by consumers as a source of retirement savings. Overall industry sales of annuity products have grown in recent years as the "baby-boom" generation has increased its level of retirement savings. The Division's annuity products are sold through broker-dealers, financial institutions and the Individual Life Insurance Division's agent sales force. In 1994, the Division introduced a variable annuity product which offers the policyholder the opportunity to invest in mutual funds. The variable annuity account balance was $624.7 million at December 31, 1996. Variable annuity products represented 45.9% of the Division's 1996 Sales.

FINANCIAL INSTITUTIONS DIVISION

    The Company's Financial Institutions Division specializes in marketing credit life and disability insurance products through commercial banks, savings and loan associations, mortgage bankers and automobile dealers. The majority of these policies cover consumer loans made by financial institutions located primarily in the southeastern United States and automobile dealers throughout the United States. The division markets through employee field representatives, independent brokers and a wholly-owned subsidiary. The division also offers certain products through direct mail solicitation to customers of financial institutions. The Company believes it has been a beneficiary of a "flight to quality," as financial institutions and automobile dealers increasingly prefer to do business with insurers having quality products, strong balance sheets and high-quality training and service capabilities.

    In 1992, the Company acquired the credit insurance business of Durham Life Insurance Company, which more than doubled the size of the Financial Institutions Division. In 1996, the division coinsured a closed block of credit insurance policies.

    In 1995, the division entered into a reinsurance arrangement whereby most of the division's new credit insurance sales are being ceded to a reinsurer. In the second quarter of 1995, the division also ceded a block of older policies. In the five-year period ended December 31, 1996, the division's sales and operating earnings have increased from $68.4 million and $4.9 million to $146.7 million and $9.5 million respectively.

CORPORATE AND OTHER

    The Corporate and Other segment consists of earnings from the Company's fifty-percent-owned joint venture in Hong Kong with the Lippo Group, unallocated net investment income on capital, interest expense on substantially all debt, charitable contributions, and earnings from several small insurance and noninsurance subsidiaries. In 1996, its second year of operations, the Hong Kong joint venture company, Lippo Protective Life Insurance Company, had new premium sales of $12.7 million, an increase of $6.9 million from its $5.8 million of annualized new premium sales in 1995.

INVESTMENT PORTFOLIO

    Protective Life believes its investment strategy is a key component of its financial success. The Company targets three primary asset categories: mortgage-backed securities, corporate bonds and bank loan participations, and a specialized class of commercial mortgage loans. The types of assets in which the Company may invest are influenced by state laws which prescribe qualified investment assets. Within the parameters of these laws, the Company's investment portfolio is actively managed to support the liabilities of Protective Life's lines of business, giving consideration to such factors as liquidity needs, investment quality, investment return, matching of assets and liabilities, and the composition of the portfolio by asset type and credit exposure. The following table shows the composition of Protective Life's invested assets at March 31, 1997:

                                                                               PERCENT OF TOTAL
                                                             ASSET VALUE          INVESTMENTS
                                                         --------------------  -----------------
                                                             (DOLLARS IN
                                                              THOUSANDS)
Fixed Maturities:
  Bonds:
    Mortgage-backed securities.........................      $  2,327,635               35.2%
    United States Government and government agencies
      and authorities..................................           133,008                2.0
    States, municipalities, and political
      subdivisions.....................................             5,388                0.1
    Public utilities...................................           336,101                5.1
    Convertibles and bonds with warrants attached......               517             --
    All other corporate bonds..........................         1,818,224               27.4
  Bank loan participations.............................            71,121                1.1
  Redeemable preferred stocks..........................             5,861                0.1
                                                              -----------              -----
      Total fixed maturities...........................         4,697,855               71.0
                                                              -----------              -----
Equity securities:
  Common stocks--industrial, miscellaneous, and all
    other..............................................            25,896                0.4
  Nonredeemable preferred stocks.......................            11,359                0.2
                                                              -----------              -----
      Total equity securities..........................            37,255                0.6
Mortgage loans on real estate..........................         1,579,900               23.9
Investment real estate.................................            11,775                0.2
Policy loans...........................................           166,527                2.5
Other long-term investments............................            34,132                0.5
Short-term investments.................................            87,328                1.3
                                                              -----------              -----
Total investments......................................      $  6,614,772              100.0%
                                                              -----------              -----
                                                              -----------              -----

    In its mortgage-backed securities portfolio, Protective Life has focused on sequential and planned amortization class securities, which tend to be less volatile than other classes of mortgage-backed securities, and on strict underwriting and constant monitoring of the portfolio through the use of state-of-the-art technology. Almost all of the Company's corporate bonds are investment grade, publicly traded securities. The Company's participation in senior bank loan programs provides it with enhanced yields and flexibility in matching maturities in its GIC portfolio.

    In its approach to commercial mortgage loans, the Company has, for 26 years, specialized in originating small loans (average new loan size of $2.9 million) to finance shopping centers, typically in smaller communities. The Company provides a high level of service to the developers of such properties and generally does not attempt to compete for business solely by offering the lowest interest rates available. Such loans provide attractive yields to the Company and historically have performed very well. On a cumulative basis, the Company has had no significant loss of principal on its commercial mortgage loan portfolio over the last 20 years. As of March 31, 1997, 2.1% of the commercial loan portfolio was classified as 90 days past due, foreclosed or restructured, which the Company believes to be well below the life insurance industry average of 9.6%. The Company believes that its many years of specialization in this subsegment of the real estate industry helps it to maintain the quality of its loan underwriting and loan approval process.

HOLDING COMPANY STRUCTURE

    Protective Life's ability to pay principal and interest on the Subordinated Debt Securities is affected by the ability of its insurance company subsidiaries, Protective Life's principal sources of cash flow, to declare and distribute dividends and to make payments on surplus notes (i.e., deeply subordinated intercompany notes owed by insurance company subsidiaries to Protective Life that are treated as equity capital of such insurance company subsidiaries for statutory accounting purposes), both of which may be limited by regulatory restrictions and, in the case of payments on surplus notes, by certain financial covenants. Protective Life's cash flow is also dependent on revenues from investment, data processing, legal and management services rendered to its subsidiaries. Insurance company subsidiaries of Protective Life are subject to various state statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay to Protective Life. Under Tennessee insurance laws, Protective Life Insurance generally may pay dividends to Protective Life only out of its unassigned surplus as reflected in its statutory financial statements filed in that State. In addition, the Tennessee Commissioner of Insurance must approve (or not disapprove within 30 days of notice) payment of an "extraordinary" dividend from Protective Life Insurance, which generally under Tennessee insurance laws is a dividend that exceeds, together with all dividends paid by Protective Life Insurance within the previous 12 months, the greater of (i) 10% of Protective Life Insurance's surplus as regards policyholders at the preceding December 31 or (ii) the net gain from operations of Protective Life Insurance for the 12 months ended on such December 31. No assurance can be given that more stringent restrictions will not be adopted from time to time by states in which Protective Life's insurance subsidiaries are domiciled, which restrictions could have the effect, under certain circumstances, of significantly reducing dividends or other amounts payable to Protective Life by such subsidiaries without affirmative prior approval by state insurance regulatory authorities.

    In the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of an insurance subsidiary of Protective Life, all creditors of such subsidiary, including holders of life and health insurance policies, would be entitled to payment in full out of the assets of such subsidiary before Protective Life, as shareholder or holder of surplus notes, would be entitled to any payment, and thus such creditors would have to be paid in full before the creditors of Protective Life (including holders of Subordinated Debt Securities) would be entitled to receive any payment from the assets of such subsidiary.

                                  PLC CAPITAL

    PLC Capital is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, dated as of July 1, 1997, (the "Declaration") executed by Protective Life as sponsor (the "Sponsor"), and the trustees of PLC Capital (the "PLC Capital Trustees") and (ii) a certificate of trust filed with the Secretary of State of the State of Delaware on July 1, 1997. The Declaration will be amended and restated in its entirety substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. The Declaration will be qualified as an indenture under the Trust Indenture Act. Upon issuance of the Preferred Securities, the purchasers thereof will own all of the Preferred Securities. See "Description of the Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company." Protective Life will directly or indirectly acquire all the Common Securities which will represent an aggregate liquidation amount equal to at least 3% of the total capital of PLC Capital. PLC Capital exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Subordinated Debt Securities and
(iii) engaging in only those other activities necessary or incidental thereto. PLC Capital has a term of approximately 55 years, but may terminate earlier as provided in the Declaration.

    Pursuant to the Declaration, the number of PLC Capital Trustees will initially be three. Two of the PLC Capital Trustees (the "Regular Trustees") will be persons who are employees or officers of, or who are affiliated with, Protective Life. The third trustee will be a financial institution that is unaffiliated with

Protective Life, which trustee will serve as institutional or property trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Property Trustee"). Initially, Wilmington Trust Company, a Delaware banking corporation, will be the Property Trustee until removed or replaced by the holder of the Common Securities. For purposes of compliance with the provisions of the Trust Indenture Act, Wilmington Trust Company will also act as trustee (the "Guarantee Trustee") under the Preferred Securities Guarantee and as trustee resident in the State of Delaware (the "Delaware Trustee") for purposes of the Trust Act (as defined below). See "Description of the Preferred Securities Guarantees" and "Description of the Preferred Securities-- Voting Rights."

    The Property Trustee will hold title to the Subordinated Debt Securities for the benefit of the holders of the Trust Securities and in such capacity will have the power to exercise all rights, powers and privileges under the Subordinated Indenture. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest-bearing bank account (the "Property Account") to hold all payments made in respect of the Subordinated Debt Securities for the benefit of the holders of the Trust Securities. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities. Protective Life, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any PLC Capital Trustee and to increase or decrease the number of PLC Capital Trustees. Protective Life, as issuer of the Subordinated Debt Securities, will pay all fees and expenses related to PLC Capital and the offering of the Trust Securities. See "Description of the Subordinated Debt Securities--Miscellaneous."

    The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act (the "Trust Act") and the Trust Indenture Act. See "Description of the Preferred Securities."

    The office of the Delaware Trustee for PLC Capital in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration. PLC Capital's offices are located at 2801 Highway 280 South, Birmingham, Alabama 35223 (Telephone: (205) 879-9230).

                 SELECTED FINANCIAL INFORMATION OF THE COMPANY

    The following selected consolidated financial information as of and for the years ended December 31, 1996, 1995, 1994, 1993 and 1992 has been derived from previously published audited consolidated financial statements of Protective Life, prepared in accordance with generally accepted accounting principles, which have been examined and reported upon by Coopers & Lybrand L.L.P., independent auditors. The selected consolidated financial information at and for the three month periods ending on March 31, 1997 and March 31, 1996 have been derived from the first quarter 1997 and 1996 unaudited quarterly consolidated financial statements of Protective Life. The selected consolidated financial information should be read in conjunction with, and is qualified in its entirety by reference to, the consolidated financial statements from which it has been derived and the accompanying notes thereto incorporated by reference herein.

                                THREE MONTHS ENDED
                                    MARCH 31,                        YEAR ENDED DECEMBER 31,
                              ----------------------  ------------------------------------------------------
                                 1997        1996        1996       1995       1994       1993       1992
                              ----------  ----------  ----------  ---------  ---------  ---------  ---------
                                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA
Premiums and policy fees....  $  129,578  $  115,586  $  494,153  $ 432,576  $ 402,772  $ 370,758  $ 323,136
Net investment income.......     130,330     124,280     517,483    475,924    417,825    362,130    284,069
Realized investment gains
  (losses)..................        (418)      4,421       5,510      1,612      6,298      5,054        (14)
Other income................       4,762       5,458      20,857     11,768     21,553     21,695     18,835
                              ----------  ----------  ----------  ---------  ---------  ---------  ---------
    Total revenues..........     264,252     249,745   1,038,003    921,880    848,448    759,637    626,026
                              ----------  ----------  ----------  ---------  ---------  ---------  ---------
Benefits and expenses.......     225,484     216,605     898,262    800,846    742,275    674,593    566,079
Income tax expense..........      13,181      11,268      47,512     41,152     33,976     28,475     17,384
Minority interest...........         804         804       3,217      3,217      1,796         19         90
Change in accounting
  principle.................          --          --          --         --         --         --      1,053
                              ----------  ----------  ----------  ---------  ---------  ---------  ---------
  Net income................  $   24,783  $   21,068  $   89,012  $  76,665  $  70,401  $  56,550  $  41,420
                              ----------  ----------  ----------  ---------  ---------  ---------  ---------
                              ----------  ----------  ----------  ---------  ---------  ---------  ---------

PER SHARE DATA(1)
Net income(2)...............  $     0.80  $     0.73  $     2.94  $    2.68  $    2.57  $    2.07  $    1.52
Cash dividends..............  $     0.18  $     0.16  $      .70  $     .62  $     .55  $    .505  $     .45
Weighted average number of
  shares outstanding........  31,161,907(3) 29,020,360(3) 30,285,911(3) 28,627,345(3) 27,392,936(3) 27,381,578(3) 27,315,986
Stockholders' equity........  $    19.35  $    17.06  $    19.98  $   18.30  $    9.86  $   13.17  $   10.28
Stockholders' equity
  excluding net unrealized
  gains and losses on
  investments...............  $    20.40  $    16.88  $    19.76  $   16.29  $   13.78  $   11.74  $   10.16


                                    MARCH 31,                              DECEMBER 31,
                              ----------------------  ------------------------------------------------------
                                 1997        1996        1996       1995       1994       1993       1992
                              ----------  ----------  ----------  ---------  ---------  ---------  ---------
                                                          (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA
Total assets................  $8,317,012  $7,594,796  $8,263,205  $7,231,257 $6,130,284 $5,316,005 $4,006,667
Long-term debt..............     179,700     118,500     168,200    115,500     98,000    137,598     31,014
Total debt..................     195,000     128,700     181,000    115,500     98,000    147,118     88,248
Monthly Income Preferred
  Securities, Series A(4)...      55,000      55,000      55,000     55,000     55,000
Stockholders' equity........     595,976     491,327     615,316    526,557    270,373    360,733    281,400
Stockholders' equity
  excluding unrealized gains
  and losses on
  investments...............  $  628,328  $  486,214  $  608,628  $ 468,694  $ 377,905  $ 321,449  $ 278,244
CONSOLIDATED STATUTORY
  FINANCIAL DATA(5)
Net income..................  $   22,450  $    6,735  $  102,337  $ 115,259  $  68,945  $  53,138  $  32,426
Total capital and surplus...  $  493,073  $  300,590  $  456,320  $ 324,416  $ 306,858  $ 265,075  $ 208,476

------------------------
(1) Prior periods have been restated to reflect a two-for-one stock split on June 1, 1995.
(2) Net income per share is computed using the weighted average number of shares outstanding during each period.
(3) Excludes contingently issuable shares of 266,856, 229,829, 208,233, 231,253, 262,730, and 257,272 at March 31, 1997 and 1996, and at December 31, 1996,
    1995, 1994, and 1993, respectively. The dilutive effect of such shares on earnings per share is less than three percent.
(4) Historically the Series A Preferred Securities have been reported as "minority interest in consolidated subsidiaries" in the Company's financial statements. In the Company's future financial statements, the Series A Preferred Securities, the Trust I Preferred Securities, and the Preferred Securities will all be reported under "Guaranteed Preferred Beneficial Interests in the Company's Debentures."
(5) Of Protective Life's insurance subsidiaries prepared in conformity with statutory accounting practices prescribed or permitted by insurance regulatory authorities. Statutory accounting practices differ in some respects from generally accepted accounting principles. For example, (a) acquisition costs of obtaining new businesses are expensed as incurred, (b) benefit liabilities are computed using methods statutorily mandated and are not adjusted for actual experience, (c) income tax expense is computed on taxable earnings and (d) furniture and equipment, agents' debt balances and prepaid expenses are charged directly against surplus rather than reported as assets.

                          CONSOLIDATED EARNINGS RATIOS

    The following table sets forth Protective Life's ratios of consolidated earnings to fixed charges, consolidated earnings to combined fixed charges and distributions on Series A Preferred Securities, and consolidated earnings to combined fixed charges, distributions on Series A Preferred Securities and interest credited on investment products for the years and periods indicated:

                                                                                          YEAR ENDED DECEMBER 31,
                                                                           -----------------------------------------------------
                                                                             1992       1993       1994       1995       1996
                                                                           ---------  ---------  ---------  ---------  ---------
Ratio of Consolidated Earnings to Fixed Charges (1)......................       13.5       14.4       14.7       13.6       14.9
Ratio of Consolidated Earnings to Combined Fixed Charges and
  Distributions on Series A Preferred Securities(2)......................       13.5       14.4       10.8        9.0       10.0
Ratio of Consolidated Earnings to Combined Fixed Charges, Distributions
  on Series A Preferred Securities and Interest Credited on Investment
  Products(3)............................................................        1.3        1.4        1.4        1.4        1.5

                                                                                  THREE
                                                                                  MONTHS
                                                                                  ENDED
                                                                                MARCH 31,
                                                                           --------------------
                                                                             1996       1997
                                                                           ---------  ---------
Ratio of Consolidated Earnings to Fixed Charges (1)......................       13.2       11.8
Ratio of Consolidated Earnings to Combined Fixed Charges and
  Distributions on Series A Preferred Securities(2)......................        9.1        8.8
Ratio of Consolidated Earnings to Combined Fixed Charges, Distributions
  on Series A Preferred Securities and Interest Credited on Investment
  Products(3)............................................................        1.4        1.8

------------------------

(1) The ratio of consolidated earnings to fixed charges is calculated by dividing the sum of income before income tax (excluding pre-tax minority interest but not excluding distributions on Series A Preferred Securities reported as minority interest) and interest expense on debt, by interest expense on debt.

(2) The ratio of consolidated earnings to combined fixed charges and distributions on Series A Preferred Securities is calculated by dividing the sum of income before income tax (excluding pre-tax minority interest but not excluding distributions on Series A Preferred Securities reported as minority interest) and interest expense on debt, by interest expense on debt and distributions on Series A Preferred Securities. The ratio of consolidated earnings to combined fixed charges and distributions on Series A Preferred Securities does not include distributions on the Trust I TOPrS issued in April 1997.

(3) The ratio of consolidated earnings to interest on debt, distributions on Series A Preferred Securities, and interest credited on investment products is calculated by dividing the sum of income before income tax (excluding pre-tax minority interest but not excluding distributions on Series A Preferred Securities reported as minority interest), interest expense on debt and interest credited on investment products, by the sum of interest expense on debt, distributions on Series A Preferred Securities and interest credited on investment products. Investment products include products such as guaranteed investment contracts and annuities. The ratio of consolidated earnings to combined fixed charges, distributions on Series A Preferred Securities and interest credited on investment products does not include distributions on the Trust I TOPrS issued in April 1997.

                       CAPITALIZATION OF PROTECTIVE LIFE

    The following table sets forth the unaudited summary capitalization of Protective Life at March 31, 1997 and as adjusted to give effect to (i) the issuance of the Trust I Preferred Securities and the application of the net proceeds received by the Company in connection therewith, and (ii) the sale by PLC Capital of the Preferred Securities and the application of the estimated net proceeds received by the Company in connection therewith as set forth under "Use of Proceeds." The table below should be read in conjunction with Protective Life's consolidated financial statements and notes thereto and other financial data incorporated by reference herein. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus.

                                                                                            AS OF MARCH 31, 1997
                                                                                          ------------------------
                                                                                            ACTUAL      ADJUSTED
                                                                                          ----------  ------------

                                                                                               (IN THOUSANDS)
Short-term debt.........................................................................  $   15,300  $     -- (1)
Long-term debt
  Notes payable to banks................................................................      59,700        -- (1)
  7.95% Senior Notes due July 1, 2004...................................................      75,000        75,000
  Medium-term Notes.....................................................................      45,000        45,000
  Total long-term debt..................................................................     179,700       120,000
Guaranteed Preferred Beneficial Interests in
    the Company's Debentures
      Cumulative Monthly Income Preferred Securities, Series A Subordinated
        Debentures......................................................................      55,000        55,000
      Trust Originated Preferred Securities, Series B Subordinated Debentures...........      --            75,000
      Trust Originated Preferred Securities, Series C Subordinated Debentures...........      --
Stockholders' equity
  Preferred Stock ($1 par value shares authorized: 3,600,000; issued: none).............      --           --
  Junior Participating Cumulative Preferred Stock ($1 par value shares authorized:
    400,000; issued: none)..............................................................      --           --
  Common equity ($.50 par value shares authorized: 80,000,000; issued and outstanding:
    30,807,526).........................................................................     595,976       595,976
  Total stockholders' equity............................................................     595,976       595,976
    Total capitalization................................................................  $  845,976  $

------------------------

(1) Total short-term debt and notes payable to banks were approximately $4.0 million and $7.1 million, respectively, as of June 30, 1997.

                              ACCOUNTING TREATMENT

    For financial reporting purposes, PLC Capital will be treated as a subsidiary of Protective Life and, accordingly, the accounts of PLC Capital will be included in the consolidated financial statements of Protective Life. The Preferred Securities will be included as a separate line item in the consolidated balance sheets of the Company under the caption "Guaranteed Preferred Beneficial Interests in the Company's Debentures" and appropriate disclosures about the Preferred Securities, the Preferred Securities Guarantee and the Subordinated Debt Securities will be included in the notes to the consolidated financial statements. For financial reporting purposes, Protective Life will record distributions payable on the Preferred Securities as an expense in the consolidated statements of income.

                                USE OF PROCEEDS

    The Trust will use the gross proceeds received from the sale of the Trust Securities to purchase Subordinated Debt Securities from Protective Life. Protective Life intends to use the proceeds from the sale of the Subordinated Debt Securities for general corporate purposes. Pending such application, such proceeds will be invested in short-term securities.

                    DESCRIPTION OF THE PREFERRED SECURITIES

    The Preferred Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Property Trustee, Wilmington Trust Company, will act as indenture trustee for the Preferred Securities under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part, the Trust Act and the Trust Indenture Act.

GENERAL

    The Declaration authorizes the Regular Trustees to issue the Trust Securities on behalf of the Trust, which represent undivided beneficial interests in the assets of the Trust. All of the Common Securities will be owned, directly or indirectly, by Protective Life. The Common Securities rank PARI PASSU, and payments will be made thereon on a PRO RATA basis, with the Preferred Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Property Trustee will hold the Subordinated Debt Securities purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Preferred Securities or liquidation of the Trust, are guaranteed by Protective Life to the extent described under "Description of the Preferred Securities Guarantee" and "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. The Preferred Securities Guarantee will be held by Wilmington Trust Company, as the Guarantee Trustee, for the benefit of the holders of the Preferred Securities. The Preferred Securities Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Preferred Securities is to vote to direct the Property Trustee to enforce the Property Trustee's rights under the Subordinated Debt Securities. Notwithstanding the foregoing, in the circumstances of a Debt Payment Failure, a holder of Preferred Securities may institute a Direct Action without first instituting any legal proceeding against the Property Trustee or any other person or entity. See "--Declaration Events of Default and Debt Payment Failures" and "--Voting Rights."

DISTRIBUTIONS

    Distributions on the Preferred Securities will be fixed at a rate per annum
of     percent of the stated liquidation amount of $25 per Preferred Security.
Distributions in arrears for more than one quarter will bear interest thereon at
the rate per annum of     percent thereof compounded quarterly. The term
"distribution" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

    Distributions on the Preferred Securities will be cumulative, will accrue
from   , 1997 and, except as otherwise described below, will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each
year, commencing   , 1997, when, as and if available for payment.

    Protective Life has the right under the Subordinated Indenture to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period from time to time on the Subordinated Debt Securities, which, if exercised, would defer quarterly distributions on the Preferred

Securities (though such distributions would continue to accrue interest since interest would continue to accrue on the Subordinated Debt Securities) during any such Extension Period. Such right to extend the interest payment period for the Subordinated Debt Securities is limited to a period not exceeding 20 consecutive quarters and such period may not extend beyond the Stated Maturity of the Subordinated Debt Securities. In the event that Protective Life exercises this right, then (a) Protective Life shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Protective Life's common stock in connection with the satisfaction by Protective Life of its obligations under any employee benefit plans or the satisfaction by the Company of its obligation pursuant to any contract or security requiring it to purchase shares of its common stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of Protective Life capital stock for another class or series of Protective Life capital stock,
(iii) the purchase of fractional interests in shares of Protective Life capital stock pursuant to an acquisition or the conversion or exchange provisions of such Protective Life capital stock or the security being converted or exchanged and (iv) redemptions or purchases pursuant to Protective Life's Rights Agreement, dated as of August 7, 1995, between Protective Life and AmSouth Bank as Rights Agent), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Protective Life that rank PARI PASSU with or junior to such Subordinated Debt Securities and (c) the Company shall not make any Guarantee Payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee, the Common Guarantee, the 8 1/4% TOPrS Guarantees and the Series A Guarantee. Prior to the termination of any such Extension Period, Protective Life may further extend the interest payment period; PROVIDED, that such Extension Period may not exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, Protective Life may elect a new Extension Period, subject to the above requirements. See "Description of the Subordinated Debt Securities--Interest" and "--Option to Extend Interest Payment Period." If distributions are deferred, upon the termination of the applicable Extension Period, the deferred distributions and accrued interest thereon shall be paid to holders as they appeared on the books and records of the Trust on the record date immediately preceding the termination of such Extension Period.

    Distributions on the Preferred Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such distributions in the Property Account. The Trust's funds available for distribution to the holders of the Preferred Securities will be limited to payments received from Protective Life on the Subordinated Debt Securities. See "Description of the Subordinated Debt Securities." The payment of distributions out of moneys held by the Trust is guaranteed by Protective Life to the extent set forth under "Description of the Preferred Securities Guarantee."

    Distributions on the Preferred Securities will be payable to the holders of record on the relevant record dates, which, as long as the Preferred Securities remain in book-entry only form, will be one Business Day (as defined below) prior to the relevant payment dates. Such distributions will be paid through the Property Trustee who will hold amounts received in respect of the Subordinated Debt Securities in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "--Book-Entry Only Issuance--The Depository Trust Company" below. In the event that the Preferred Securities do not continue to remain in book-entry only form, the record dates for payment of distributions will be March 15, June 15, September 15 and December 15. In the event that any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such record date. A "Business Day" shall mean any day other than a day on which federal or state banking institutions in New York, New York or Birmingham, Alabama are authorized or obligated by law, executive order or regulation to close.

MANDATORY REDEMPTION

    The Subordinated Debt Securities will mature on       (or such other Stated
Maturity as is applicable, as described under "Description of the Subordinated Debt Securities--General"). The Subordinated Debt Securities are redeemable, in
whole at any time or in part from time to time, on or after       , but prior to
the Stated Maturity, or, in whole or in part at any time upon the occurrence of a Tax Event. See "--Tax Event Redemption" and "Description of the Subordinated Debt Securities." Upon the repayment of the Subordinated Debt Securities, whether at maturity or upon redemption, the proceeds from such repayment or payment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so repaid or redeemed at the Redemption Price for the Preferred Securities equal to the liquidation amount thereof, plus accrued and unpaid distributions; PROVIDED, that holders of Trust Securities shall be given not less than 30 nor more than 60 day's notice of such redemption. See "Description of the Subordinated Debt Securities--Optional Redemption." In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed PRO RATA as described under "--Book-Entry Only Issuance--The Depository Trust Company" below.

TAX EVENT REDEMPTION

    "Tax Event" means the receipt by Protective Life of an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (i) any amendment to, or change (including any announced prospective change) in, on or after the day before the date of issuance of the Preferred Securities under the Declaration, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (ii) any interpretation or application of, or pronouncement with respect to, such laws or regulations by any legislative body, court, governmental agency or regulatory authority, which amendment or change is effective or which interpretation, application or pronouncement is announced on or after the day before the date of issuance of the Preferred Securities under the Declaration, there is more than an insubstantial increase in the risk (x) that PLC Capital is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income received or accrued on the Subordinated Debt Securities and that PLC Capital would be subject to United States federal income tax if the Subordinated Debt Securities were distributed to the holders of the Trust Securities in liquidation of such holders' interests in the Trust pursuant to the exercise by the Company of its right to dissolve the Trust, (y) that interest payable by the Company on the Subordinated Debt Securities is not, or within 90 days of the date thereof, will not be, deductible, in whole or in part, for United States federal income tax purposes, even if the Subordinated Debt Securities were distributed to the holders of the Trust Securities in liquidation of such holders' interests in the Trust pursuant to the exercise by the Company of its right to dissolve the Trust or (z) that PLC Capital is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges and that PLC Capital would be subject to more than a de minimis amount of taxes, duties or other governmental charges if the Subordinated Debt Securities were distributed to the holders of the Trust Securities in liquidation of such holders' interests in the Trust pursuant to the exercise by the Company of its right to dissolve the Trust.

    If, at any time, a Tax Event shall occur and be continuing, the Company shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Subordinated Debt Securities in whole or in part, for cash within 90 days following the occurrence of such Tax Event, and, following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so redeemed shall be redeemed by the Trust at the Redemption Price on a PRO RATA basis; PROVIDED, HOWEVER, that if at the time there is available to the Company or the Trust the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that has no adverse effect on the Trust, the Company or the holders of the Trust Securities, the Company or the Trust will pursue such measure in lieu of redemption.

DISTRIBUTION OF THE SUBORDINATED DEBT SECURITIES

    The Company will have the right at any time to dissolve the Trust and cause the Subordinated Debt Securities to be distributed to the holders of the Trust Securities. If the Subordinated Debt Securities are distributed to the holders of the Preferred Securities, the Company will use its best efforts to cause the Subordinated Debt Securities to be listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed.

    After the date for any distribution of Subordinated Debt Securities upon dissolution of the Trust, (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) the Depositary (as defined herein) or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate (as defined herein) or certificates representing the Subordinated Debt Securities to be delivered upon such distribution, and (iii) any certificates representing Preferred Securities not held by the Depositary or its nominee will be deemed to represent Subordinated Debt Securities having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on such Preferred Securities until such certificates are presented to the Company or its agent for transfer or reissuance.

    There can be no assurance as to the market prices for either the Preferred Securities or the Subordinated Debt Securities that may be distributed in exchange for the Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Subordinated Debt Securities that an investor may receive if a dissolution and liquidation of the Trust were to occur, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

REDEMPTION PROCEDURES

    The Trust may not redeem fewer than all of the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

    If the Trust gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, provided that Protective Life has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Subordinated Debt Securities, the Trust will irrevocably deposit with the Depositary funds sufficient to pay the applicable Redemption Price and will give the Depositary (as hereinafter defined) irrevocable instructions and authority to pay the Redemption Price to the holders of the Preferred Securities. See "--Book-Entry Only Issuance--The Depository Trust Company." If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price but without interest on such Redemption Price. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid either by the Trust, or by Protective Life pursuant to the Preferred Securities Guarantee, distributions on such Preferred Securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

    In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed PRO RATA as described below under "--Book-Entry Only Issuance-- The Depository Trust Company."

    Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), Protective Life or its subsidiaries may at any time, and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

    In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Liquidation"), the then holders of the Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $25 per Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Subordinated Debt Securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Preferred Securities have been distributed on a PRO RATA basis to the holders of the Preferred Securities.

    If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities shall be paid on a PRO RATA basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution PRO RATA with the holders of the Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

    Pursuant to the Declaration, the Trust shall terminate (i) on       , the
expiration of the term of the Trust, (ii) upon the bankruptcy of the Company,
(iii) upon the filing of a certificate of dissolution or its equivalent with respect to the Company or the revocation of the Company's charter and the expiration of 90 days after the date of revocation without reinstatement thereof, (iv) the filing of a certificate of cancellation with respect to the Trust after obtaining the consent of the holders of at least a majority in liquidation amount of the Trust Securities affected thereby voting together as a single class to file such certificate of cancellation or the revocation of the charter of Protective Life and the expiration of 90 days after the date of revocation without a reinstatement thereof, (v) upon the distribution of Subordinated Debt Securities to holders of the Preferred Securities and the redemption of all the Trust Securities, (vi) upon the entry of a decree of a judicial dissolution of Protective Life or the Trust, or (vii) at the election of the Company at any time.

DECLARATION EVENTS OF DEFAULT AND DEBT PAYMENT FAILURES

    An event of default under the Subordinated Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); PROVIDED that, pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived, or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration, and therefore the Subordinated Indenture.

    If a Debt Payment Failure (which involves a failure to make a timely interest, principal or redemption payment but does not constitute a Declaration Event of Default) has occurred and is continuing, a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder directly of the principal of or interest on the Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder after the respective due date specified in the Subordinated Debt Securities. In connection with such Direct Action, Protective Life will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by Protective Life to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities.

    Upon the occurrence of a Declaration Event of Default, the Property Trustee as the sole holder of the Subordinated Debt Securities will have the right under the Subordinated Indenture to declare the principal of and interest on the Subordinated Debt Securities to be immediately due and payable. Protective Life and the Trust are each required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

    Except as described herein, under the Trust Act, the Trust Indenture Act and under "Description of the Preferred Securities Guarantees--Modification of the Preferred Securities Guarantees; Assignment" in the accompanying Prospectus, and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.

    Subject to the requirement of the Property Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration including the right to direct the Property Trustee, as holder of the Subordinated Debt Securities, to (i) exercise the remedies available to it under the Subordinated Indenture as a holder of the Subordinated Debt Securities, (ii) waive any past Indenture Event of Default that is waivable under the Subordinated Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debt Securities shall be due and payable or (iv) consent to any amendment, modification or termination of the Subordinated Indenture or the Subordinated Debt Securities where such consent shall be required; PROVIDED, HOWEVER, that, where a consent or action under the Subordinated Indenture would require the consent or act of holders of more than a majority in principal amount of the Subordinated Debt Securities (a "Super Majority") affected thereby, only the holders of at least such Super Majority in aggregate liquidation amount of the Preferred Securities may direct the Property Trustee to give such consent or take such action. If a Debt Payment Failure has occurred and is continuing, a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder after the respective due date specified in the Subordinated Debt Securities. The Property Trustee shall notify all holders of the Preferred Securities of any notice of an Event of Default or Debt Payment Failure received from the Debt Trustee with respect to the Subordinated Debt Securities. Such notice, in the case of an Event of Default, shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Property Trustee shall not take any of the actions described in clauses (i),

(ii) or (iii) above unless the Property Trustee has obtained an opinion of a nationally recognized tax counsel experienced in such matters to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

    In the event the consent of the Property Trustee, as the holder of the Subordinated Debt Securities, is required under the Subordinated Indenture with respect to any amendment, modification or termination of the Subordinated Indenture, the Property Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; PROVIDED, HOWEVER, that where a consent under the Subordinated Indenture would require the consent of a Super Majority, the Property Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super Majority represents of the aggregate principal amount of the Subordinated Debt Securities outstanding and; PROVIDED FURTHER, in the case of a consent under the Subordinated Indenture which requires the consent of holders of all the Subordinated Debt Securities outstanding, the Property Trustee may only give such consent at the direction of the holders of all of the Trust Securities. The Property Trustee shall not take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of a nationally recognized tax counsel experienced in such matters to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

    A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

    Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Subordinated Debt Securities in accordance with the Declaration.

    Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by Protective Life or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, Protective Life, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

    The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See "--Book-Entry Only Issuance--The Depository Trust Company."

    Holders of the Preferred Securities will have no rights to appoint or remove the PLC Capital Trustees, who may be appointed, removed or replaced solely by Protective Life as the indirect or direct holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

    The Declaration may be modified and amended if approved by the Regular Trustees (or, if there are more than two Regular Trustees, a majority of the Regular Trustees) and, in certain circumstances, the Property Trustee or the Delaware Trustee; PROVIDED that, if any proposed amendment provides for, or the

Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; PROVIDED, that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Securities.

    Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Property Trustee or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

    The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below. The Trust may, with the consent of a majority of the Regular Trustees and without the consent of the holders of the Trust Securities, the Property Trustee or the Delaware Trustee consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State of the United States; PROVIDED, that (i) if the Trust is not the survivor such successor entity (the "Successor Entity") either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) Protective Life expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Subordinated Debt Securities, (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities of the Preferred Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities thereof) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such Successor Entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, Protective Life has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that,
(A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity),
(B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such Successor Entity will be required to register as an investment company under the 1940 Act and (C) following such merger, consolidation, amalgamation or replacement, the Trust or the Successor Entity will continue to be classified as a grantor trust for United States federal income tax purposes and (viii) Protective Life guarantees the obligations of such Successor Entity under the Successor Securities at least to the extent provided by the Preferred Securities Guarantee and the Common Securities Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes.

BOOK-ENTRY ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY

    The Depository Trust Company ("DTC") will act as securities depositary (the "Depositary") for the Preferred Securities. The Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Preferred Securities certificates (the "Global Certificates"), representing the total aggregate number of Preferred Securities, will be issued and will be deposited with DTC.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

    Purchases of Preferred Securities within the DTC system must be made by or through Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

    DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented thereby for all purposes under the Declaration and the Preferred Securities. No beneficial owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Declaration.

    DTC has advised the Company that it will take any action permitted to be taken by a holder of Preferred Securities (including the presentation of Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of Preferred Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Preferred Securities, DTC will exchange the Global Certificates for certificated securities, which it will distribute to its Participants.

    Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Redemption notices in respect of the Preferred Securities held in book-entry form will be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC will determine the amount of the interest of each Participant to be redeemed in accordance with its procedures.

    Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

    Distributions on the Preferred Securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and Indirect Participants and not of DTC, the Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Participants and Indirect Participants.

    Except as provided herein, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

    Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company, the Trust nor the Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Preferred Security certificates are required to be printed and delivered. Additionally, the Trust (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). In that event, certificates for the Preferred Securities will be printed and delivered. In each of the above circumstances, the Company will appoint a paying agent with respect to the Preferred Securities.

    The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Preferred Securities as represented by a Global Certificate.

PAYMENT AND PAYING AGENCY

    Payments in respect of the Preferred Securities represented by the Global Certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution dates or, in the case of certificated securities, such payments shall be made by check mailed to the address of the holder entitled thereto. The Paying Agent shall initially be the Property Trustee. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Regular Trustees. In the event that the Property Trustee shall no longer be the Paying Agent, the Regular Trustees shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).

REGISTRAR, TRANSFER AGENT AND PAYING AGENT

    The Property Trustee will act as registrar, transfer agent and paying agent for the Preferred Securities. In the event the Property Trustee shall no longer be the Paying Agent, the Regular Trustees shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).

    Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charges which may be imposed in relation to it.

    The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

    The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Property Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default. The Property Trustee also serves as trustee under the Preferred Securities Guarantee.

GOVERNING LAW

    The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

    The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes. Protective Life is authorized and directed to conduct its affairs so that the Subordinated Debt Securities will be treated as indebtedness of Protective Life for United States federal income tax purposes. In this connection, Protective Life and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the Declaration, the certificate of trust of the Trust or the certificate of incorporation of Protective Life, that each of Protective Life and the Regular Trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Preferred Securities or vary the terms thereof.

    Holders of the Preferred Securities have no preemptive rights.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

    Pursuant to the Preferred Securities Guarantee, the Company will, to the extent PLC Capital shall have funds available therefor, agree to pay in full, to the holders of the Preferred Securities issued by PLC Capital, the Guarantee Payments (as defined in the accompanying Prospectus) (except to the extent paid by PLC Capital), as and when due, regardless of any defense, right of set-off or counterclaim which PLC Capital may have or assert. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the Trust to pay such amounts to such holders. The Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as indenture trustee under the Preferred Securities Guarantee. The terms of the Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. The Preferred Securities Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities. Notwithstanding the foregoing, if the Company has failed to make a payment under the Preferred Securities Guarantee, any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Preferred Securities Guarantee without first instituting a legal proceeding directly against the Trust, the Guarantee Trustee or any other person or entity. A summary description of the Guarantee appears in the accompanying Prospectus under the caption "Description of the Preferred Securities Guarantees."

                DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

    Set forth below is a general description of the terms of the Subordinated Debt Securities in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. This description supplements the description of the general terms and conditions of the Company's debt securities in the accompanying Prospectus under the caption "Description of Debt Securities of Protective Life." The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the Subordinated Indenture, dated as of June 1, 1994 (the "Base Indenture"), between Protective Life and AmSouth Bank (as successor by conversion of charter to AmSouth Bank N.A.), as Trustee (the "Debt Trustee"), as supplemented by (i) Supplemental Indenture No. 1, dated as of June 9, 1994, (ii) Supplemental Indenture No. 2, dated as of August 2, 1994, (iii) Supplemental Indenture No. 3, dated as of April 29, 1997 and Supplemented Indenture No. 4, to be dated as of
      , 1997 (the Base Indenture, as so supplemented, is hereinafter referred to as the "Subordinated Indenture"), the forms of which are filed as Exhibits to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus forms a part. Certain capitalized terms used herein are defined in the Subordinated Indenture.

    Protective Life will have the right at any time to dissolve the Trust and cause the Subordinated Debt Securities to be distributed to the holders of the Trust Securities. If the Subordinated Debt Securities are distributed to the holders of the Preferred Securities, Protective Life will use its best efforts to have the Subordinated Debt Securities listed on the New York Stock Exchange or on such other national securities exchange or similar organization on which the Preferred Securities are then listed or quoted.

GENERAL

    The Subordinated Debt Securities will be issued as unsecured, subordinated obligations of the Company. The Subordinated Debt Securities will be limited in
aggregate principal amount to approximately $         million, such amount being
the sum of the aggregate stated liquidation amount of the Trust Securities.

    The Subordinated Debt Securities are not subject to a sinking fund provision. The entire principal amount of the Subordinated Debt Securities will mature and become due and payable, together with any accrued and unpaid interest thereon, including Compounded Interest (as defined herein) and Additional

Interest (as defined herein), if any, on the Stated Maturity date (initially
      ). Such Stated Maturity date may be shortened at any time by the Company
to any date not earlier than       . Such Stated Maturity date may also be
extended at any time by the Company to any date not later than       ; provided,
that at the time such election is made and at the time of extension (i) the Company is not in bankruptcy, otherwise insolvent or in liquidation, (ii) the Company is not in default in the payment of any interest or principal on the Subordinated Debt Securities, (iii) in the case of Subordinated Debt Securities held by the Trust, the Trust is not in arrears on payments of Distributions on the Preferred Securities and no deferred distributions are accumulated and (iv) the Subordinated Debt Securities are rated not less than BBB- by Standard & Poor's Rating Services or Baa3 by Moody's Investors Service, Inc. or the equivalent by any other nationally recognized rating organization; provided, further, that the Company may at any time irrevocably waive its right to extend the Stated Maturity date. In the event the Company elects to shorten or extend the Stated Maturity of the Subordinated Debt Securities or to irrevocably waive its right to extend the Stated Maturity or Subordinated Debt Securities, it shall give notice to the Trustee, and the Trustee shall give notice of such shortening or extension or waiver to the holders of the Subordinated Debt Securities no more than 90 and no less than 30 days prior to the effectiveness thereof.

    If Subordinated Debt Securities are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, such Subordinated Debt Securities will initially be issued as a Global Security (as defined herein). As described herein, Subordinated Debt Securities also may be issued in certificated form in exchange for a Global Security. See "--Book-Entry and Settlement" below. In the event that Subordinated Debt Securities are issued in certificated form, such Subordinated Debt Securities will be in denominations of $1,000 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Subordinated Debt Securities issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Subordinated Debt Securities. In the event Subordinated Debt Securities are issued in certificated form, principal and interest will be payable, the transfer of the Subordinated Debt Securities will be registrable and Subordinated Debt Securities will be exchangeable for Subordinated Debt Securities of other denominations of a like aggregate principal amount at the corporate trust office of the Property Trustee in Wilmington, Delaware; provided, that payment of interest may be made at the option of Protective Life by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Subordinated Debt Securities is the Property Trustee, the payment of principal and interest on the Subordinated Debt Securities held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

    The Subordinated Indenture does not contain provisions that afford holders of the Subordinated Debt Securities protection in the event of a highly leveraged transaction or other similar transaction involving Protective Life that may adversely affect such holders.

SUBORDINATION

    The Subordinated Indenture provides that the Subordinated Debt Securities are subordinated and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of Protective Life. If (i) Protective Life defaults in the payment of any principal, or premium, if any, or interest on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or declaration or otherwise or (ii) an event of default occurs with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof and written notice of such event of default (requesting that payments on Subordinated Debt Securities cease) is given to Protective Life by the holders of Senior Indebtedness, then unless and until such default in payment or event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or securities, by set-off or otherwise) shall be made or agreed to be made on account of the

Subordinated Debt Securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of Subordinated Debt Securities.

    In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to Protective Life, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding-up of Protective Life, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,
(iii) any assignment by Protective Life for the benefit of creditors or (iv) any other marshalling of the assets of Protective Life, all present and future Senior Indebtedness (including, without limitation, interest accruing after the commencement of any such proceeding, assignment or marshalling of assets) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made by Protective Life on account of Subordinated Debt Securities. In any such event, any payment or distribution, whether in cash, securities or other property (other than securities of Protective Life or any other corporation provided for by a plan of reorganization or a readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions of the Subordinated Indenture, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of Subordinated Debt Securities (including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of Protective Life being subordinated to the payment of Subordinated Debt Securities) shall be paid or delivered directly to the holders of Senior Indebtedness, or to their representative or trustee, in accordance with the priorities then existing among such holders until all Senior Indebtedness shall have been paid in full. No present or future holder of any Senior Indebtedness shall be prejudiced in the right to enforce subordination of the indebtedness evidenced by Subordinated Debt Securities by any act or failure to act on the part of Protective Life.

    Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Indebtedness then outstanding. Upon the payment in full of all Senior Indebtedness, the holders of Subordinated Debt Securities shall be subrogated to all the rights of any holders of Senior Indebtedness to receive any further payments or distributions applicable to the Senior Indebtedness until all Subordinated Debt Securities shall have been paid in full, and such payments or distributions received by any holder of Subordinated Debt Securities, by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Indebtedness, shall, as between Protective Life and its creditors other than the holders of Senior Indebtedness, on the one hand, and the holders of Subordinated Debt Securities, on the other, be deemed to be a payment by Protective Life on account of Senior Indebtedness, and not on account of Subordinated Debt Securities.

    The term "Senior Indebtedness" is defined as the principal, premium, if any, and interest on (i) all indebtedness of Protective Life, whether outstanding on the date of the issuance of Subordinated Debt Securities or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities, (ii) any indebtedness of others of the kinds described in the preceding clause (i) for the payment of which Protective Life is responsible or liable as guarantor or otherwise and
(iii) amendments, renewals, extensions and refundings of any such indebtedness, unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not superior in right of payment to Subordinated Debt Securities. The Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Indebtedness or extension or renewal of the Senior Indebtedness.

    The Subordinated Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by Protective Life. As of March 31, 1997, Senior Indebtedness of Protective Life aggregated approximately $195 million. In addition, because Protective Life is a holding company, the Subordinated Debt Securities are effectively subordinated to all existing and future liabilities of the Company's subsidiaries. In addition, the Subordinated Debt Securities and the Preferred Securities Guarantee will rank PARI PASSU with the Common Guarantee, the Series A Guarantee, the Series A Subordinated Debentures, the
8 1/4% TOPrS Guarantees and the Series B Subordinated Debentures. See "Description of the Preferred Securities Guarantees--Status of the Preferred Securities Guarantees" in the accompanying Prospectus.

CERTAIN COVENANTS OF THE COMPANY

    If (i) there shall have occurred any event that would constitute an Indenture Event of Default or (ii) the Company shall be in default with respect to its payment of any obligations under the related Preferred Securities Guarantee or Common Securities Guarantee, or (iii) the Company shall have given notice to its election to defer payments of interest on such Subordinated Debt Securities by extending the interest payment period as provided in the Subordinated Indenture and such period, or any extension thereof, shall be continuing, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Protective Life's common stock in connection with the satisfaction by Protective Life of its obligations under any employee benefit plans or the satisfaction by the Company of its obligation pursuant to any contract or security requiring the Company to purchase shares of its common stock, (ii) as a result of a reclassification of Protective Life capital stock or the exchange or conversion of one class or series of Protective Life capital stock for another class or series of Protective Life capital stock, (iii) the purchase of fractional interests in shares of Protective Life capital stock pursuant to an acquisition or the conversion or exchange provisions of such Protective Life capital stock or the security being converted or exchanged and
(iv) redemptions or purchases pursuant to Protective Life's Rights Agreement, dated August 7, 1995, between Protective Life and AmSouth Bank of Alabama as Rights Agent), (b) the Company shall not make any payments of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by Protective Life that rank PARI PASSU with or junior to the Subordinated Debt Securities and (c) the Company shall not make any Guarantee Payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee, the Common Guarantee, the 8 1/4 % TOPrS Guarantees and the Series A Guarantee).

    The Company will covenant (i) to directly or indirectly maintain 100% ownership of the Common Securities of PLC Capital; provided, however, that any permitted successor of the Company under the Subordinated Indenture may succeed to the Company's ownership of such Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate the Trust, except (a) in connection with a distribution of Subordinated Debt Securities to the holders of the Preferred Securities in liquidation of the Trust, or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Declaration and (iii) to use its reasonable best efforts, consistent with the terms and provisions of the Declaration, to cause the Trust to remain a grantor trust and not to be classified as an association taxable as a corporation for U.S. federal income tax purposes.

OPTIONAL REDEMPTION

    Protective Life shall have the right to redeem the Subordinated Debt Securities, at any time in whole or from time to time in part, on or after
      , but prior to the Stated Maturity, or, in whole or in part, at any time if a Tax Event shall have occurred, upon not less than 30 nor more than 60 days notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest, if any, to the redemption date. See "Description of the Preferred Securities--Mandatory Redemption" and "--Tax Event Redemption."

INTEREST

    Subordinated Debt Securities shall bear interest at the rate of percent per annum from payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each an "Interest Payment Date"), commencing
         , to the person in whose name such Subordinated Debt Securities are registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Subordinated Debt Securities shall not continue to remain in book-entry only form, the record dates shall be the March 15, June 15, September 15 and December 15 prior to the applicable Interest Payment Date.

    The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full monthly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in a 90-day quarter. In the event that any date on which interest is payable on the Subordinated Debt Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

    Protective Life shall have the right at any time, and from time to time, during the term of the Subordinated Debt Securities to defer payments of interest by extending the interest payment period to a period not exceeding 20 consecutive quarters, but no such Extension Period may extend beyond the Stated Maturity. At the end of any such Extension Period, Protective Life shall pay all interest then accrued and unpaid (including any Additional Interest, as herein defined) together with interest thereon compounded quarterly at the rate specified for the Subordinated Debt Securities to the extent permitted by applicable law ("Compounded Interest"). For a discussion of certain limitations on Protective Life during any Extension Period see "--Certain Covenants of the Company" above. Prior to the termination of any such Extension Period, Protective Life may further defer payments of interest by extending the interest payment period; provided, however, that, such Extension Period, including all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the Stated Maturity. Upon the termination of any Extension Period and the payment of all amounts then due, Protective Life may commence a new Extension Period, subject to the terms set forth in this section. No interest shall be due and payable during an Extension Period, except at the end thereof, but Protective Life may prepay at any time all or any portion of the interest accrued during an Extension Period. Protective Life has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debt Securities. If the Property Trustee shall be the sole holder of the Subordinated Debt Securities, Protective Life shall give the Regular Trustees and the Property Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Preferred Securities are payable or (ii) the date the Regular Trustees are required to give notice of the record date or the date such distribution is payable to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Preferred Securities, but in any event at least one Business Day before such record date. The Regular Trustees shall give notice of the Company's selection of such Extension Period to the holders of the Preferred Securities. If the Property Trustee shall not be the sole holder of the Subordinated Debt Securities, Protective Life shall give the holders of the Subordinated Debt Securities notice of its selection of such Extension Period at least 10 Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date upon which Protective Life is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Subordinated Debt Securities.

ADDITIONAL INTEREST

    If at any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other domestic taxing authority, then, in any such case, Protective Life will pay as additional interest ("Additional Interest") such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

INDENTURE EVENTS OF DEFAULT AND DEBT PAYMENT FAILURES

    If any event of default with respect to the Subordinated Indenture, as described in the accompanying Prospectus under "Description of Debt Securities of Protective Life--Events of Default, Notice and Certain Rights on Default" (an "Indenture Event of Default") shall occur and be continuing, the Property Trustee, as the holder of the Subordinated Debt Securities, will have the right to declare the principal of and the interest on the Subordinated Debt Securities (including any Compounded Interest and Additional Interest, if any) and any other amounts payable under the Subordinated Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Subordinated Debt Securities. See "Description of Debt Securities of Protective Life--Events of Default, Notice and Certain Rights on Default" in the accompanying Prospectus for a description of the Indenture Events of Default. An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Preferred Securities in certain circumstances have the right to direct the Property Trustee to exercise its rights as the holder of the Subordinated Debt Securities. See "Description of the Preferred Securities--Declaration Events of Default and Debt Payment Failures" and "--Voting Rights." Notwithstanding the foregoing, if a Debt Payment Failure has occurred and is continuing, a holder of Preferred Securities may institute a Direct Action for payment after the respective due date specified in the Subordinated Debt Securities. Notwithstanding any payments made to such holder of Preferred Securities by Protective Life in connection with a Direct Action, Protective Life shall remain obligated to pay the principal of or interest on the Subordinated Debt Securities held by the Trust or the Property Trustee of the Trust, and Protective Life shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by Protective Life to such holder in any Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities.

BOOK-ENTRY AND SETTLEMENT

    If distributed to holders of Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust as a result of the election of the Company, the Subordinated Debt Securities will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Subordinated Debt Securities represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Subordinated Debt Securities in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

    The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

    Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Subordinated Debt Securities in definitive form and will not be considered the holders (as defined in the Subordinated Indenture) thereof for any purpose under the Subordinated Indenture, and no Global Security representing Subordinated Debt Securities shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Subordinated Indenture.

THE DEPOSITARY

    If Subordinated Debt Securities are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, DTC will act as securities depositary for the Subordinated Debt Securities. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company." As of the date of this Prospectus, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by Protective Life. Protective Life may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

    None of Protective Life, the Trust, the Property Trustee, any paying agent and any other agent of Protective Life, or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

    A Global Security shall be exchangeable for Subordinated Debt Securities registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies Protective Life that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the Depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) Protective Life, in its sole discretion, determines that such Global Security shall be so exchangeable or
(iv) there shall have occurred an Event of Default with respect to such Subordinated Debt Securities. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Subordinated Debt Securities registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

NOTICES

    Notices to holders of registered Subordinated Debt Securities will be given by mail to the addresses of such holders as they may appear in the Register.

TITLE

    Protective Life, the Debt Trustee and any agent of Protective Life or the Debt Trustee may treat the Person in whose name a Subordinated Debt Security is registered as the absolute owner thereof (whether or not such Subordinated Debt Security may be overdue) for the purpose of receiving payment and for all other purposes.

GOVERNING LAW

    The Subordinated Indenture and the Subordinated Debt Securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

    The Subordinated Indenture provides that Protective Life will pay all fees and expenses related to (i) the offering of the Trust Securities and the Subordinated Debt Securities, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the PLC Trustees and (iv) the enforcement by the Property Trustee of the rights of the holders of the Preferred Securities. The payment of such fees and expenses will be fully and unconditionally guaranteed by Protective Life.

    Protective Life will have the right at all times to assign any of its respective rights or obligations under the Subordinated Indenture to a direct or indirect wholly-owned subsidiary of Protective Life; PROVIDED that, in the event of any such assignment, Protective Life will remain liable for all of their respective obligations. Subject to the foregoing, the Subordinated Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Subordinated Indenture provides that it may not otherwise be assigned by the parties thereto.

    So long as PLC Capital is the holder of the Subordinated Debt Securities, the Subordinated Debt Securities may be amended by mutual consent of Protective Life and the Trust in the manner they shall agree; provided, however, that, so long as any of the Preferred Securities remain outstanding, no such amendment shall be made that adversely affects the holders of the Preferred Securities, no termination of the Subordinated Debt Securities shall occur, and no Event of Default or compliance with any covenant under the Subordinated Debt Securities may be waived by PLC Capital, without the prior approval of the holders of at least 66 2/3% in liquidation preference of all Preferred Securities then outstanding, in writing or at a duly constituted meeting of such holders.

    If the Trust is liquidated and the Subordinated Debt Securities are distributed to the holders of the Trust Securities, the Indenture and the terms of the Subordinated Debt Securities may, thereafter, be modified or amended with the consent of not less than 66 2/3% in principal amount of the Subordinated Debt Securities at any time outstanding, provided, however, that no such modification or amendment may, without the consent of the holder of each Subordinated Debt Security affected thereby, (a) extend the stated maturity of the principal of any Subordinated Debt Security (other than as described under "Description of the Subordinated Debt Securities--General"), or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon (other than as described under "Description of the Subordinated Debt Securities--Option to Extend Interest Payment Period"), or reduce any amount payable on redemption thereof or change the currency in which the principal thereof or interest thereon is payable or impair the right to institute suit for the enforcement of any payment on any Subordinated Debt Security when due or (b) reduce the aforesaid principal amount of the Subordinated Debt Securities, the consent of the holders of which is required for any such modification.

          EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED DEBT SECURITIES
                     AND THE PREFERRED SECURITIES GUARANTEE

    As set forth in the Declaration, the sole purposes of the Trust are to issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, to invest the proceeds from such issuance and sale in the Subordinated Debt Securities and to engage in those other activities necessary or incidental thereto.

    As long as payments of interest and other payments are made when due on the Subordinated Debt Securities, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) Protective Life shall pay all, and the Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the Regular Trustees shall not take or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

    Payments of distributions (to the extent the Trust has funds available therefor) and other payments due on the Preferred Securities (to the extent the Trust has funds available therefor) are guaranteed on a subordinated basis by Protective Life as and to the extent set forth under "Description of the Preferred Securities Guarantee" in the accompanying Prospectus. If Protective Life does not make interest payments on the Subordinated Debt Securities purchased by the Trust, the Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Preferred Securities Guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions. The Preferred Securities Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that Protective Life has made a payment of interest or principal on the Subordinated Debt Securities held by the Trust as its sole asset. The Preferred Securities Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities and the Subordinated Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee on a subordinated basis of amounts due on the Preferred Securities.

    If Protective Life fails to make interest or other payments on the Subordinated Debt Securities when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities-- Book-Entry Only Issuance--The Depository Trust Company" and "--Voting Rights," may direct the Property Trustee to enforce its rights under the Subordinated Debt Securities. If a Debt Payment Failure has occurred and is continuing, a holder of Preferred Securities may then institute a Direct Action for payment after the respective due date specified in the Subordinated Debt Securities. In connection with such Direct Action, Protective Life will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by Protective Life to such holder of Preferred Securities in such Direct Action. Protective Life, under the Preferred Securities Guarantee, acknowledges that the Guarantee Trustee shall enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. If Protective Life fails to make payments under the Preferred Securities Guarantee, the Preferred Securities Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. Any holder of Preferred Securities may institute a legal proceeding directly against Protective Life to enforce the Guarantee Trustee's rights under the Preferred Securities Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity.

    Protective Life and the Trust believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee by Protective Life on a subordinated basis of payments due on the Preferred Securities. See "Description of the Preferred Securities Guarantee--General."

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    The following is a summary of the material United States federal income tax considerations relevant to the purchase, ownership and disposition of Preferred Securities by a beneficial owner acquiring Preferred Securities on their original issue at their original offering price who is (i) an individual citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United Status fiduciaries have the authority to control all the substantial decisions of such trust (a "United States Person"). The statements of law or legal conclusion set forth in this summary constitute the opinion of Debevoise & Plimpton, special counsel to Protective Life and PLC Capital. This summary does not address potential tax considerations applicable to a prospective purchaser that is not a United States Person. Prospective investors in the Preferred Securities that are not United States Persons are urged to consult their tax advisors.

    This summary does not purport to address all potential tax consequences that may be applicable to a beneficial owner of a Preferred Security, and is not intended to be wholly applicable to all categories of investors (including, for example, banks, insurance companies, tax-exempt organizations and dealers in securities or currencies), or to persons that will hold Preferred Securities as a part of a position in a "straddle" or as part of a "hedging" or "conversion" transaction for Federal income tax purposes or whose functional currency is not the United States dollar. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (including proposed Treasury Regulations), Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of a Preferred Security. These authorities are subject to various interpretations and it is therefore possible that the Federal income tax treatment of the Preferred Securities may differ from the treatment described below. Legislation has been proposed that could, if enacted, adversely affect Protective Life's ability to deduct interest on the Subordinated Debt Securities, which may in turn result in a redemption of Preferred Securities. See "--Proposed Tax Law Changes."

    PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF PREFERRED SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

CLASSIFICATION OF PLC CAPITAL

    In connection with the issuance of the Preferred Securities, Debevoise & Plimpton will render its opinion to the effect that, under current law and assuming compliance with the terms of the Declaration, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for Federal income tax purposes. Each beneficial owner of a Preferred Security (a "Securityholder") will be treated as owning an undivided beneficial interest in the Subordinated Debt Securities. Accordingly, each Securityholder will be required to include in its gross income its share of the income with respect to the Subordinated Debt Securities. Any amount included in a Securityholder's gross income will increase such Securityholder's tax basis in its Preferred Securities, and the amount of distributions to a Securityholder will reduce such Securityholder's tax basis in its Preferred Securities. No amount included in income with respect to the Preferred Securities will be eligible for the dividends received deduction.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

    Under the Subordinated Indenture, Protective Life has the option to defer from time to time the payment of interest on the Subordinated Debt Securities. Protective Life's option to extend the interest payment period could cause the Subordinated Debt Securities to be subject to the "original issue discount" rules for Federal income tax purposes. Protective Life, however, believes, and intends to take the position that, as of the issue date, the terms and conditions of the Subordinated Debt Securities (in particular the restrictions on Protective Life's ability to pay dividends during an Extension Period) make the likelihood that Protective Life would elect to defer the payment of interest a "remote" contingency for these purposes. If so treated, the Subordinated Debt Securities would not be subject to the original issue discount rules unless Protective Life were to extend the interest payment period, and a Securityholder would generally include stated interest in income as ordinary income when paid to the Trust or accrued, in accordance with such holder's regular method of accounting.

    If Protective Life were to exercise its option to defer payments of interest, the Subordinated Debt Securities would at that time be treated as issued with OID, and all stated interest on the Subordinated Debt Securities would thereafter be treated as OID as long as the Subordinated Debt Securities remain outstanding. In such event, all of a holder's taxable interest income with respect to the Subordinated Debt Securities would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Preferred Securities would be required to include OID in its gross income daily even though Protective Life would not make actual cash payments during an Extension Period.

    The IRS could take a position that the likelihood of deferral is not a remote contingency for these purposes, in which case the Subordinated Debt Securities would be subject to the OID rules described in the preceding paragraph.

    Because income on the Preferred Securities will constitute interest or OID, corporate holders of Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Preferred Securities.

DISTRIBUTION OF SUBORDINATED DEBT SECURITIES TO HOLDERS OF PREFERRED SECURITIES

    Under current law, a distribution by the Trust of the Subordinated Debt Securities as described under the caption "Description of the Preferred Securities--Distribution of the Subordinated Debt Securities" will be non-taxable and will result in the Securityholder receiving directly his pro rata share of the Subordinated Debt Securities previously held indirectly through the Trust, with a holding period and tax basis equal to the holding period and tax basis such Securityholder had in his Preferred Securities before such distribution. A Securityholder will continue to include interest (or OID) in respect of Subordinated Debt Securities received from the Trust in the manner described above under "--Interest Income and Original Issue Discount."

SALES OR REDEMPTION OF PREFERRED SECURITIES

    Gain or loss will be recognized by a Securityholder on a sale of Preferred Securities (including a redemption for cash) in an amount equal to the difference between the amount realized and the Securityholder's adjusted tax basis in the Preferred Securities sold or so redeemed. Gain or loss recognized by a Securityholder on Preferred Securities held for more than one year will generally be taxable as long-term capital gain or loss (except to the extent attributable to accrued interest, which will be taxable as ordinary income).

    The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debt Securities. A Securityholder who uses the accrual method of accounting for tax purposes (and a cash method holder if the Subordinated Debt Securities are deemed to be subject to the original issue discount rules) who disposes of its Preferred Securities between record dates for payments of Distributions will nevertheless be required to include accrued but unpaid interest of the Subordinated Debt Securities through the date of disposition in income as ordinary income and to add such amount to its adjusted basis in its Preferred Securities disposed of. Such Securityholder will generally recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the Securityholder's adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for Federal income tax purposes.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

    In general, information reporting requirements on Form 1099 will apply to payments on a Preferred Security to a noncorporate United States Person, and "backup withholding" at a rate of 31% will apply to such payments if such United States Person fails to provide an accurate taxpayer identification number or certain other conditions are met.

    Payment of the proceeds from the sale of Preferred Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.

PROPOSED TAX LAW CHANGES

    On February 6, 1997, the Clinton Administration released its budget proposal for fiscal year 1998. The proposal contains certain tax law changes that, if enacted, would prohibit an issuer from deducting interest payments or original issue discount on an instrument that has a maximum weighted average maturity of more than 40 years. Under the proposal, for purposes of determining the term of an instrument, any right to extend would be treated as exercised. The Administration's proposal, if enacted, would also treat a corporate issuer that files annual financial statements with the Commission as having characterized an instrument as equity for purposes of section 385(c) of the Internal Revenue Code of 1986, as amended, if the instrument (i) has a maximum term exceeding 15 years and (ii) is not shown as indebtedness on the applicable balance sheet of the issuer or, in the case of indebtedness issued to a related party that issues a related instrument, such related instrument is not reflected as indebtedness on the applicable consolidated balance sheet. Under section 385(c), the characterization by the issuer of an instrument as equity is binding on the issuer and all holders of the instrument unless a holder discloses on his tax return that he is treating such instrument in a manner inconsistent with the issuer's characterization. The Administration's proposal specifies that the changes would be effective for instruments issued on or after the date of first Congressional committee action.

    On June 26, 1997, the House of Representatives passed a bill that includes certain provisions contained in the Administration's proposal. On June 27, 1997, the Senate passed a bill that also includes certain provisions contained in the Administration's proposal. Neither bill includes the provisions of the Administration's proposal described above. There can be no assurance that legislation affecting the Company's ability to deduct interest paid on the Subordinated Debt Securities or the characterization of the Subordinated Debt Securities for U.S. federal income tax purposes, including legislation similar to the proposals described above, will not be enacted in the future or that any such legislation would not be effective retroactively. In the event tax law changes are enacted and apply retroactively to the Subordinated Debt Securities, such changes could give rise to a Tax Event, which would permit the Company to cause a redemption of the Subordinated Debt Securities and of the related Preferred Securities and Common Securities, as described more fully under "Description of the Preferred Securities--Tax Event Redemption."

                                  UNDERWRITING

    Subject to the terms and conditions set forth in a purchase agreement (the "Purchase Agreement"), PLC Capital has agreed to sell to each of the Underwriters named below, and each of the Underwriters, for whom Merrill Lynch,
Pierce, Fenner & Smith Incorporated,      and      are acting as representatives
(the "Representatives"), has severally agreed to purchase the number of Preferred Securities set forth opposite its name below. In the Purchase Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Preferred Securities offered hereby if any of the Preferred Securities are purchased. In the event of default by an Underwriter, the Purchase Agreement provides that, in certain circumstances, purchase commitments of the nondefaulting Underwriters may be increased or the Purchase Agreement may be terminated.

                                                                                     NUMBER OF
                                                                                     PREFERRED
                                   UNDERWRITERS                                     SECURITIES
----------------------------------------------------------------------------------  -----------

Merrill Lynch, Pierce, Fenner & Smith
  Incorporated....................................................................
                                                                                    -----------

Total.............................................................................
                                                                                    -----------
                                                                                    -----------

    The Representatives have advised the Trust that the Underwriters propose to offer the Preferred Securities in part to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and in part to certain securities dealers at such price less a concession not in excess
of $         per Preferred Security. The Underwriters may allow, and such
dealers may reallow, a discount not in excess of $         per Preferred
Security to certain other brokers and dealers. After the initial public offering, the public offering price, concession and discount may be changed.

    In view of the fact that the proceeds of the sale of the Preferred Securities will ultimately be used to purchase the Subordinated Debt Securities of Protective Life, the Purchase Agreement provides that Protective Life will pay as compensation ("Underwriters' Compensation") to the Underwriters for the Underwriters' arranging the investment therein of such proceeds, an amount in
immediately available funds of $         per Preferred Security (or $         in
the aggregate) for the accounts of the several Underwriters; provided that, such compensation for sales of 10,000 or more Preferred Securities to any single
purchaser will be $         per Preferred Security. Therefore, to the extent of
such sales, the actual amount of Underwriters' Compensation will be less than the aggregate amount specified in the preceding sentence.

    Until          , neither PLC Capital nor Protective Life will, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, directly or indirectly, sell, offer to sell, grant any option for sale of, or otherwise dispose of, or enter into any agreement to sell any Preferred Securities, any security convertible into or exchangeable into or exercisable for Preferred Securities or Subordinated Debt Securities or any debt securities substantially similar to the Subordinated Debt Securities or equity securities substantially similar to the Preferred Securities.

    The Preferred Securities have been approved for listing on the New York Stock Exchange, subject to notice of issuance. Trading of the Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. The Representatives have advised PLC Capital that they intend to make a market in the Preferred Securities prior to the commencement of trading on the New York Stock Exchange. The Representatives will have no obligation to make a market in the Preferred Securities, however, and may cease market-making activities, if commenced, at any time.

    Until the distribution of the Preferred Securities is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Preferred Securities. As an exception to these rules, the Representatives are permitted to engage in certain transactions that stabilize the price of the Preferred Securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Preferred Securities.

    If the Underwriters create a short position in the Preferred Securities in connection with the offering, i.e., if they sell more shares of Preferred Securities than are set forth on the cover page of this Prospectus, the Representatives may reduce that short position by purchasing Preferred Securities in the open market.

    The Representatives may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Representatives purchase shares of Preferred Securities in the open market to reduce the Underwriters' short position or to stabilize the price of the Preferred Securities, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the offering.

    In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

    Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Preferred Securities. In addition, neither the Company nor any of the Underwriters makes any representation that the Representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    Prior to this offering there has been no public market for the Preferred Securities. In order to meet one of the requirements for listing the Preferred Securities on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more Preferred Securities to a minimum of 400 beneficial holders.

    PLC Capital and Protective Life have agreed to indemnify the Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

    Certain of the Underwriters engage in transactions with, and, from time to time, have performed services for, Protective Life and its subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

    Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon for PLC Capital by Richards, Layton & Finger, P.A., special Delaware counsel to the Company and PLC Capital. The validity of the Subordinated Debt Securities and the Preferred Securities Guarantees and certain matters relating thereto will be passed upon for Protective Life by Debevoise & Plimpton. Certain United States federal income taxation matters will be passed upon for Protective Life and PLC Capital by Debevoise & Plimpton, special tax counsel to Protective Life and PLC Capital. Debevoise & Plimpton may rely on the opinon of Richards, Layton & Finger, P.A. as to certain matters of Delaware law.

                   SUBJECT TO COMPLETION, DATED JULY 8, 1997
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                          PROTECTIVE LIFE CORPORATION
                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS

                              PLC CAPITAL TRUST II
                             PLC CAPITAL TRUST III
                              PLC CAPITAL TRUST IV
                              PREFERRED SECURITIES
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                          PROTECTIVE LIFE CORPORATION
                            ------------------------

    Protective Life Corporation, a Delaware corporation ("Protective Life" or the "Company"), may from time to time offer (a) its debt securities ("Debt Securities"), in one or more series, which may be either senior debt securities ("Senior Debt Securities") or subordinated debt securities ("Subordinated Debt Securities"), (b) shares of its preferred stock, par value $1.00 per share ("Preferred Stock"), in one or more series, (c) shares of its common stock, par value $.50 per share ("Common Stock"), (d) its stock purchase contracts ("Stock Purchase Contracts") to purchase Common Stock and/or (e) its stock purchase units ("Stock Purchase Units"), each representing ownership of a Stock Purchase Contract and Debt Securities or Preferred Securities or debt obligations of third parties, including U.S. Treasury Securities (as hereinafter defined), and PLC Capital Trust II, PLC Capital Trust III and PLC Capital Trust IV (each, a "PLC Capital Trust"), may from time to time offer their preferred securities which may be designated as preferred securities or capital securities ("Preferred Securities"), in each case in amounts, at prices and on terms to be determined at the time or times of offering. The Debt Securities, Preferred Stock, Common Stock, Stock Purchase Contracts, Stock Purchase Units and Preferred Securities are referred to herein collectively as the "Offered Securities". The aggregate initial offering price of the Offered Securities in respect of which this Prospectus is being delivered will not exceed U.S. $200,000,000 (or its equivalent (based on the applicable exchange rate at the time of issue), in one or more foreign currencies or currency units as shall be designated by Protective Life).

    The PLC Capital Trusts, which are each statutory business trusts formed under the laws of the State of Delaware, were formed by Protective Life solely to issue their Preferred Securities, representing preferred undivided beneficial interests in the assets of the respective PLC Capital Trust, and their common securities ("Common Securities") and loan the proceeds thereof to Protective Life. Accordingly, the proceeds of an offering of Preferred Securities, together with all capital contributions made in respect of Common Securities, will be loaned to Protective Life in exchange for Subordinated Debt Securities of Protective Life having the terms described herein. Interest and principal payments on the Subordinated

                                                        (CONTINUED ON NEXT PAGE)

                         ------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                  THE DATE OF THIS PROSPECTUS IS       , 1997.

(CONTINUED FROM PREVIOUS PAGE)

Debentures are intended to fund the payment of periodic distributions ("distributions") and redemption and liquidation distributions on the Preferred Securities and the Common Securities. The payment of distributions with respect to Preferred Securities of each of the PLC Capital Trusts out of moneys held by each of the PLC Capital Trusts, and payment on liquidation, redemption or otherwise with respect to such Preferred Securities, will be guaranteed by Protective Life to the extent described herein (each a "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantees" below. Protective Life's obligations under the Preferred Securities Guarantees will rank (i) subordinate and junior in right of payment to all present and future Senior Indebtedness (as such term is defined in the Subordinated Indenture (as hereinafter defined)), (ii) PARI PASSU with the Company's guarantees (each, a "Common Guarantee") with respect to the Common Securities of the PLC Capital Trusts, Subordinated Debt Securities, the Company's guarantee (the "Series A Guarantee") of PLC Capital L.L.C.'s 9% Cumulative Monthly Income Preferred Securities, Series A (the "Series A Preferred Securities"), the Company's 9% Subordinated Debentures, due 2024, Series A (the "Series A Subordinated Debentures"), the Company's guarantee of PLC Capital Trust I's 8 1/4% Trust Originated Preferred Securities (the "Trust I Preferred Securities"), the Company's guarantee (the "8 1/4% Common Guarantee, " and together with the
8 1/4% Preferred Guarantee, the "8 1/4% TOPrS Guarantees") of PLC Capital Trust I's 8 1/4% Trust Originated Common Securities (the "Trust I Common Securities," and together with the Trust I Preferred Securities, the "Trust I TOPrS"), the Company's 8 1/4% Subordinated Debentures, due 2027, Series B (the "Series B Subordinated Dentures") and any other liabilities or obligations that may be PARI PASSU by their terms and (iii) senior to the Company's Common Stock, the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by Protective Life in respect to any preferred or preference stock of any affiliate of the Company. Subordinated Debt Securities may be issued and sold from time to time in one or more series to a PLC Capital Trust, or a trustee of such PLC Capital Trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities of such PLC Capital Trust. The Subordinated Debt Securities purchased by an PLC Capital Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such PLC Capital Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement.

    Specific terms of the particular Offered Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement"), which will describe, without limitation and where applicable, the following: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, denominations, maturity, premium, if any, interest rate (which may be fixed or variable) or method of calculating interest, if any, place or places where principal, premium, if any, and interest, if any, will be payable, currency in which principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, any listing on a securities exchange, initial public offering or purchase price, conversion rights, methods of distribution and other special terms, (ii) in the case of Preferred Stock and Preferred Securities, the designation, number of securities, liquidation preference per security, initial public offering price, any listing on a securities exchange, dividend rate (or method of calculation thereof), dates on which dividends shall be payable and dates from which dividends shall accrue, any voting rights, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Stock or Preferred Securities of a specific series and, in the case of Preferred Securities, the terms upon which the proceeds of the sale of the Preferred Securities will be used to purchase a specific series of Subordinated Debt Securities of Protective Life, (iii) in the case of Stock Purchase Contracts, the designation and number of shares of Common Stock issuable thereunder, the purchase price of Common Stock, the date or dates on which the Common Stock is required to be purchased by the holders of the Stock Purchase Contracts, any periodic payments required to be made by the Company to the holders of the Stock Purchase Contract or vice versa, and the terms of the offering and sale thereof, (iv) in the case of Stock Purchase Units, the specific terms of the Stock Purchase Contracts and any Debt Securities or Preferred Securities or debt obligations of third parties securing the holder's obligation to purchase the

Common Stock under the Stock Purchase Contracts, and the terms of the offering and sale thereof, and (v) in the case of Common Stock, the number of shares offered, the methods of distribution and the public offering or purchase price. Protective Life's Common Stock is listed on the New York Stock Exchange under the trading symbol "PL". Any Common Stock sold pursuant to a Prospectus Supplement will be listed on such exchange, subject to official notice of issuance.

    The Prospectus Supplement will also contain information, as applicable, about certain United States federal income tax considerations relating to the Offered Securities in respect of which this Prospectus is being delivered.

    The Debt Securities will be unsecured. Unless otherwise specified in a Prospectus Supplement, the Senior Debt Securities will rank equally with all other unsecured and unsubordinated indebtedness of Protective Life. The Subordinated Debt Securities will be subordinated in right of payment to all present and future Senior Indebtedness (as defined herein) of Protective Life to the extent described herein and in the Prospectus Supplement relating thereto. The Debt Securities may be denominated in United States dollars or, at the option of Protective Life if so specified in the applicable Prospectus Supplement, in one or more foreign currencies or currency units. The Debt Securities may be issued in registered form or bearer form, or both. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities.

    The Offered Securities may be sold to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution". The names of any underwriters, dealers or agents involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement.

    This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.

    No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, any accompanying Prospectus Supplement or the documents incorporated or deemed incorporated by reference herein, and any information or representations not contained herein or therein must not be relied upon as having been authorized by Protective Life or the PLC Capital Trusts or by any agent, dealer or underwriter. This Prospectus and any accompanying Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy the securities in any circumstances in which such offer or solicitation is unlawful. The delivery of this Prospectus or any Prospectus Supplement at any time does not imply that the information herein or therein is correct as of any time subsequent to the date of such information.

                             AVAILABLE INFORMATION

    Protective Life is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements and other information concerning Protective Life can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. The Commission maintains an Internet Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's site is http://www.sec.gov.

    This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") filed by Protective Life and the PLC Capital Trusts with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to Protective Life, the PLC Capital Trusts and the Offered Securities, reference is made to the Registration Statement. The Registration Statement may be inspected by anyone without charge at the principal office of the Commission in Washington, D.C. and copies of all or part of it may be obtained from the Commission upon payment of the prescribed fees.

    No separate financial statements of the PLC Capital Trusts have been included herein or incorporated herein by reference. Protective Life and the PLC Capital Trusts do not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of each of the PLC Capital Trusts will be owned, directly or indirectly, by Protective Life, a reporting company under the Exchange Act, (ii) each of the PLC Capital Trusts has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of such PLC Capital Trust and investing the proceeds thereof in Subordinated Debt Securities issued by Protective Life and (iii) Protective Life's obligations described herein and in any accompanying Prospectus Supplement, under the Declaration (as defined herein) of each PLC Capital Trust, the Preferred Securities Guarantees issued with respect to Preferred Securities issued by that PLC Capital Trust and the related back-up undertakings, the Subordinated Debt Securities purchased by that PLC Capital Trust and the related Subordinated Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Preferred Securities. See "Description of Debt Securities of Protective Life--Subordination Under the Subordinated Indenture" and "Description of the Preferred Securities Guarantees of the PLC Capital Trusts."

    The PLC Capital Trusts are not currently subject to the information reporting requirements of the Exchange Act. The PLC Capital Trusts will become subject to such requirements upon the effectiveness of the Registration Statement, although they intend to seek and expect to receive exemptions therefrom.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    Protective Life's Quarterly report on form 10-Q for the three month period ended March 31, 1997, Annual Report on Form 10-K for the year ended December 31, 1996, and Current Reports on Form 8-K dated April 23, 1997 and February 11, 1997, as filed with the Commission pursuant to the Exchange Act (File No. 1-12332), and the description of Protective Life's Common Stock contained in its Registration Statement on Form 10 filed pursuant to Section 12 of the Exchange Act on September 4, 1981, as amended by an amendment thereto filed on Form 8 on October 27, 1981 and the description of Protective Life's Rights to Purchase Series A Junior Participating Cumulative Preferred Stock contained in its Form 8-A filed on August 7, 1995 including any amendment or report filed for the purpose of updating such descriptions prior to the termination of the offering, are incorporated herein by reference.

    Each document or report subsequently filed by Protective Life pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering described herein shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

    Protective Life will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference, other than certain exhibits to such documents. Requests should be directed to: Stockholder Relations, Protective Life Corporation, P.O. Box 2606, Birmingham, Alabama 35202 (telephone: (205) 868-3573; facsimile (205) 868-3541).

                          PROTECTIVE LIFE CORPORATION

    Protective Life, a Delaware corporation incorporated in 1981, is an insurance holding company that, through its subsidiary life insurance companies, produces, distributes and services a diverse array of insurance and investment products. Protective Life markets individual life insurance, dental insurance, group life and health insurance, credit life and disability insurance, guaranteed investment contracts and annuities throughout the United States. The Company also maintains a separate line of business devoted exclusively to the acquisition of insurance policies from other companies and participates in a joint venture which owns a life insurance company in Hong Kong. Protective Life Insurance Company ("Protective Life Insurance"), founded in 1907, is Protective Life's principal operating subsidiary. Protective Life's principal executive offices are located at 2801 Highway 280 South, Birmingham, Alabama 35223, and its telephone number is (205) 879-9230.

    Protective Life's ability to pay principal and interest on any Debt Securities or dividends on any Preferred Stock or Common Stock is affected by the ability of its insurance company subsidiaries, Protective Life's principal sources of cash flow, to declare and distribute dividends and to make payments on surplus notes (i.e., deeply subordinated intercompany notes owed by insurance company subsidiaries to Protective Life that are treated as equity capital of such insurance company subsidiaries for statutory accounting purposes), both of which may be limited by regulatory restrictions and, in the case of payments on surplus notes, by certain financial covenants. Protective Life's cash flow is also dependent on revenues from investment, data processing, legal and management services rendered to its subsidiaries. Insurance company subsidiaries of Protective Life are subject to various state statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay to Protective Life. Under Tennessee insurance laws, Protective Life Insurance generally may pay dividends to Protective Life only out of its unassigned surplus as reflected in its statutory financial statements filed in that State. In addition, the Tennessee Commissioner of Insurance must approve (or not disapprove within 30 days of notice) payment of an "extraordinary" dividend from Protective Life Insurance, which generally under Tennessee insurance laws is a dividend that exceeds, together with all dividends paid by Protective Life Insurance within the previous 12 months, the greater of (i) 10% of Protective Life Insurance's surplus as regards policyholders at the preceding December 31 or (ii) the net gain from operations of Protective Life Insurance for the 12 months ended on such December 31. No assurance can be given that more stringent restrictions will not be adopted from time to time by states in which Protective Life's insurance subsidiaries are domiciled, which restrictions could have the effect, under certain circumstances, of significantly reducing dividends or other amounts payable to Protective Life by such subsidiaries without affirmative prior approval by state insurance regulatory authorities.

    In the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of an insurance subsidiary of Protective Life, all creditors of such subsidiary, including holders of life and health insurance policies, would be entitled to payment in full out of the assets of such subsidiary before Protective Life, as shareholder or holder of surplus notes, would be entitled to any payment, and thus such creditors would have to be paid in full before the creditors of Protective Life (including holders of Debt Securities) would be entitled to receive any payment from the assets of such subsidiary.

                             THE PLC CAPITAL TRUSTS

    Each of the PLC Capital Trusts is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust (each a "Declaration") executed by the Company, as sponsor for such trust (the "Sponsor") and the PLC Capital Trustees (as defined herein) for such trust and
(ii) the filing of a certificate of trust with the Delaware Secretary of State on July 1, 1997. Each PLC Capital Trust exists for the exclusive purposes of (i) issuing the Preferred Securities and Common Securities (together, the "Trust Securities"), (ii) investing the gross proceeds of the Trust Securities in Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be directly or indirectly owned by the Company. The Common Securities will rank PARI PASSU, and payments will be made thereon pro rata, with the Preferred Securities except that upon an event of default under the applicable Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Company will, directly or indirectly, acquire Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of each PLC Capital Trust. Each PLC Capital Trust has a term of approximately 55 years, but may earlier terminate as provided in its Declaration. Each PLC Capital Trust's business and affairs will be conducted by the trustees (the "PLC Capital Trustees") appointed by the Company, as the direct or indirect holder of all the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the PLC Capital Trustees of each PLC Capital Trust. The duties and obligations of the PLC Capital Trustees shall be governed by the Declaration of such PLC Capital Trust. A majority of the PLC Capital Trustees (the "Regular Trustees") of each PLC Capital Trust will be persons who are employees or officers of or affiliated with the Company. One PLC Capital Trustee of each PLC Capital Trust will be a financial institution which will be unaffiliated with the Company and which shall act as property trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939 (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee" or the "Institutional Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one PLC Capital Trustee of each PLC Capital Trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the PLC Capital Trusts and the offering of Trust Securities, the payment of which will be guaranteed by the Company. The office of the Delaware Trustee for each PLC Capital Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. Each PLC Capital Trust's offices are located at 2801 Highway 280 South, Birmingham, Alabama 35223 (Telephone: (205) 879-9230).

                                USE OF PROCEEDS

    Except as otherwise described in the applicable Prospectus Supplement, the proceeds from the sale by any PLC Capital Trust of any Preferred Securities (together with any capital contributed in respect of Common Securities) will be loaned to Protective Life in exchange for Subordinated Debt Securities. Protective Life will use borrowings from PLC Capital Trusts, and the net proceeds from any sale of Debt Securities, Preferred Stock, Common Stock, Stock Purchase Contracts and Stock Purchase Units for general corporate purposes, including, but not limited to, repayments of indebtedness of Protective Life or its subsidiaries. Pending such use, the proceeds may be invested temporarily in short-term marketable securities. A more detailed description of the use of proceeds of any specific offering of Offered Securities shall be set forth in the Prospectus Supplement pertaining to such offering.

                          CONSOLIDATED EARNINGS RATIOS

    The following table sets forth Protective Life's ratios of consolidated earnings to fixed charges, consolidated earnings to combined fixed charges and distributions on Series A Preferred Securities and consolidated earnings to combined fixed charges, distributions on Series A Preferred Securities and interest credited on investment products for the years and periods indicated:

                                                                                          YEAR ENDED DECEMBER 31,
                                                                           -----------------------------------------------------
                                                                             1992       1993       1994       1995       1996
                                                                           ---------  ---------  ---------  ---------  ---------
Ratio of Consolidated Earnings to Fixed Charges (1)......................       13.5       14.4       14.7       13.6       14.9
Ratio of Consolidated Earnings to Combined Fixed Charges and
  Distributions on Series A Preferred Securities(2)......................       13.5       14.4       10.8        9.0       10.0
Ratio of Consolidated Earnings to Combined Fixed Charges, Distributions
  on Series A Preferred Securities and Interest Credited on Investment
  Products(3)............................................................        1.3        1.4        1.4        1.4        1.5


                                                                            THREE MONTHS ENDED
                                                                                MARCH 31,
                                                                           --------------------
                                                                             1996       1997
                                                                           ---------  ---------
Ratio of Consolidated Earnings to Fixed Charges (1)......................       13.2       11.8
Ratio of Consolidated Earnings to Combined Fixed Charges and
  Distributions on Series A Preferred Securities(2)......................        9.1        8.8
Ratio of Consolidated Earnings to Combined Fixed Charges, Distributions
  on Series A Preferred Securities and Interest Credited on Investment
  Products(3)............................................................        1.4        1.8

------------------------

(1) The ratio of consolidated earnings to fixed charges is calculated by dividing the sum of income before income tax (excluding pre-tax minority interest but not excluding distributions on Series A Preferred Securities reported as minority interest) and interest expense on debt, by interest expense on debt.

(2) The ratio of consolidated earnings to combined fixed charges and distributions on Series A Preferred Securities is calculated by dividing the sum of income before income tax (excluding pre-tax minority interest but not excluding distributions on Series A Preferred Securities reported as minority interest) and interest expense on debt, by interest expense on debt and distributions on Series A Preferred Securities. The ratio of consolidated earnings to combined fixed charges and distributions on Series A Preferred Securities does not include distributions on the Trust I TOPrS issued in April 1997.

(3) The ratio of consolidated earnings to interest on debt, distributions on Series A Preferred Securities, and interest credited on investment products is calculated by dividing the sum of income before income tax (excluding pre-tax minority interest but not excluding distributions on Series A Preferred Securities reported as minority interest), interest expense on debt and interest credited on investment products, by the sum of interest expense on debt, distributions on Series A Preferred Securities and interest credited on investment products. Investment products include products such as guaranteed investment contracts and annuities. The ratio of consolidated earnings to combined fixed charges, distributions on Series A Preferred Securities and interest credited on investment products does not include distributions on the Trust I TOPrS issued in April 1997.

               DESCRIPTION OF DEBT SECURITIES OF PROTECTIVE LIFE

    The Senior Debt Securities offered hereby are to be issued in one or more series under the Senior Indenture, dated as of June 1, 1994, between Protective Life and The Bank of New York, as trustee (the "Senior Trustee"), as supplemented by Supplemental Indenture No. 1, dated as of July 1, 1994, Supplemental Indenture No. 2, dated as of August 1, 1996, Supplemental Indenture No. 3, dated as of September 15, 1996, Supplemental Indenture No. 4, dated as of November 15, 1996 and Supplemental Indenture No. 5, dated as of December 1, 1996 (as so supplemented, the "Senior Indenture"). The Subordinated Debt Securities offered hereby are to be issued under the Subordinated Indenture, dated as of June 1, 1994, between Protective Life and AmSouth Bank (successor by merger to AmSouth Bank of Alabama, successor by conversion of charter, to AmSouth Bank N.A.) (hereinafter referred to as "AmSouth Bank"), as trustee (the "Subordinated Trustee," and together with the Senior Trustee, the "Trustees"), as amended and supplemented by Supplemental Indenture No. 1, dated as of June 9, 1994, Supplemental Indenture No. 2, dated as of August 1, 1994 and Supplemental Indenture No.3, dated as of April 29, 1997 (as so supplemented and amended, the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"), copies of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

    The statements herein relating to the Debt Securities and the following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indentures (as they may be amended or supplemented from time to time), including the definitions therein of certain terms capitalized in this Prospectus. Whenever particular Sections or defined terms of the Indentures (as they may be amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such Sections or defined terms are incorporated herein or therein by reference.

GENERAL

    The Debt Securities will be unsecured obligations of Protective Life. The Senior Debt Securities will be unsecured and will rank PARI PASSU with all other unsecured and unsubordinated obligations of Protective Life. The Subordinated Debt Securities will be subordinate and junior in right of payment to the extent and in the manner set forth in the Subordinated Indenture to all present and future Senior Indebtedness of Protective Life. See "-- Subordination under the Subordinated Indenture". The Indentures do not limit the aggregate amount of Debt Securities which may be issued thereunder. Except as otherwise provided in the applicable Prospectus Supplement, the Indentures, as they apply to any series of Debt Securities, also do not limit the incurrence or issuance of other secured or unsecured debt of Protective Life.

    Reference is made to the applicable Prospectus Supplement which will accompany this Prospectus for a description of the specific series of Debt Securities being offered thereby, including: (1) the title of such Debt Securities; (2) any limit upon the aggregate principal amount of such Debt Securities; (3) the date or dates on which the principal of and premium, if any, on such Debt Securities will mature or the method of determining such date or dates; (4) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method of calculating such rate or rates; (5) the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined; (6) the date or dates on which interest, if any, will be payable and the record date or dates therefor;
(7) the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable; (8) the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at the option of Protective Life; (9) the obligation, if any, of Protective Life to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which and the other terms and conditions upon which, such Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligations;
(10) the
denominations in which such Debt Securities are authorized to be issued; (11) the currency or currency unit for which Debt Securities may be purchased or in which Debt Securities may be denominated and/or the currency or currencies (including currency unit or units) in which principal of, premium, if any, and interest, if any, on such Debt Securities will be payable and whether Protective Life or the holders of any such Debt Securities may elect to receive payments in respect of such Debt Securities in a currency or currency unit other than that in which such Debt Securities are stated to be payable; (12) if the amount of principal of, or any premium or interest on, any of such Debt Securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined; (13) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities which will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined; (14) if the principal amount payable at the Stated Maturity of any of such Debt Securities will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the Stated Maturity or which will be deemed to be Outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined); (15) the person to whom any interest on any such Debt Security shall be payable if other than the person in whose name such Debt Security is registered on the applicable record date; (16) any addition to, or modification or deletion of, any Event of Default or any covenant of Protective Life specified in the Indenture with respect to such Debt Securities; (17) the application, if any, of such means of defeasance or covenant defeasance as may be specified for such Debt Securities; (18) whether such Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depository for such global security or securities; (19) in the case of the Subordinated Indenture, the terms, if any, upon which such Debt Securities may be converted or exchanged, at the option of the holders thereof, into or for Common Stock of Protective Life or other securities or property; and (20) any other terms not inconsistent with the terms of the Indentures pertaining to such Debt Securities. (Section 3.1 of each Indenture.) Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will not be listed on any securities exchange.

    Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities will be issued in fully-registered form without coupons. Where Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to any such Debt Securities and to payment on and transfer and exchange of such Debt Securities will be described in the applicable Prospectus Supplement. Bearer debt securities will be transferable by delivery. (Section 3.5 of each Indenture.)

    Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain federal income tax consequences and special considerations applicable to any such Debt Securities will be described in the applicable Prospectus Supplement.

    If the purchase price of any of the Debt Securities is payable in one or more foreign currencies or currency units or if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain federal income tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

    If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Debt Securities, special federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

    The general provisions of the Indentures do not afford holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving Protective Life that may adversely affect holders of the Debt Securities.

PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE

    Unless otherwise provided in the applicable Prospectus Supplement, payments in respect of the Debt Securities will be made in the designated currency at the office or agency of Protective Life maintained for that purpose as Protective Life may designate from time to time, except that, at the option of Protective Life, interest payments, if any, on Debt Securities in registered form may be made (i) by checks mailed to the holders of Debt Securities entitled thereto at their registered addresses or (ii) by wire transfer to an account maintained by the person entitled thereto as specified in the register. (Sections 3.7(a) and 9.2 of each Indenture.) Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Debt Securities in registered form will be made to the person in whose name such Debt Security is registered at the close of business on the regular record date for such interest. (Section 3.7(a) of each Indenture.)

    Payment in respect of Debt Securities in bearer form will be made in the currency and in the manner designated in the Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as Protective Life may appoint from time to time. The paying agents outside the United States initially appointed by Protective Life for a series of Debt Securities will be named in the Prospectus Supplement. Protective Life may at any time designate additional paying agents or rescind the designation of any paying agents, except that, if Debt Securities of a series are issuable as Registered Securities, Protective Life will be required to maintain at least one paying agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, Protective Life will be required to maintain a paying agent in a Place of Payment outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment. (Section 9.2 of each Indenture.)

    All moneys paid by Protective Life to the Debt Trustees or a paying agent for the payment of the principal of, or any premium or interest on, any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to Protective Life, and the holder of such Security thereafter may look only to Protective Life for payment thereof. (Section 9.3 of each Indenture.)

    Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities in registered form will be transferable or exchangeable at the agency of Protective Life maintained for such purpose as designated by Protective Life from time to time. (Sections 3.5 and 9.2 of each Indenture.) Debt Securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection therewith. (Section 3.5 of each Indenture.)

GLOBAL DEBT SECURITIES

    The Debt Securities of a series may be issued in whole or in part in the form of one or more fully registered global securities (a "Registered Global Security"). Each Registered Global Security will be registered in the name of a depository (the "Depository") or a nominee for the Depository identified in the applicable Prospectus Supplement, will be deposited with such Depository or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to each Indenture. In such a case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Registered Global Security or Securities. (Section 3.3 of each Indenture.) Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a Registered Global Security may not be transferred or exchanged except as a whole by the Depository for such Registered Global Security to a nominee of such Depository or by a nominee of such Depository to such

Depository or another nominee of such Depository or by such Depository or any such nominee to a successor Depository for such series or a nominee of such successor Depository and except in the circumstances described in the applicable Prospectus Supplement. (Section 3.5 of each Indenture.)

    The specific terms of the depository arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the applicable Prospectus Supplement. Protective Life expects that the following provisions will apply to depository arrangements.

    Upon the issuance of any Registered Global Security, and the deposit of such Registered Global Security with or on behalf of the Depository for such Registered Global Security, the Depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of institutions ("participants") that have accounts with the Depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such Debt Securities or by Protective Life, if such Debt Securities are offered and sold directly by Protective Life. Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Registered Global Security will be shown on, and the transfer of such beneficial interests will be effected only through, records maintained by the Depository for such Registered Global Security or by its nominee. Ownership of beneficial interests in such Registered Global Security by persons that hold through participants will be shown on, and the transfer of such beneficial interests within such participants will be effected only through, records maintained by such participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Registered Global Securities.

    So long as the Depository for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under each Indenture. (Section 3.8 of each Indenture.) Unless otherwise specified in the applicable Prospectus Supplement and except as specified below, owners of beneficial interests in such Registered Global Security will not be entitled to have Debt Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the holders thereof for any purposes under the relevant Indenture. (Section 3.5 of each Indenture.)

    Ownership of beneficial interests in a Global Security will be limited to participants and to persons that may hold beneficial interests through participants. Accordingly, each person owning a beneficial interest in such Registered Global Security must rely on the procedures of the Depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the relevant Indenture. The Depository may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the relevant Indenture. Protective Life understands that, under existing industry practices, if Protective Life requests any action of holders or any owner of a beneficial interest in such Registered Global Security desires to give any notice or take any action a holder is entitled to give or take under the relevant Indenture, the Depository would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

    Unless otherwise specified in the applicable Prospectus Supplement, payments with respect to principal, premium, if any, and interest, if any, on Debt Securities represented by a Registered Global Security registered in the name of a Depository or its nominee will be made to such Depository or its nominee, as the case may be, as the registered owner of such Registered Global Security.

    Protective Life expects that the Depository for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such Depository. Protective Life also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names", and will be the responsibility of such participants. Nevertheless, payments, transfers, exchanges and other matters relating to beneficial interests in a Registered Global Security may be subject to various policies and procedures adopted by the Depository from time to time. None of Protective Life, the respective Debt Trustee or any agent of Protective Life or the respective Debt Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests of a Registered Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests. (Section 3.8 of each Indenture.)

    Unless otherwise specified in the applicable Prospectus Supplement, if the Depository for any Debt Securities represented by a Registered Global Security notifies Protective Life that it is unwilling or unable to continue as Depository and a successor Depository is not appointed by Protective Life within 90 days, Protective Life will issue such Debt Securities in definitive certificated form in exchange for such Registered Global Security. In addition, Protective Life may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive certificated form in exchange for all of the Registered Global Security or Securities representing such Debt Securities. (Section 3.5 of each Indenture.)

    The Debt Securities of a series may also be issued in whole or in part in the form of one or more bearer global securities (a "Bearer Global Security") that will be deposited with a depository, or with a nominee for such depository, identified in the applicable Prospectus Supplement. Any such Bearer Global Securities may be issued in temporary or permanent form. (Section 3.4 of each Indenture.) The specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of Debt Securities to be represented by one or more Bearer Global Securities will be described in the applicable Prospectus Supplement.

CONSOLIDATION, MERGER OR SALE BY PROTECTIVE LIFE

    Protective Life shall not consolidate with or merge into any other corporation or sell its assets substantially as an entirety, unless (i) the corporation formed by such consolidation or into which Protective Life is merged or the corporation which acquires its assets is organized in the United States and expressly assumes all of the obligations of Protective Life under each Indenture, (ii) immediately after giving effect to such transaction, no Default (as defined herein) or Event of Default shall have happened and be continuing and (iii) if, as a result of such transaction, properties or assets of Protective Life would become subject to a mortgage, pledge, lien, security interest or other encumbrance not permitted by the Debt Securities of any series, Protective Life or its successor shall take steps necessary to secure such Debt Securities equally and ratably with all indebtedness secured thereby. Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation, or into which Protective Life is merged or to which such sale is made, shall succeed to, and be substituted for Protective Life under each Indenture. (Section 7.1 of each Indenture.)

EVENTS OF DEFAULT, NOTICE AND CERTAIN RIGHTS ON DEFAULT

    Each Indenture provides that, if an Event of Default specified therein occurs with respect to the Debt Securities of any series and is continuing, the Debt Trustee for such series or the holders of 25% in aggregate principal amount of all of the outstanding Debt Securities of that series, by written notice to Protective Life (and to the Debt Trustee for such series, if notice is given by such holders of Debt

Securities), may declare the principal of (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount specified in the Prospectus Supplement) and accrued interest on all the Debt Securities of that series to be due and payable (provided, with respect to any Debt Securities (including Subordinated Debentures) issued under the Subordinated Indenture, that the payment of principal and interest on such Debt Securities shall remain subordinated to the extent provided in Article 12 of the Subordinated Indenture). (Section 5.2 of each Indenture.)

    Except as otherwise provided in a Prospectus Supplement relating to the Debt Securities of a particular series, Events of Default with respect to Debt Securities of any series are defined in each Indenture as being: (a) default for 30 days in payment of any interest on any Debt Security of that series or any coupon appertaining thereto or any additional amount payable with respect to Debt Securities of such series as specified in the applicable Prospectus Supplement when due; (b) default in payment of principal, or premium, if any, at maturity or on redemption or otherwise, or in the making of a mandatory sinking fund payment of any Debt Securities of that series when due; (c) default for 60 days after notice to Protective Life by the Debt Trustee for such series, or by the holders of 25% in aggregate principal amount of the Debt Securities of such series then outstanding, in the performance of any other agreement in the Debt Securities of that series, in the Indenture or in any supplemental indenture or board resolution referred to therein under which the Debt Securities of that series may have been issued; (d) default in payment of principal relating to indebtedness of Protective Life and its consolidated subsidiaries for borrowed money having an aggregate principal amount exceeding $25 million (after the expiration of any applicable grace period with respect thereto), or other default resulting in acceleration of indebtedness of Protective Life and its consolidated subsidiaries for borrowed money where the aggregate principal amount so accelerated exceeds $25 million and such acceleration is not rescinded or annulled within 30 days after the written notice thereof to Protective Life by the respective Debt Trustee or to Protective Life and the respective Debt Trustee by the holders of 25% in aggregate principal amount of the Debt Securities of such series then outstanding; PROVIDED that such Event of Default will be remedied, cured or waived if the default that resulted in such Event of Default is remedied, cured or waived; and (e) certain events of bankruptcy, insolvency or reorganization of Protective Life or Protective Life Insurance. (Section 5.1 of each Indenture.) Events of Default with respect to a specified series of Debt Securities may be added to the Indenture and, if so added, will be described in the applicable Prospectus Supplement. (Sections 3.1 and 5.1 (7) of each Indenture.)

    Each Indenture provides that the respective Debt Trustee will, within 90 days after the occurrence of a Default with respect to the Debt Securities of any series, give to the holders of the Debt Securities of that series notice of all Defaults known to it unless such Default shall have been cured or waived; PROVIDED that except in the case of a Default in payment on the Debt Securities of that series, the respective Debt Trustee may withhold the notice if and so long as the Board of Directors of Protective Life, the executive committee thereof or a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of the holders of the Debt Securities of that series. (Section 6.6 of each Indenture.) "Default" means any event which is, or after notice or passage of time or both, would be, an Event of Default. (Section 1.1 of each Indenture.)

    Each Indenture provides that the holders of a majority in aggregate principal amount of the Debt Securities of each series affected (with each such series voting as a class) may, subject to certain limited conditions, direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee for such series, or exercising any trust or power conferred on such Debt Trustee. (Section 5.8 of each Indenture.)

    Each Indenture includes a covenant that Protective Life will file annually with the respective Debt Trustee a certificate as to Protective Life's compliance with all conditions and covenants of such Indenture. (Section 9.6 of each Indenture.)

    The holders of a majority in aggregate principal amount of any series of Debt Securities by written notice to the Debt Trustee for such series may waive, on behalf of the holders of all Debt Securities of such series, any past Default or Event of Default with respect to that series and its consequences except a Default or Event of Default in the payment of the principal of, premium, if any, or interest, if any, on any Debt Security. (Section 5.7 of each Indenture.)

MODIFICATION OF THE INDENTURES

    Each Indenture contains provisions permitting Protective Life and the respective Debt Trustee to enter into one or more supplemental indentures without the consent of the holders of any of the Debt Securities in order (i) to evidence the succession of another corporation to Protective Life and the assumption of the covenants of Protective Life by a successor to Protective Life; (ii) to add to the covenants of Protective Life or surrender any right or power of Protective Life; (iii) to add additional Events of Default with respect to any series of Debt Securities; (iv) to add or change any provisions to such extent as necessary to permit or facilitate the issuance of Debt Securities in bearer form; (v) to change or eliminate any provision affecting only Debt Securities not yet issued; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities; (viii) to evidence and provide for successor Debt Trustees or to add or change any provisions to such extent as necessary to permit or facilitate the appointment of a separate Debt Trustee or Debt Trustees for specific series of Debt Securities; (ix) if allowed without penalty under applicable laws and regulations, to permit payment in respect of Debt Securities in bearer form in the United States; (x) to correct any defect or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under such Indenture or to cure any ambiguity or correct any mistake, PROVIDED that any such action does not adversely affect the interests of any holder of Debt Securities of any series then outstanding; or (xi) in the case of the Subordinated Indenture, to modify the subordination provisions thereof in a manner not adverse to the holders of Subordinated Debentures of any series then outstanding (and in the case of Subordinated Debentures issued in return for the proceeds of Preferred Securities of any series then outstanding, not adverse to the holders of such Preferred Securities). (Section 8.1 of each Indenture.)

    Each Indenture also contains provisions permitting Protective Life and the respective Debt Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities affected by such supplemental indenture (with the Debt Securities of each series voting as a class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of such Indenture or any supplemental indenture or modifying the rights of the holders of Debt Securities of such series, except that, without the consent of the holder of each Debt Security so affected, no such supplemental indenture may: (i) change the time for payment of principal or premium, if any, or interest on any Debt Security; (ii) reduce the principal of, or any installment of principal of, or premium, if any, or interest on any Debt Security, or change the manner in which the amount of any of the foregoing is determined; (iii) reduce the interest rate, the amount of principal or the amount of premium, if any, payable upon the redemption of any Debt Security; (iv) reduce the amount of principal payable upon acceleration of the maturity of any Original Issue Discount or Indexed Security; (v) change the currency or currency unit in which any Debt Security or any premium or interest thereon is payable; (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security; (vii) reduce the percentage in principal amount of the outstanding Debt Securities affected thereby the consent of whose holders is required for modification or amendment of such Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; (viii) change the obligation of Protective Life to maintain an office or agency in the places and for the purposes specified in such Indenture; (ix) in the case of the Subordinated Indenture, modify the subordination provisions thereof in a manner adverse to the holders of Subordinated Debentures of any series then outstanding (and in the case of Subordinated Debentures issued in return for the proceeds of Preferred Securities of any series then outstanding, adverse to the holders of such Preferred Securities); or (x) modify the provisions relating to waiver of certain defaults or any of the foregoing provisions. (Section 8.2 of each Indenture.)

SUBORDINATION UNDER THE SUBORDINATED INDENTURE

    In the Subordinated Indenture, Protective Life has covenanted and agreed that any Subordinated Debt Securities issued thereunder are subordinate and junior in right of payment to all present and future Senior Indebtedness to the extent provided in the Subordinated Indenture. The Subordinated Indenture defines the term "Senior Indebtedness" as the principal, premium, if any, and interest on (i) all indebtedness of Protective Life, whether outstanding on the date of the issuance of Subordinated Debt Securities or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities, (ii) any indebtedness of others of the kinds described in the preceding clause (i) for the payment of which Protective Life is responsible or liable as guarantor or otherwise and
(iii) amendments, renewals, extensions and refundings of any such indebtedness, unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not superior in right of payment to Subordinated Debt Securities. The Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Indebtedness or extension or renewal of the Senior Indebtedness.

    If (i) Protective Life defaults in the payment of any principal, or premium, if any, or interest on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or declaration or otherwise or (ii) an event of default occurs with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof and written notice of such event of default (requesting that payments on Subordinated Debt Securities cease) is given to Protective Life by the holders of Senior Indebtedness, then unless and until such default in payment or event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or securities, by set-off or otherwise) shall be made or agreed to be made on account of the Subordinated Debt Securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of Subordinated Debt Securities.

    In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to Protective Life, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding-up of Protective Life, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,
(iii) any assignment by Protective Life for the benefit of creditors or (iv) any other marshalling of the assets of Protective Life, all present and future Senior Indebtedness (including, without limitation, interest accruing after the commencement of any such proceeding, assignment or marshalling of assets) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made by Protective Life on account of Subordinated Debt Securities. In any such event, any payment or distribution, whether in cash, securities or other property (other than securities of Protective Life or any other corporation provided for by a plan of reorganization or a readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions of the Subordinated Indenture with respect to the indebtedness evidenced by Subordinated Debt Securities, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of Subordinated Debt Securities (including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of Protective Life being subordinated to the payment of Subordinated Debt Securities) shall be paid or delivered directly to the holders of Senior Indebtedness, or to their representative or trustee, in accordance with the priorities then existing among such holders until all present and future Senior Indebtedness shall have been paid in full. No present or future holder of any Senior Indebtedness shall be prejudiced in the right to enforce subordination of the indebtedness evidenced by Subordinated Debt Securities by any act or failure to act on the part of Protective Life.

    Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Indebtedness then outstanding. Upon the payment in full of all present and future Senior Indebtedness, the holders of Subordinated Debt Securities shall be subrogated to all the rights of any holders of Senior Indebtedness to receive any further payments or distributions applicable to the Senior Indebtedness until all Subordinated Debt Securities shall have been paid in full, and such payments or distributions received by any holder of Subordinated Debt Securities, by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Indebtedness, shall, as between Protective Life and its creditors other than the holders of Senior Indebtedness, on the one hand, and the holders of Subordinated Debt Securities, on the other, be deemed to be a payment by Protective Life on account of Senior Indebtedness, and not on account of Subordinated Debt Securities.

    The Subordinated Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Subordinated Debt Securities, may be changed prior to such issuance. Any such change would be described in the Prospectus Supplement relating to such Subordinated Debt Securities.

    The Subordinated Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by Protective Life. Protective Life expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

DEFEASANCE AND COVENANT DEFEASANCE

    If indicated in the applicable Prospectus Supplement, Protective Life may elect either (i) to defease and be discharged from any and all obligations with respect to the Debt Securities of or within any series (except as otherwise provided in the relevant Indenture) ("defeasance") or (ii) to be released from its obligations with respect to certain covenants applicable to the Debt Securities of or within any series ("covenant defeasance"), upon the deposit with the relevant Debt Trustee (or other qualifying trustee), in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of and any premium or interest on such Debt Securities to Maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, Protective Life must deliver to the relevant Debt Trustee an Officer's Certificate and an Opinion of Counsel to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such Opinion of Counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant Indenture. Additional conditions to defeasance include (x) delivery by Protective Life to the relevant Debt Trustee of an Officer's Certificate to the effect that neither such Debt Securities nor any other Debt Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such defeasance, (y) no Event of Default with respect to such Debt Securities or any other Debt Securities occurring or continuing at the time of such defeasance or, in the case of certain bankruptcy Events of Default, at any time on or prior to the 90th day after the date of such defeasance and (z) such defeasance not resulting in the trust arising from the deposit of any moneys in respect of such defeasance constituting an "investment company" within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder. (Article 4 of each Indenture.) If indicated in the applicable Prospectus Supplement, in addition to obligations of the United States or an agency or instrumentality thereof, Government Obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency or currency unit in which Debt Securities of such series are payable. (Sections 1.1 and 3.1 of each Indenture.)

    In addition, with respect to the Subordinated Indenture, in order to be discharged (i) no event or condition shall exist that, pursuant to certain provisions described under "--Subordination under the Subordinated Indenture" above, would prevent Protective Life from making payments of principal of (and premium, if any) and interest on Subordinated Debt Securities and coupons appertaining thereto at the date of the irrevocable deposit referred to above or at any time during the period ending on the 121st day after such deposit date, and (ii) Protective Life shall deliver to the Trustee under the Subordinated Indenture an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of holders of Senior Indebtedness, and (b) after the 121st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally except that if a court were to rule under any such law in any case or proceeding that the trust refunds remained the property of Protective Life, then the Trustee under the Subordinated Indenture and the holders of Subordinated Debt Securities would be entitled to certain rights as secured creditors in such trust funds. (Section 4.6 of the Subordinated Indenture.)

    Protective Life may exercise its defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If Protective Life exercises its defeasance option, payment of such Debt Securities may not be accelerated because of an Event of Default. If Protective Life exercises its covenant defeasance option, payment of such Debt Securities may not be accelerated by reason of a Default or an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if such acceleration were to occur by reason of another Event of Default, the realizable value at the acceleration date of the money and Government Obligations in the defeasance trust could be less than the principal and interest then due on such Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

NOTICES

    Notices to holders of registered Debt Securities will be given by mail to the addresses of such holders as they may appear in the Register. (Section 1.6 of each Indenture)

TITLE

    Protective Life, the Debt Trustees and any agent of Protective Life or the Debt Trustees may treat the Person in whose name a Debt Security is registered as the absolute owner thereof (whether or not such Debt Security may be overdue) for the purpose of receiving payment and for all other purposes. (Section 3.8 of each Indenture.)

GOVERNING LAW

    The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 1.11 of each Indenture.)

THE DEBT TRUSTEES

    The Bank of New York is the Debt Trustee under the Senior Indenture. AmSouth Bank is the Debt Trustee under the Subordinated Indenture. Protective Life may also maintain banking and other commercial relationships with each of the Debt Trustees and their affiliates in the ordinary course of business. The Indentures contain certain limitations on the right of each Debt Trustee, should it become a creditor of Protective Life, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. Each Debt Trustee will be permitted to engage in certain other transactions; however, if it acquires any conflicting interest and there is a default under the Debt Securities, it must eliminate such conflict or resign.

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                DESCRIPTION OF CAPITAL STOCK OF PROTECTIVE LIFE

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

    The authorized capital stock of Protective Life is 84,000,000 shares, consisting of:

        (a) 3,600,000 shares of Preferred Stock, par value $1.00 per share, of which no shares were outstanding as of March 31, 1997;

        (b) 400,000 shares of Series A Junior Participating Cumulative Preferred Stock, par value $1.00 per share (the "Junior Preferred Stock"), of which no shares were outstanding as of March 31, 1997; and

        (c) 80,000,000 shares of Common Stock, par value $.50 per share (the "Common Stock"), of which 30,807,526 shares (as well as the same number of Rights ("Rights") to purchase shares of Series A Junior Participating Cumulative Preferred Stock pursuant to the Rights Agreement, dated August 7, 1995 (the "Rights Agreement"), between Protective Life and AmSouth Bank, as Rights Agent) were outstanding as of March 31, 1997.

    In general, the classes of authorized capital stock are afforded preferences with respect to dividends and liquidation rights in the order listed above. The Board of Directors of Protective Life is empowered, without approval of the stockholders, to cause the Preferred Stock to be issued in one or more series, with the numbers of shares of each series and the rights, preferences and limitations of each series to be determined by it. The specific matters that may be determined by the Board of Directors include the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of Preferred Stock (or of the entire class of Preferred Stock if none of such shares have been issued), the number of shares constituting any such series and the terms and conditions of the issue thereof. The descriptions set forth below do not purport to be complete and are qualified in their entirety by reference to the (i) Restated Certificate of Incorporation of Protective Life, as amended (the "Restated Certificate of Incorporation"), (ii) the By-laws of Protective Life and (iii) the Rights Agreement, copies of each of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part.

    No holders of any class of Protective Life's capital stock are entitled to preemptive rights.

               DESCRIPTION OF PREFERRED STOCK OF PROTECTIVE LIFE

    The particular terms of any series of Preferred Stock offered hereby ("Offered Preferred Stock") will be set forth in the Prospectus Supplement relating thereto. The rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption and liquidation preferences, of the Offered Preferred Stock of each series will be fixed or designated pursuant to a certificate of designation adopted by the Board of Directors or a duly authorized committee thereof. The description of the terms of a particular series of Offered Preferred Stock that will be set forth in a Prospectus Supplement does not purport to be complete and is qualified in its entirety by reference to the certificate of designation relating to such series.

                 DESCRIPTION OF COMMON STOCK OF PROTECTIVE LIFE

GENERAL

    Subject to the rights of the holders of any shares of Preferred Stock which may at the time be outstanding, holders of Common Stock are entitled to such dividends as the Board of Directors may declare out of funds legally available therefor. The holders of Common Stock will possess exclusive voting rights in Protective Life, except to the extent the Board of Directors specifies voting power with respect to any Preferred Stock issued. Except as hereinafter described, holders of Common Stock are entitled to one vote for each share of Common Stock, but will not have any right to cumulate votes in the election of directors. In the event of liquidation, dissolution or winding up of Protective Life, the holders of Common

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Stock are entitled to receive, after payment of all of Protective Life's debts and liabilities and of all sums to which holders of any Preferred Stock may be entitled, the distribution of any remaining assets of Protective Life. Holders of Common Stock will not be entitled to preemptive rights with respect to any shares which may be issued. Any shares of Common Stock sold hereunder will be fully paid and nonassessable. AmSouth Bank is the registrar and transfer agent for the Common Stock. The Common Stock is listed on the New York Stock Exchange under the symbol "PL."

CERTAIN PROVISIONS

    The provisions of Protective Life's Restated Certificate of Incorporation that are summarized below may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider to be in such stockholder's best interests, including those attempts that might result in a premium over the market price for the shares held by stockholders.

    ISSUANCE OF PREFERRED STOCK. Pursuant to the Restated Certificate of Incorporation, the Board of Directors by resolution may establish one or more series of Preferred Stock having such number of shares, designation, relative voting rights, dividend rights, dividend rates, liquidation and other rights, preferences and limitations as may be fixed by the Board of Directors without any further stockholder approval. Such rights, preferences, privileges and limitations as may be established could have the effect of impeding or discouraging the acquisition of control of Protective Life.

    BUSINESS COMBINATIONS. Protective Life's Restated Certificate of Incorporation contains a "fair price" provision which generally requires that certain "Business Combinations" (as defined herein) with a "Related Person" (generally the beneficial owner of at least 20 percent of Protective Life's voting stock) be approved by the holders of at least 80 percent of Protective Life's voting stock and the holders of at least 67 percent of the voting stock held by stockholders other than such Related Person, unless (a) at least a majority of the "Continuing Directors" of Protective Life (i) has expressly approved in advance the acquisition of Protective Life's voting stock that caused the Related Person involved in the Business Combination to become a Related Person or (ii) has approved the Business Combination, or (b) the Business Combination is either a "Reorganization" or a Business Combination in which Protective Life is the surviving corporation and, in either event, the cash or fair market value of the property, securities or other consideration to be received per share as a result of the Business Combination by holders of the Common Stock of Protective Life other than the Related Person is not less than the highest per share price (with appropriate adjustments for recapitalizations and for stock splits, stock dividends and like distributions) paid by such Related Person in acquiring any holdings of Protective Life's Common Stock either in or subsequent to the transaction or series of transactions by reason of which the Related Person became a Related Person. Protective Life's Restated Certificate of Incorporation defines "Business Combination" as (i) any Reorganization of Protective Life or a subsidiary of Protective Life with or into a Related Person, (ii) any sale, lease, exchange, transfer or other disposition, including without limitation a pledge, mortgage or any other security device, of all or any "Substantial Part" (as defined herein) of the assets either of Protective Life or of a subsidiary of Protective Life, or both, to a Related Person, (iii) any Reorganization of a Related Person with or into Protective Life or a subsidiary of Protective Life, (iv) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to Protective Life or a subsidiary of Protective Life, (v) the issuance of any securities of Protective Life or any subsidiary of Protective Life to a Related Person except if such issuance were a stock split, stock dividend or other distribution PRO RATA to all holders of the same class of voting stock, (vi) any reclassification of Protective Life's securities (including any reverse stock split) or any other recapitalization that would have the effect of increasing the voting power of a Related Person, and (vii) any agreement, contract, plan or other arrangement providing for any of the transactions described in the definition of Business Transaction. "Continuing Director" is defined to mean a director who was a member of the Board of Directors of Protective Life immediately prior to the time such Related Person became a Related Person. "Substantial Part" is defined as more than 20 percent of the fair market value of the total assets of the corporation in

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
question, as determined in good faith by a majority of the Continuing Directors as of the end of its most recent fiscal year ending prior to the time the determination is being made. "Reorganization" is defined to mean a merger, consolidation, plan of exchange, sale of all or substantially all of the assets (including, as pertains to a subsidiary of Protective Life, bulk reinsurance or cession of substantially all of its policies and contracts) or other form of corporate reorganization pursuant to which shares of voting stock, or other securities of the subject corporation, are to be converted or exchanged into cash or other property, securities or other consideration. Under the Restated Certificate of Incorporation, the amendment of, repeal of or adoption of any provision inconsistent with provisions of the Restated Certificate of Incorporation relating to Business Combinations with a Related Person requires the affirmative vote of the holders of at least 80 percent of Protective Life's voting stock and the holders of at least 67 percent of Protective Life's voting stock held by holders other than such Related Person.

SHARE PURCHASE RIGHTS PLAN

    On August 7, 1995, the Board of Directors of Protective Life declared a dividend distribution of one Right for each outstanding share of Common Stock. The distribution was payable on August 18, 1995 to the shareholders of record on that date. Each Right entitles the registered holder to purchase from Protective Life one one-hundredth of a share of Junior Preferred Stock at a price of $110 per one one-hundredth of a share of Junior Preferred Stock (the "Purchase Price"), subject to adjustment.

    Until the earlier to occur of (i) ten days following the time of a public announcement or notice to Protective Life that a person or group of affiliated or associated persons (an "Acquiring Person") acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock of Protective Life (the "Stock Acquisition Time") or (ii) ten days following the commencement or announcement of an intention to make a tender offer or exchange offer which, if successful, would cause the bidder to own 15% or more of the outstanding Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of August 18, 1995, by such Common Stock certificate with a copy of a "Summary of Rights" attached thereto. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after August 18, 1995, upon transfer or new issuance of the Common Stock, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Common Stock certificates outstanding as of August 18, 1995, even without a copy of a "Summary of Rights" attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

    The Rights are not exercisable until the Distribution Date. The Rights will expire on August 18, 2005, unless earlier redeemed by Protective Life as described below or extended.

    The Purchase Price payable, and the number of shares of Junior Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Junior Preferred Stock, (ii) upon the fixing of a record date for the issuance to holders of Junior Preferred Stock of certain rights, options or warrants to subscribe for or purchase Junior Preferred Stock or convertible securities at less than the current market price of Junior Preferred Stock or (iii) upon the fixing of a record date for the making of a distribution to holders of Junior Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends not exceeding 125% of the last regular periodic cash dividend or dividends payable in Junior Preferred Stock) or of subscription rights or warrants (other than those referred to above). The number of Rights and number of shares of Junior Preferred

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
Stock issuable upon the exercise of each Right are also subject to adjustment in the event of a stock split, combination or stock dividend on the Common Stock prior to the Distribution Date.

    With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Common Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market value of the Common Stock on the last trading date prior to the date of exercise.

    In the event that after the Stock Acquisition Time, Protective Life is acquired in a merger or other business combination transaction or 50% or more of its assets, cash flow or earning power are sold or otherwise transferred, the Rights Agreement provides that proper provision shall be made so that each holder of a Right (other than the Acquiring Person) upon the exercise thereof at the then-current exercise price of the Right, shall thereafter be entitled to receive that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Right. In the event that Protective Life were the surviving corporation in a merger and its Common Stock was changed or exchanged, proper provision shall be made so that each holder of a Right (other than the Acquiring Person) will thereafter have the right to receive upon exercise, that number of shares of the Common Stock having a market value of two times the exercise price of the Right.

    In the event that a person or group becomes an Acquiring Person (otherwise than pursuant to a tender offer or exchange offer for all outstanding shares of Common Stock at a price and on terms which are determined to be fair and in the best interests of Protective Life and its stockholders by a majority of the members of the Board of Directors of Protective Life who are not Acquiring Persons or representatives or nominees of or affiliated or associated with an Acquiring Person), proper provision shall be made so that each holder of a Right, other than Rights that were beneficially owned by the Acquiring Person, which will thereafter be void, will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value (as defined in the Rights Agreement) of two times the exercise price of the Right. A person or group will not be deemed to be an Acquiring Person if the Board of Directors of Protective Life determines that such person or group became an Acquiring Person inadvertently and such person or group promptly divests itself of a sufficient number of shares of Common Stock so that such person or group is no longer an Acquiring Person.

    At any time prior to the earlier of (i) the Stock Acquisition Time and (ii) August 18, 2005, Protective Life, by resolution of its Board of Directors, may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). Immediately upon the action of the Board of Directors electing to redeem the Rights (or at such time subsequent to such action as the Board of Directors may determine), the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

    At any time after a person becomes an Acquiring Person and prior to the acquisition by such person of 50% or more of the outstanding Common Stock of Protective Life, the Board of Directors of Protective Life may exchange the Rights (other than Rights beneficially owned by such person which have become void), in whole or in part, for Common Stock of Protective Life at an exchange ratio of one share of Common Stock per Right (subject to adjustment). Protective Life may at its option substitute shares of Junior Preferred Stock (or other series of substantially similar preferred stock of Protective Life) for some or all of the shares of Common Stock exchangeable for Rights, at an exchange ratio of one one-hundredth of a share of Junior Preferred Stock (or such other series of preferred stock) for each share of Common Stock to be exchanged.

    Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Protective Life, other than rights resulting from such holder's ownership of shares of Common Stock, including, without limitation, the right to vote or to receive dividends. Stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common

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
Stock (or other consideration) of Protective Life or for common stock of the acquiring company as set forth above.

    The Rights and the Rights Agreement can be amended by the Board of Directors of Protective Life in any respect (including, without limitation, any extension of the period in which the Right Certificates may be redeemed) at any time prior to the Stock Acquisition Time. From and after such time, without the approval of the stockholders of Protective Life or the holders of the Rights, the Board of Directors may only supplement or amend the Rights Agreement in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained in the Rights Agreement which may be defective or inconsistent with any other provision in the Rights Agreement, (iii) to shorten or lengthen any time period under the Rights Agreement or (iv) to make any changes or supplements which Protective Life may deem necessary or desirable which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an affiliate or associate of any such person), provided that any such action by the Board of Directors must have the concurrence of a majority of the Continuing Directors (as defined in the Rights Agreement) and provided that the Continuing Directors constitute a majority of directors then in office, and provided that the Rights Agreement may not be supplemented or amended to lengthen (A) a time period relating to when the Rights may be redeemed or to modify the ability (or inability) of Protective Life's Board of Directors to redeem the Rights, in either case at such time as the Rights are not then redeemable or (B) any other time period unless such lengthening is for a purpose of protecting, enhancing or clarifying the Rights of or the benefits to the holders of Rights (other than an Acquiring Person or an affiliate or associate of any such person).

    For purposes of the Rights Agreement, the term "Continuing Director" means any member of the Board of Directors of Protective Life who was a member of the Board prior to the Stock Acquisition Time, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or any representative of the foregoing entities.

    The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire Protective Life in a manner which causes the Rights to become exercisable unless the offer is conditioned on the Rights being redeemed. This potential dilution may have the effect of delaying, deferring or discouraging attempts to acquire control of Protective Life which are not approved by Protective Life's Board of Directors. However, the Rights should not interfere with any merger or other business combination approved by Protective Life's Board of Directors.

    The foregoing description of the Rights Agreement is qualified in its entirety by reference to the complete terms of the Rights as set forth in the Rights Agreement. The Rights Agreement is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. A copy of the Rights Agreement can be obtained as described under "Available Information".

DESCRIPTION OF JUNIOR PREFERRED STOCK

    GENERAL. In connection with the Rights Agreement, 400,000 shares of Junior Preferred Stock have been reserved and authorized for issuance by the Board of Directors of Protective Life. No shares of Junior Preferred Stock are outstanding as of the date of this Prospectus. The following statements with respect to the Junior Preferred Stock do not purport to be complete and are subject to the detailed provisions of the Restated Certificate of Incorporation and the certificate of designation relating to the Junior Preferred Stock (the "Certificate of Designation"), which are filed as exhibits to the Registration Statement of which this Prospectus is a part.

    RANKING. The Junior Preferred Stock shall rank junior to all other series of Protective Life's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

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    DIVIDENDS AND DISTRIBUTIONS.  Subject to the prior and superior rights of the holders of any share of any series of Preferred Stock ranking prior to and superior to the shares of Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of Common Stock and of any other junior stock which may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date") commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $2.50 per share ($10.00 per annum) or (b) (subject to adjustment upon certain dilutive events) 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Preferred Stock.

    Protective Life shall declare a dividend or distribution on the Junior Preferred Stock immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $2.50 per share ($10.00 per annum) on the Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

    VOTING RIGHTS. The holders of shares of Junior Preferred Stock shall have the following voting rights: (a) subject to adjustment upon certain dilutive events, each share of Junior Preferred Stock shall entitle the holder thereof to 100 votes (and each one one-hundredth of a share of Junior Preferred Stock shall entitle the holder thereof to one vote) on all matters submitted to a vote of the stockholders of Protective Life; (b) except as otherwise provided by the Certificate of Designation, the Restated Certificate of Incorporation, any other certificate of designation creating a series of preferred stock or any similar stock or by law, the holders of shares of Junior Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of Protective Life; and (c) except as provided in the Certificate of Designation or by applicable law, holders of Junior Preferred Stock shall have no special voting rights and their consent shall not be required for authorizing or taking any corporate action.

    LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation (voluntary or otherwise), dissolution or winding up of Protective Life, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock unless, prior thereto, the holders of shares of Junior Preferred Stock shall have received the higher of (i) $10 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to adjustment upon certain dilutive events, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock; nor shall any distribution be made to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding-up.

    CONSOLIDATION, MERGER, ETC. In case Protective Life shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then in any such case, each share

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
of Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to adjustment upon certain dilutive events) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

    CERTAIN RESTRICTIONS. Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, Protective Life shall not: (i) declare or pay dividends on, or make any other distributions on any shares or stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Junior Preferred Stock; (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock except dividends paid ratably on the Junior Preferred Stock, and all such parity stock on which the dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, provided that Protective Life may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of Protective Life ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock; or (iv) purchase or otherwise acquire for consideration any shares of Junior Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series or classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes. Protective Life shall not permit any subsidiary of Protective Life to purchase or otherwise acquire for consideration any shares of stock of Protective Life unless Protective Life could, in accordance with the foregoing restrictions, purchase or otherwise acquire such shares at such time and in such manner.

    REDEMPTION.  The shares of Junior Preferred Stock are not redeemable.

CERTAIN LIMITATIONS ON DIVIDENDS AND OTHER PAYMENTS

    Under the terms of the 9% Subordinated Debentures, Series A of Protective Life and the 8 1/4% Subordinated Debentures, Series B of Protective Life (together, the "A & B Debentures"), under certain conditions, Protective Life has the right at any time to extend the interest payment period with respect to the A & B Debentures. During any such extended interest period, or at any time during which there is an uncured Default or Event of Default (as defined in the Subordinated Indenture, see "Description of Debt Securities of Protective Life--Events of Default, Notice and Certain Rights on Default") under the A & B Debentures, Protective Life is prohibited from paying any dividends on, or redeeming, purchasing, acquiring or making a liquidation payment with respect to, any of its shares of capital stock or make any guarantee payments with respect to the foregoing, with certain limited exceptions.

         DESCRIPTION OF PREFERRED SECURITIES OF THE PLC CAPITAL TRUSTS

    Each PLC Capital Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each PLC Capital Trust authorizes the Regular Trustees of such PLC Capital Trust to issue on behalf of such PLC Capital Trust one series of Preferred Securities. The Declarations will be qualified as indentures under the Trust Indenture Act. The Institutional Trustee, Wilmington Trust Company, an independent trustee, will act as indenture trustee for the Preferred Securities, to be issued by each PLC Capital Trust, for the purposes of compliance with the provisions of the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act, and which will mirror the terms of the Subordinated Debt Securities held by the PLC Capital Trust and as described in the Prospectus Supplement related thereto. Reference is made to the Prospectus Supplement relating to the Preferred Securities of the respective PLC Capital Trust for specific terms, including (i) the distinctive designation of such Preferred Securities; (ii) the number of Preferred Securities issued by such PLC Capital Trust; (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such PLC Capital Trust and the date or dates upon which such distributions shall be payable; provided, however, that distributions on such Preferred Securities shall be payable on a quarterly basis to holders of such Preferred Securities as of a record date in each quarter during which such Preferred Securities are outstanding; (iv) whether distributions on Preferred Securities issued by such PLC Capital Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such PLC Capital Trust shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of such PLC Capital Trust to the holders of Preferred Securities of such PLC Capital Trust upon voluntary or involuntary dissolution, winding-up or termination of such PLC Capital Trust; (vi) the obligation, if any, of such PLC Capital Trust to purchase or redeem Preferred Securities issued by such PLC Capital Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Preferred Securities issued by such PLC Capital Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation (with such redemption price to be determined through negotiations among the Company and the Underwriters based on, among other factors, redemption prices of securities similar to the Preferred Securities and market conditions generally); (vii) the voting rights, if any, of Preferred Securities issued by such PLC Capital Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more PLC Capital Trusts, or of both, as a condition to specified action or amendments to the Declaration of such PLC Capital Trust;
(viii) the terms and conditions, if any, upon which the Subordinated Debt Securities may be distributed to holders of Preferred Securities; (ix) if applicable, any securities exchange upon which the Preferred Securities shall be listed; and (x) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such PLC Capital Trust not inconsistent with the Declaration of such PLC Capital Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of the Preferred Securities Guarantees." The Preferred Securities Guarantee of Protective Life, when taken together with Protective Life's obligations under the Subordinated Debt Securities and the relevant Supplemental Indenture, and its obligations under each Declaration, including obligations to pay costs, expenses, debts and liabilities of the PLC Capital Trust (other than with respect to the Trust Securities), would provide a full and unconditional guarantee of amounts due on Preferred Securities issued by each of the PLC Capital Trusts. Any United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

    In connection with the issuance of Preferred Securities, each PLC Capital Trust will issue one series of Common Securities. The Declaration of each PLC Capital Trust authorizes the Regular Trustees of such trust to issue on behalf of such PLC Capital Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by a PLC Capital Trust will be substantially identical to the terms of the Preferred Securities issued by such trust and the Common Securities will rank PARI PASSU, and payments will be made thereon pro rata, with the Preferred Securities except that, upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote, and appoint, remove or replace any of the PLC Capital Trustees of a PLC Capital Trust. All of the Common Securities of each PLC Capital Trust will be directly or indirectly owned by the Company.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

    If an Event of Default under the Declaration of a PLC Capital Trust occurs and is continuing, then the holders of Preferred Securities of such PLC Capital Trust would rely on the enforcement by the Property Trustee of its rights as a holder of the applicable series of Subordinated Debt Securities against the Company. In addition, the holders of a majority in liquidation amount of the Preferred Securities of such PLC Capital Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the applicable Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Subordinated Debt Securities. If an event of default under the applicable Declaration has occurred and is continuing and such event is attributable to the failure of Protective Life to pay interest or principal on the applicable series of Subordinated Debt Securities (a "Debt Payment Failure") on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date) and such Debt Payment Failure is continuing, a holder of Preferred Securities of such PLC Capital Trust may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the applicable series of Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") after the respective due date specified in the applicable series of Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the applicable Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

    Set forth below is a summary of information concerning the Preferred Securities Guarantees which will be executed and delivered by Protective Life for the benefit of the holders from time to time of Preferred Securities. Each Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company, an independent trustee, will act as indenture trustee under each Preferred Securities Guarantee (the "Preferred Guarantee Trustee") for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of each Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Preferred Securities Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable PLC Capital Trust.

GENERAL

    Pursuant to each Preferred Securities Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by a PLC Capital Trust, the Guarantee Payments (as defined herein) (except to the extent paid by such PLC Capital Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such PLC Capital Trust may have or assert. The following payments or distributions with respect to Preferred Securities issued by a PLC Capital Trust to the extent not paid by such PLC Capital Trust (the "Guarantee Payments"), will be subject to the Preferred Securities Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Preferred Securities, to the extent such PLC Capital Trust shall have funds available therefor; (ii) the redemption price, and all accrued and unpaid distributions to the date of redemption (the "Redemption Price") to the extent such PLC Capital Trust has funds available therefor with respect to any Preferred Securities called for redemption by such PLC Capital Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such PLC Capital Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent such PLC Capital Trust has funds available therefor and (b) the amount of assets of such PLC Capital Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such PLC Capital Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the applicable PLC Capital Trust to pay such amounts to such holders.

    Each Preferred Securities Guarantee will be a guarantee with respect to the Preferred Securities issued by the applicable PLC Capital Trust, but will not apply to any payment of distributions except to the extent such PLC Capital Trust shall have funds available therefor. If the Company does not make interest payments on the Subordinated Debt Securities purchased by a PLC Capital Trust, such PLC Capital Trust will not pay distributions on the Preferred Securities issued by such PLC Capital Trust and will not have funds available therefor. The Preferred Securities Guarantee, when taken together with Protective Life's obligations under the Subordinated Debt Securities, the Subordinated Debt Securities Indenture, and the Declaration will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities.

    The Company will also agree separately, through the Common Guarantees, to irrevocably and unconditionally guarantee the obligations of the PLC Capital Trusts with respect to the Common Securities to the same extent as the Preferred Securities Guarantees, except that upon an event of default under the

Subordinated Debt Securities Indenture, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

    In each Preferred Securities Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the applicable PLC Capital Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such Preferred Securities Guarantee or the Declaration of such PLC Capital Trust, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of its common stock in connection with the satisfaction by Protective Life of its obligations under any employee benefit plans or the satisfaction by the Company of its obligation pursuant to any contract or security requiring it to purchase shares of its common stock, (ii) as a result of a reclassification of its capital stock or the exchange or conversion of one class or series of Protective Life capital stock for another class or series of Protective Life capital stock, (iii) the purchase of fractional interests in shares of Protective Life capital stock pursuant to an acquisition or the conversion or exchange provisions of such Protective Life capital stock or the security being converted or exchanged and (iv) redemptions or purchases pursuant to Protective Life's Rights Agreement, dated August 7, 1995, between Protective Life and AmSouth Bank as Rights Agent), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank PARI PASSU with or junior to Subordinated Debt Securities and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to a Preferred Securities Guarantee, a Common Guarantee, the 8 1/4% TOPrS Guarantees and the Series A Guarantee.

MODIFICATION OF THE PREFERRED SECURITIES GUARANTEES; ASSIGNMENT

    Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities issued by the applicable PLC Capital Trust. All guarantees and agreements contained in a Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities of the applicable PLC Capital Trust then outstanding.

TERMINATION

    Each Preferred Securities Guarantee will terminate as to the Preferred Securities issued by the applicable PLC Capital Trust (a) upon full payment of the Redemption Price of all Preferred Securities of such PLC Capital Trust, (b) upon distribution of the Subordinated Debt Securities held by such PLC Capital Trust to the holders of the Preferred Securities of such PLC Capital Trust or
(c) upon full payment of the amounts payable in accordance with the Declaration of such PLC Capital Trust upon liquidation of such PLC Capital Trust. Each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable PLC Capital Trust must restore payment of any sums paid under such Preferred Securities or such Preferred Securities Guarantee.

EVENTS OF DEFAULT

    An event of default under a Preferred Securities Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

    The holders of a majority in liquidation amount of the Preferred Securities to which such Preferred Securities Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under such Preferred Securities Guarantee. If the Preferred Guarantee Trustee fails to enforce such Preferred Securities Guarantee, any holder of Preferred Securities to which such Preferred Securities Guarantee relates may institute a legal proceeding directly against the Company to enforce such holder's rights under such Preferred Securities Guarantee, without first instituting a legal proceeding against the relevant PLC Capital Trust, the Preferred Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a guarantee payment, a holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of the Preferred Securities Guarantee for such payment. The Company waives any right or remedy to require that any action be brought first against such PLC Capital Trust or any other person or entity before proceeding directly against the Company.

STATUS OF THE PREFERRED SECURITIES GUARANTEES

    The Preferred Securities Guarantees will constitute unsecured obligations of the Company and will rank (i) subordinate and junior in right of payment to all present and future Senior Indebtedness (as such term is defined in the Subordinated Indenture), (ii) PARI PASSU with the Common Guarantees, the Subordinated Debt Securities, the Series A Guarantee, the Series A Subordinated Debentures, the 8 1/4% TOPrS Guarantees, the Series B Subordinated Debentures and any other liabilities or obligations that may be PARI PASSU by their terms and (iii) senior to the Company's common stock, the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by Protective Life in respect to any preferred or preference stock of any affiliate of the Company. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by the applicable PLC Capital Trust by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee relating thereto.

    The Preferred Securities Guarantees will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEE

    The Preferred Guarantee Trustee, prior to the occurrence of a default with respect to a Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in such Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Preferred Securities Guarantee at the request of any holder of Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the Preferred Guarantee Trustee, upon the occurrence of an event of default under such Preferred Securities Guarantee, from exercising the rights and powers vested in it by such Preferred Securities Guarantee.

GOVERNING LAW

    The Preferred Securities Guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

          EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED DEBT SECURITIES
                    AND THE PREFERRED SECURITIES GUARANTEES

    As set forth in the Declarations, the sole purpose of the PLC Capital Trusts is to issue the Trust Securities evidencing undivided beneficial interests in the assets of each of the PLC Capital Trusts, and to invest the proceeds from such issuance and sale in Subordinated Debt Securities.

    As long as payments of interest and other payments are made when due on the Subordinated Debt Securities held by the PLC Capital Trusts, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of such Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on such Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) Protective Life shall pay all, and the PLC Capital Trusts shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of PLC Capital (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the PLC Capital Trustees shall not take or cause or permit the PLC Capital Trusts to, among other things, engage in any activity that is not consistent with the purposes of the applicable PLC Capital Trust.

    Payments of distributions (to the extent funds therefore are available) and other payments due on the Preferred Securities (to the extent funds therefore are available) are guaranteed by Protective Life as and to the extent set forth under "Description of Preferred Securities Guarantees." If Protective Life does not make interest payments on the Subordinated Debt Securities purchased by the applicable PLC Capital Trust, it is expected that the applicable PLC Capital Trust will not have sufficient funds to pay distributions on the Preferred Securities and the Preferred Securities Guarantee will not apply, since the Preferred Securities Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that Protective Life has made a payment of interest or principal on the Subordinated Debt Securities held by the applicable PLC Capital Trust as its sole asset. However, the Preferred Securities Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities and the Subordinated Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of PLC Capital (other than with respect to the Trust Securities), provide a full and unconditional guarantee, on a subordinated basis, by the Company of amounts due on the Preferred Securities.

    If Protective Life fails to make interest or other payments on the Subordinated Debt Securities when due (taking account of any Extension Period), the Declarations provide a mechanism whereby the holders of the Preferred Securities affected thereby, using the procedures described in any accompanying Prospectus Supplement, may direct the Property Trustee to enforce its rights under the Subordinated Debt Securities. If a Debt Payment Failure has occurred and is continuing, a holder of Preferred Securities may institute a Direct Action for payment after the respective due date specified in the Subordinated Debt Securities. In connection with such Direct Action, Protective Life will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by Protective Life to such holder of Preferred Securities in such Direct Action. Protective Life, under the Preferred Securities Guarantee, acknowledges that the Guarantee Trustee shall enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. If Protective Life fails to make payments under the Preferred Securities Guarantee, the Preferred Securities Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Preferred Securities Guarantee Trustee to enforce its rights thereunder. Any holder of Preferred Securities may institute a legal proceeding directly against Protective Life to enforce the Preferred Securities Guarantee Trustee's rights under the Preferred Securities Guarantee without first instituting a legal proceeding against PLC Capital, the Preferred Securities Guarantee Trustee, or any other person or entity.

    Protective Life and each of the PLC Capital Trusts believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee by Protective Life on a subordinated basis of payments due on the Preferred Securities. See "Description of the Preferred Securities Guarantee-- General."

                    DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

    Protective Life may issue Stock Purchase Contracts, representing contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of Common Stock at a future date or dates. The price per share of Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of Stock Purchase Units consisting of a Stock Purchase Contract and Debt Securities or Preferred Securities or debt obligations of third parties, including U.S. Treasury Securities, securing the holders' obligations to purchase the Common Stock under the Purchase Contracts. The Stock Purchase Contracts may require Protective Life to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or refunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

    The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the Prospectus Supplement will not purport to be complete and will be qualified in its entirety by reference to the Stock Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Stock Purchase Contracts or Stock Purchase Units.

                              PLAN OF DISTRIBUTION

    Protective Life may sell any of the Debt Securities, Preferred Stock, Common Stock, Stock Purchase Contracts and Stock Purchase Units and the PLC Capital Trusts may sell any of the Preferred Securities, being offered hereby in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; and (iv) directly by Protective Life or the PLC Capital Trusts, as the case may be, to purchasers.

    The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

    Offers to purchase Offered Securities may be solicited by agents designated by Protective Life or the PLC Capital Trusts, as the case may be, from time to time. Any such agent involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by Protective Life or the PLC Capital Trusts to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Offered Securities so offered and sold.

    If Offered Securities are sold by means of an underwritten offering, Protective Life and/or the PLC Capital Trusts will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement which will be used by the underwriters to make resales of the Offered Securities in respect of which this

Prospectus is delivered to the public. If underwriters are utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. Offered Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Offered Securities, unless otherwise indicated in the Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Offered Securities will be obligated to purchase all such Offered Securities if any are purchased.

    If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, Protective Life or the PLC Capital Trusts, as the case may be, will sell such Offered Securities to the dealer as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Offered Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

    Offers to purchase Offered Securities may be solicited directly by Protective Life or the PLC Capital Trusts, as the case may be, and the sale thereof may be made by Protective Life or the PLC Capital Trusts, as the case may be, directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

    Agents, underwriters and dealers may be entitled under relevant agreements with Protective Life and/ or the PLC Capital Trusts to indemnification by Protective Life and/or the PLC Capital Trusts against certain liabilities, including liabilities under the Securities Act, or to any contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof.

    Each series of Offered Securities will be a new issue with no established trading market, other than the Common Stock which is listed on the New York Stock Exchange. Any Common Stock sold pursuant to a Prospectus Supplement will be listed on such exchange, subject to official notice of issuance. Protective Life may elect to list any series of Debt Securities, Preferred Stock, Stock Purchase Contracts or Stock Purchase Units and the PLC Capital Trusts may elect to list any series of Preferred Securities, on an exchange, but neither Protective Life, nor the PLC Capital Trusts shall be obligated to do so. It is possible that one or more underwriters may make a market in a series of Offered Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the Offered Securities.

    Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, Protective Life and its subsidiaries (including the PLC Capital Trusts) in the ordinary course of business.

    Offered Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for Protective Life or the PLC Capital Trusts, as the case may be. Any remarketing firm will be identified and the terms of its agreement, if any, with Protective Life or the PLC Capital Trusts and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the Offered Securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with Protective Life to indemnification or contribution by Protective Life and/or the PLC Capital Trusts against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for Protective Life and its subsidiaries (including the PLC Capital Trusts) in the ordinary course of business.

    If so indicated in the applicable Prospectus Supplement, Protective Life or the PLC Capital Trusts, as the case may be, may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase Offered Securities from Protective Life or the PLC Capital Trusts, as the case may be, at the public offering prices set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on a specified date or dates. A commission indicated in the applicable Prospectus Supplement will be paid to underwriters, dealers and agents soliciting purchases of Offered Securities pursuant to Contracts accepted by Protective Life.

                                 LEGAL MATTERS

    Unless otherwise indicated in the applicable Prospectus Supplement, certain matters of Delaware law relating to the validity of the Preferred Securities of the PLC Capital Trusts will be passed upon for the Company and the PLC Capital Trusts by Richards, Layton & Finger, P.A., special Delaware counsel to the Company and the PLC Capital Trusts, and the validity of any other Offered Securities offered hereby and of the Preferred Securities Guarantee and the Senior Debt Securities relating to any Preferred Securities of the PLC Capital Trusts offered hereby will be passed upon for Protective Life and the PLC Capital Trusts by Debevoise & Plimpton. Debevoise & Plimpton may rely upon Richards, Layton & Finger, P.A., special Delaware counsel to Protective Life and the PLC Capital Trusts, as to all matters of Delaware law relating to any Preferred Securities.

                                    EXPERTS

    The consolidated balance sheets of Protective Life as of December 31, 1996 and 1995 and the related consolidated statements of income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1996 and the related financial statement schedules which are incorporated by reference or included in Protective Life's Annual Report on Form 10-K for the year ended December 31, 1996 and which have been incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

    With respect to the unaudited interim financial information for Protective Life and subsidiaries for the three-month periods ended March 31, 1997 and 1996 incorporated by reference in this Prospectus, the independent accountants have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in the Registration Statement of which this Prospectus forms a part states that they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Act.

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    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PROTECTIVE LIFE CORPORATION, PLC CAPITAL TRUST II OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, NOR ANY SALE MADE HEREUNDER AND THEREUNDER, SHALL UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF PROTECTIVE LIFE CORPORATION OR PLC CAPITAL TRUST II SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS SHALL NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                         ------------------------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                     PAGE
                                                   ---------
Company Overview.................................        S-4
Risk Factors.....................................        S-4
Protective Life Corporation......................       S-10
PLC Capital......................................       S-15
Selected Financial Information of the Company....       S-17
Consolidated Earnings Ratios.....................       S-18
Capitalization of Protective Life................       S-19
Accounting Treatment.............................       S-20
Use of Proceeds..................................       S-20
Description of the Preferred Securities..........       S-21
Description of the Preferred Securities
  Guarantee......................................       S-32
Description of the Subordinated Debt
  Securities.....................................       S-32
Effect of Obligations Under the Subordinated Debt
  Securities and the Preferred Securities
  Guarantee......................................       S-40
Certain Federal Income Tax Considerations........       S-41
Underwriting.....................................       S-44
Legal Matters....................................       S-45

                         PROSPECTUS
Available Information............................          4
Incorporation of Certain Documents by
  Reference......................................          5
Protective Life Corporation......................          6
The PLC Capital Trusts...........................          7
Use of Proceeds..................................          7
Consolidated Earnings Ratios.....................          8
Description of Debt Securities of Protective
  Life...........................................          9
Description of Capital Stock of Protective
  Life...........................................         19
Description of Preferred Stock of Protective
  Life...........................................         19
Description of Common Stock of Protective Life...         19
Description of Preferred Securities of the PLC
  Capital Trust..................................         25
Description of the Preferred Securities
  Guarantees.....................................         28
Effect of Obligations Under the Subordinated Debt
  Securities and the Preferred Securities
  Guarantees.....................................         31
Description of Stock Purchase Contracts and Stock
  Purchase Units.................................         32
Plan of Distribution.............................         32
Legal Matters....................................         34
Experts..........................................         34

                              PREFERRED SECURITIES

                              PLC CAPITAL TRUST II

                                % TRUST ORIGINATED
                          PREFERRED SECURITIES (-SM-)
                                ("TOPRS(-SM-)")
                            GUARANTEED TO THE EXTENT
                              SET FORTH HEREIN BY

                          PROTECTIVE LIFE CORPORATION

                                ----------------

                             PROSPECTUS SUPPLEMENT

                            ------------------------

                              MERRILL LYNCH & CO.

                                        , 1997

------------------------------------------------
                                ------------------------------------------------
------------------------------------------------
                                ------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth those expenses to be incurred by Protective Life in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange Commission filing fee, all amounts shown are estimates.

Securities and Exchange Commission filing fee.....................  $  60,607
Rating agency fees................................................     75,000
Fees and expenses of Trustees.....................................     12,500
Blue Sky fees and expenses........................................     15,000
Printing and engraving expenses...................................     86,000
Accountant's fees and expenses....................................     30,000
Legal fees and expenses...........................................     75,000
Miscellaneous expenses............................................     25,000
                                                                    ---------
    Total.........................................................  $ 379,107
                                                                    ---------
                                                                    ---------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 6.5 of Article VI of Protective Life's Restated Certificate of Incorporation provides that Protective Life shall indemnify to the fullest extent permitted by law any person who is made or is threatened to be made a party or is involved in any action, suit, or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of Protective Life or was serving at the request of Protective Life as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise including service with respect to employee benefit plans.

    Protective Life is empowered by Section 145 of the Delaware General Corporation Law, subject to the proceedings and limitations stated therein, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Protective Life) by reason of the fact that such person is or was an officer, employee, agent or director of Protective Life, or is or was serving at the request of Protective Life as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Protective Life, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Protective Life may indemnify any such person against expenses (including attorneys' fees) in an action by or in the right of Protective Life under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to Protective Life. To the extent such person is successful on the merits or otherwise in the defense of any action referred to above, Protective Life must indemnify him against the expenses which he actually and reasonably incurred in connection therewith.

    Policies of insurance are maintained by Protective Life under which directors and officers of Protective Life are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

    As permitted by Section 102 (b)(7) of the Delaware General Corporation Law, Protective Life's Restated Certificate of Incorporation also provides that no director shall be personally liable to Protective Life or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except (i) for breach of the director's duty of loyalty to Protective Life or its stockholders, (ii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

    Protective Life has entered into indemnity agreements with each of its directors which provide insurance protection in excess of the directors' and officers' liability insurance maintained by Protective Life and in force at the time up to $20 million and against certain liabilities excluded from such liability insurance. The agreements provide generally that, upon the happening of certain events constituting a change in control of Protective Life, Protective Life must obtain a $20 million letter of credit upon which the directors may draw for defense or settlement of any claim relating to performance of their duties as directors. Protective Life has similar agreements with certain of its executive officers under which Protective Life is required to provide up to $10 million in indemnification, although this obligation is not secured by a commitment to obtain a letter of credit.

ITEM 16. EXHIBITS.

 EXHIBIT
 NUMBER                                                  DESCRIPTION
---------  --------------------------------------------------------------------------------------------------------
1(a)       Form of underwriting agreement for offering of Preferred Securities*
1(b)       Form of underwriting agreement for offering of Senior Debt Securities*
1(c)       Form of underwriting agreement for offering of Subordinated Debt Securities*
1(d)       Form of underwriting agreement for offering of Common Stock*
1(e)       Form of underwriting agreement for offering of Stock Purchase Contracts*
1(f)       Form of underwriting agreement for offering of Stock Purchase Units*
4(a)(1)    1985 Restated Certificate of Incorporation of Protective Life (incorporated by reference to Exhibit 3(a)
           to Protective Life's Form 10-K Annual Report for the year ended December 31, 1993).
4(a)(2)    Certificate of Amendment of 1985 Restated Certificate of Incorporation of Protective Life filed with the
           Secretary of State of Delaware on June 1, 1987 (incorporated by reference to Exhibit 3(a)(1) to
           Protective Life's Form 10-K Annual Report for the year ended December 31, 1993).
4(a)(3)    Certificate of Amendment of 1985 Restated Certificate of Incorporation of Protective Life filed with the
           Secretary of State of Delaware on May 5, 1994 (incorporated by reference to Exhibit 3(a)(5) to
           Protective Life's Form 10-Q Quarterly Report for the period ended March 31, 1994).
4(a)(4)    Certificate of Designation of Junior Participating Cumulative Preferred Stock of Protective Life filed with the Secretary of State of Delaware on August 9, 1995 (incorporated by reference to Exhibit A to
           Exhibit 1 to the Company's Form 8-A Report filed on August 7, 1995).
4(a)(5)    Certificate of Decrease of Shares Designated as Junior Participating Cumulative Preferred Stock of
           Protective Life filed with the Secretary of State of Delaware on August 8, 1995 (incorporated by reference to Exhibit 3(a)(4) to Protective Life's Form 10-K Annual Report for the year ended December
           31, 1995).
4(b)       By-Laws of Protective Life, as amended (incorporated by reference to Exhibit 3(b) to Protective Life's
           Form 10-K Annual Report for the period ended December 31, 1996).

 EXHIBIT
 NUMBER                                                  DESCRIPTION
---------  --------------------------------------------------------------------------------------------------------
4(c)       Senior Indenture, dated as of June 1, 1994, between Protective Life and The Bank of New York, as Trustee
           (incorporated by reference to Exhibit 4(g) to Protective Life's Registration Statement on Form S-3 (No.
           33-52831)).
4(d)       Supplemental Indenture No. 1, dated as of July 1, 1994, between Protective Life and The Bank of New
           York, as Trustee (incorporated by reference to Exhibit 4(g) to Protective Life's Current Report on Form
           8-K filed July 5, 1994).
4(e)       Supplemental Indenture No. 2, dated as of August 1, 1996, between Protective Life and The Bank of New
           York, as Trustee (incorporated by reference to Exhibit 4(g)(2) to Protective Life's Current Report on
           Form 8-K filed August 8, 1996).
4(f)       Supplemental Indenture No. 3, dated as of September 15, 1996, between Protective Life and The Bank of
           New York, as Trustee (incorporated by reference to Exhibit 4(g)(3) to Protective Life's Current Report
           on Form 8-K filed September 21, 1996).
4(g)       Supplemental Indenture No. 4, dated as of November 15, 1996, between Protective Life and The Bank of New
           York, as Trustee (incorporated by reference to Exhibit 4(g)(3) to Protective Life's Current Report on
           Form 8-K filed November 22, 1996).
4(h)       Supplemental Indenture No. 5, dated as of December 1, 1996, between Protective Life and The Bank of New
           York, as Trustee (incorporated by reference to Exhibit 4(g)(3) to Protective Life's Current Report on
           Form 8-K filed December 6, 1996).
4(i)       Subordinated Indenture, dated as of June 1, 1994, between Protective Life and AmSouth Bank, as Trustee
           (incorporated by reference to Exhibit 4(h) to Protective Life's Current Report on Form 8-K filed June
           17, 1994).
4(j)       Supplemental Indenture No. 1, dated as of June 9, 1994, to the Subordinated Indenture between Protective
           Life and AmSouth Bank, as Trustee (incorporated by reference to Exhibit 4(h)(1) to Protective Life's
           Current Report on Form 8-K filed June 17, 1994).
4(k)       Supplemental Indenture No. 2, dated as of August 1, 1994, to the Subordinated Indenture between
           Protective Life and AmSouth Bank, as Trustee (incorporated by reference to Exhibit 4(l) to Protective
           Life's Registration Statement on Form S-3 (No. 33-55063)).
4(l)       Supplemental Indenture No. 3 dated as of April 29, 1997 to the Subordinated Indenture between Protective
           Life and AmSouth Bank, as Trustee (incorporated by reference to Exhibit 4(g) to Protective Life's
           Registration Statement on Form S-3 (No. 333-25027)).
4(m)       Form of Supplemental Indenture to Subordinated Indenture to be used in connection with the issuance of
           Subordinated Debt Securities related to PLC Capital Trust II.**
4(n)       Form of Supplemental Indenture to Subordinated Indenture to be used in connection with issuance of
           Subordinated Debt Securities related to PLC Capital Trust III.**
4(o)       Form of Supplemental Indenture to Subordinated Indenture to be used in connection with issuance of
           Subordinated Debt Securities related to PLC Capital Trust IV.**
4(p)       Form of Preferred Security (included in Exhibit 4(gg)).
4(q)       Form of Preferred Security (included in Exhibit 4(hh)).
4(r)       Form of Preferred Security (included in Exhibit 4(ii)).
4(s)       Form of Subordinated Debt Security relating to PLC Capital Trust II (included in Exhibit 4(m)).
4(t)       Form of Subordinated Debt Security relating to PLC Capital Trust III (included in Exhibit 4(n)).
4(u)       Form of Subordinated Debt Security relating to PLC Capital Trust IV (included in Exhibit 4(o)).
4(v)       Form of Guarantee Agreement with respect to Preferred Securities to be issued by PLC Capital Trust II.**
4(w)       Form of Guarantee Agreement with respect to Preferred Securities to be issued by PLC Capital Trust
           III.**

 EXHIBIT
 NUMBER                                                  DESCRIPTION
---------  --------------------------------------------------------------------------------------------------------
4(x)       Form of Guarantee Agreement with respect to Preferred Securities to be issued by PLC Capital Trust IV.**
4(y)       Form of Purchase Contract Agreement (including form of related security certificate).*
4(z)       Form of Pledge Agreement.*
4(aa)      Certificate of Trust of PLC Capital Trust II.**
4(bb)      Certificate of Trust of PLC Capital Trust III.**
4(cc)      Certificate of Trust of PLC Capital Trust IV.**
4(dd)      Declaration of Trust of PLC Capital Trust II.**
4(ee)      Declaration of Trust of PLC Capital Trust III.**
4(ff)      Declaration of Trust of PLC Capital Trust IV.**
4(gg)      Form of Amended and Restated Declaration of Trust of PLC Capital Trust II.**
4(hh)      Form of Amended and Restated Declaration of Trust of PLC Capital Trust III.**
4(ii)      Form of Amended and Restated Declaration of Trust of PLC Capital Trust IV.**
4(jj)      Rights Agreement, dated as of August 7, 1995 among Protective Life and AmSouth Bank, as Rights Agent
           (incorporated by reference to Exhibit 1 to the Company's Form 8-A filed August 7, 1995).
4(kk)      Rights Certificate (incorporated by reference to Exhibit 1 to the Company's Form 8-A filed August 7,
           1995).
5(a)       Opinion of Debevoise & Plimpton, counsel to Protective Life and the PLC Capital Trusts, as to the
           validity of certain of the Offered Securities.**
5(b)       Opinion of Richards, Layton & Finger, P.A., special Delaware counsel to Protective Life and the PLC
           Capital Trusts, as to legality of certain Offered Securities.**
8          Opinion of Debevoise & Plimpton, as to certain tax matters**
12         Computation of Ratios of Consolidated Earnings to Fixed Charges**
23(a)      Consent of Coopers & Lybrand L.L.P.**
23(b)      Consent of Debevoise & Plimpton (included in Exhibits 5(a) and 8)
23(c)      Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5(b))
24         Power of Attorney of Board of Directors and Officers.**
25(a)      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as
           Trustee under the Senior Indenture.**
25(b)      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of AmSouth Bank of Alabama, as Trustee under the Subordinated Indenture.**
25(c)      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company as Trustee of the Preferred Securities Guarantee of Protective Life for the benefit of the holders of the Preferred Securities of PLC Capital Trust II.**
25(d)      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company as Trustee of the Preferred Securities Guarantee of Protective Life for the benefit of the holders of
           Preferred Securities of PLC Capital Trust III.**
25(e)      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company as Trustee of the Preferred Securities Guarantee of Protective Life for the benefit of the holders of the Preferred Securities of PLC Capital Trust IV.**
25(f)      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company as Trustee under the Amended and Restated Declaration of Trust of PLC Capital Trust II.**
25(g)      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company as Trustee under the Amended and Restated Declaration of Trust of PLC Capital Trust III.**

 EXHIBIT
 NUMBER                                                  DESCRIPTION
---------  --------------------------------------------------------------------------------------------------------
25(h)      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company as Trustee under the Amended and Restated Declaration of Trust of PLC Capital Trust IV.**

------------------------

* Indicates document to be filed as an exhibit to a subsequent report on Form 8-K or Form 10-Q and incorporated herein by reference

**  Indicates document filed herewith.

*** Indicates document to be filed by amendment.

ITEM 17. UNDERTAKINGS.

    (a) RULE 415 OFFERING.

    The undersigned Registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Protective Life pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

    The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Protective Life's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) ACCELERATION OF EFFECTIVENESS.

    Insofar as indemnifications for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons, if any, of the Registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person, if any, of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Protective Life Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on July 8, 1997.

                                PROTECTIVE LIFE CORPORATION
                                (Registrant)

                                By:  /s/ JOHN D. JOHNS
                                     -----------------------------------------
                                     Name: John D. Johns
                                     Title:  President, Chief Operating
                                             Officer and Director

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities with Protective Life Corporation and on the dates indicated:

          SIGNATURES                       TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                Chairman of the Board,          July 8, 1997
              *                   Chief Executive Officer
------------------------------    and Director (Principal
     Drayton Nabers, Jr.          Executive Officer)

                                President, Chief Operating      July 8, 1997
      /s/ JOHN D. JOHNS           Officer and Director
------------------------------    (Principal Financial
        John D. Johns             Officer)

                                Vice President and              July 8, 1997
     /s/ JERRY W. DEFOOR          Controller and Chief
------------------------------    Accounting Officer
       Jerry W. DeFoor            (Principal Accounting
                                  Officer)

              *                 Chairman Emeritus and
------------------------------    Director
    William J. Rushton III

              *                 Director
------------------------------
        John W. Woods

              *                 Director
------------------------------
   William J. Cabaniss, Jr.

              *                 Director
------------------------------
     John J. McMahon, Jr.

          SIGNATURES                       TITLE                    DATE
------------------------------  ---------------------------  -------------------

              *                 Director
------------------------------
        A.W. Dahlberg

              *                 Director
------------------------------
      John W. Rouse, Jr.

              *                 Director
------------------------------
       Robert T. David

              *                 Director
------------------------------
     Ronald L. Kuehn, Jr.

              *                 Director
------------------------------
      Herbert A. Sklenar

              *                 Director
------------------------------
      James S.M. French

              *                 Director
------------------------------
     Robert A. Yellowlees



  *By: /s/ DEBORAH J. LONG                                         July 8, 1997
       --------------------------------------
       Name: Deborah J. Long
       Title:  Attorney-in-Fact

    Pursuant to the requirements of the Securities Act of 1933, PLC Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on July 8, 1997.

                                PLC CAPITAL TRUST II
                                (Registrant)

                                By:  /s/ RICHARD J. BIELEN
                                     -----------------------------------------
                                     Name: Richard J. Bielen
                                     Title:  Regular Trustee

                                By:  /s/ JERRY W. DEFOOR
                                     -----------------------------------------
                                     Name: Jerry W. DeFoor
                                     Title:  Regular Trustee

    Pursuant to the requirements of the Securities Act of 1933, PLC Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on July 8, 1997.

                                PLC CAPITAL TRUST III
                                (Registrant)

                                By:  /s/ RICHARD J. BIELEN
                                     -----------------------------------------
                                     Name: Richard J. Bielen
                                     Title:  Regular Trustee

                                By:  /s/ JERRY W. DEFOOR
                                     -----------------------------------------
                                     Name: Jerry W. DeFoor
                                     Title:  Regular Trustee

    Pursuant to the requirements of the Securities Act of 1933, PLC Capital Trust IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on July 8, 1997.

                                PLC CAPITAL TRUST IV
                                (Registrant)

                                By:  /s/ RICHARD J. BIELEN
                                     -----------------------------------------
                                     Name: Richard J. Bielen
                                     Title:  Regular Trustee

                                By:  /s/ JERRY W. DEFOOR
                                     -----------------------------------------
                                     Name: Jerry W. DeFoor
                                     Title:  Regular Trustee

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                                              DESCRIPTION                                               PAGE
---------  ------------------------------------------------------------------------------------------------  ---------
1(a)       Form of underwriting agreement for offering of Preferred Securities*

1(b)       Form of underwriting agreement for offering of Senior Debt Securities*

1(c)       Form of underwriting agreement for offering of Subordinated Debt Securities*

1(d)       Form of underwriting agreement for offering of Common Stock*

1(e)       Form of underwriting agreement for offering of Stock Purchase Contracts*

1(f)       Form of underwriting agreement for offering of Stock Purchase Units*

4(a)(1)    1985 Restated Certificate of Incorporation of Protective Life (incorporated by reference to
           Exhibit 3(a) to Protective Life's Form 10-K Annual Report for the year ended December 31, 1993).

4(a)(2)    Certificate of Amendment of 1985 Restated Certificate of Incorporation of Protective Life filed with the Secretary of State of Delaware on June 1, 1987 (incorporated by reference to Exhibit
           3(a)(1) to Protective Life's Form 10-K Annual Report for the year ended December 31, 1993).

4(a)(3)    Certificate of Amendment of 1985 Restated Certificate of Incorporation of Protective Life filed with the Secretary of State of Delaware on May 5, 1994 (incorporated by reference to Exhibit
           3(a)(5) to Protective Life's Form 10-Q Quarterly Report for the period ended March 31, 1994).

4(a)(4)    Certificate of Designation of Junior Participating Cumulative Preferred Stock of Protective Life
           filed with the Secretary of State of Delaware on August 9, 1995 (incorporated by reference to
           Exhibit A to Exhibit 1 to the Company's Form 8-A Report filed on August 7, 1995).

4(a)(5)    Certificate of Decrease of Shares Designated as Junior Participating Cumulative Preferred Stock
           of Protective Life filed with the Secretary of State of Delaware on August 8, 1995 (incorporated by reference to Exhibit 3(a)(4) to Protective Life's Form 10-K Annual Report for the year ended
           December 31, 1995).

4(b)       By-Laws of Protective Life, as amended (incorporated by reference to Exhibit 3(b) to Protective
           Life's Form 10-K Annual Report for the period ended December 31, 1996).

4(c)       Senior Indenture, dated as of June 1, 1994, between Protective Life and The Bank of New York, as
           Trustee (incorporated by reference to Exhibit 4(g) to Protective Life's Registration Statement
           on Form S-3 (No. 33-52831)).

4(d)       Supplemental Indenture No. 1, dated as of July 1, 1994, between Protective Life and The Bank of
           New York, as Trustee (incorporated by reference to Exhibit 4(g) to Protective Life's Current
           Report on Form 8-K filed July 5, 1994).

4(e)       Supplemental Indenture No. 2, dated as of August 1, 1996, between Protective Life and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4(g)(2) to Protective Life's
           Current Report on Form 8-K filed August 8, 1996).

4(f)       Supplemental Indenture No. 3, dated as of September 15, 1996, between Protective Life and The
           Bank of New York, as Trustee (incorporated by reference to Exhibit 4(g)(3) to Protective Life's
           Current Report on Form 8-K filed September 21, 1996).

 EXHIBIT
 NUMBER                                              DESCRIPTION                                               PAGE
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
4(g)       Supplemental Indenture No. 4, dated as of November 15, 1996, between Protective Life and The
           Bank of New York, as Trustee (incorporated by reference to Exhibit 4(g)(3) to Protective Life's
           Current Report on Form 8-K filed November 22, 1996).

4(h)       Supplemental Indenture No. 5, dated as of December 1, 1996, between Protective Life and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4(g)(3) to Protective Life's
           Current Report on Form 8-K filed December 6, 1996).

4(i)       Subordinated Indenture, dated as of June 1, 1994, between Protective Life and AmSouth Bank, as
           Trustee (incorporated by reference to Exhibit 4(h) to Protective Life's Current Report on Form
           8-K filed June 17, 1994).

4(j)       Supplemental Indenture No. 1, dated as of June 9, 1994, to the Subordinated Indenture between
           Protective Life and AmSouth Bank, as Trustee (incorporated by reference to Exhibit 4(h)(1) to
           Protective Life's Current Report on Form 8-K filed June 17, 1994).

4(k)       Supplemental Indenture No. 2, dated as of August 1, 1994, to the Subordinated Indenture between
           Protective Life and AmSouth Bank, as Trustee (incorporated by reference to Exhibit 4(l) to
           Protective Life's Registration Statement on Form S-3 (No. 33-55063)).

4(l)       Supplemental Indenture No. 3 dated as of April 29, 1997 to the Subordinated Indenture between
           Protective Life and AmSouth Bank, as Trustee (incorporated by reference to Exhibit 4(g) to
           Protective Life's Registration Statement on Form S-3 (No. 333-25027)).

4(m)       Form of Supplemental Indenture to Subordinated Indenture to be used in connection with the issuance of Subordinated Debt Securities related to PLC Capital Trust II.**

4(n)       Form of Supplemental Indenture to Subordinated Indenture to be used in connection with issuance of Subordinated Debt Securities related to PLC Capital Trust III.**

4(o)       Form of Supplemental Indenture to Subordinated Indenture to be used in connection with issuance of Subordinated Debt Securities related to PLC Capital Trust IV.**

4(p)       Form of Preferred Security (included in Exhibit 4(gg)).

4(q)       Form of Preferred Security (included in Exhibit 4(hh)).

4(r)       Form of Preferred Security (included in Exhibit 4(ii)).

4(s)       Form of Subordinated Debt Security relating to PLC Capital Trust II (included in Exhibit 4(m)).

4(t)       Form of Subordinated Debt Security relating to PLC Capital Trust III (included in Exhibit 4(n)).

4(u)       Form of Subordinated Debt Security relating to PLC Capital Trust IV (included in Exhibit 4(o)).

4(v)       Form of Guarantee Agreement with respect to Preferred Securities to be issued by PLC Capital
           Trust II.**

4(w)       Form of Guarantee Agreement with respect to Preferred Securities to be issued by PLC Capital
           Trust III.**

4(x)       Form of Guarantee Agreement with respect to Preferred Securities to be issued by PLC Capital
           Trust IV.**

4(y)       Form of Purchase Contract Agreement (including form of related security certificate).*

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
 EXHIBIT
 NUMBER                                              DESCRIPTION                                               PAGE
---------  ------------------------------------------------------------------------------------------------  ---------
4(z)       Form of Pledge Agreement.*

4(aa)      Certificate of Trust of PLC Capital Trust II.**

4(bb)      Certificate of Trust of PLC Capital Trust III.**

4(cc)      Certificate of Trust of PLC Capital Trust IV.**

4(dd)      Declaration of Trust of PLC Capital Trust II.**

4(ee)      Declaration of Trust of PLC Capital Trust III.**

4(ff)      Declaration of Trust of PLC Capital Trust IV.**

4(gg)      Form of Amended and Restated Declaration of Trust of PLC Capital Trust II.**

4(hh)      Form of Amended and Restated Declaration of Trust of PLC Capital Trust III.**

4(ii)      Form of Amended and Restated Declaration of Trust of PLC Capital Trust IV.**

4(jj)      Rights Agreement, dated as of August 7, 1995 among Protective Life and AmSouth Bank, as Rights
           Agent (incorporated by reference to Exhibit 1 to the Company's Form 8-A filed August 7, 1995).

4(kk)      Rights Certificate (incorporated by reference to Exhibit 1 to the Company's Form 8-A filed
           August 7, 1995).

5(a)       Opinion of Debevoise & Plimpton, counsel to Protective Life and the PLC Capital Trusts, as to the validity of certain of the Offered Securities.**

5(b)       Opinion of Richards, Layton & Finger, P.A., special Delaware counsel to Protective Life and the
           PLC Capital Trusts, as to legality of certain Offered Securities.**

8          Opinion of Debevoise & Plimpton, as to certain tax matters**

12         Computation of Ratios of Consolidated Earnings to Fixed Charges**

23(a)      Consent of Coopers & Lybrand L.L.P.**

23(b)      Consent of Debevoise & Plimpton (included in Exhibits 5(a) and 8)

23(c)      Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5(b))

24         Power of Attorney of Board of Directors and Officers.**

25(a)      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
           York, as Trustee under the Senior Indenture.**

25(b)      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of AmSouth Bank of
           Alabama, as Trustee under the Subordinated Indenture.**

25(c)      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust
           Company as Trustee of the Preferred Securities Guarantee of Protective Life for the benefit of the holders of the Preferred Securities of PLC Capital Trust II.**

25(d)      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust
           Company as Trustee of the Preferred Securities Guarantee of Protective Life for the benefit of the holders of Preferred Securities of PLC Capital Trust III.**

25(e)      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust
           Company as Trustee of the Preferred Securities Guarantee of Protective Life for the benefit of the holders of the Preferred Securities of PLC Capital Trust IV.**

 EXHIBIT
 NUMBER                                              DESCRIPTION                                               PAGE
---------  ------------------------------------------------------------------------------------------------  ---------
25(f)      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust
           Company as Trustee under the Amended and Restated Declaration of Trust of PLC Capital Trust
           II.**

25(g)      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust
           Company as Trustee under the Amended and Restated Declaration of Trust of PLC Capital Trust
           III.**

25(h)      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust
           Company as Trustee under the Amended and Restated Declaration of Trust of PLC Capital Trust
           IV.**

------------------------

* Indicates document to be filed as an exhibit to a subsequent report on Form 8-K or Form 10-Q and incorporated herein by reference

**  Indicates document filed herewith.

*** Indicates document to be filed by amendment.